SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

☒  Filed by the Registrant                             ☐   Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARMSTRONG WORLD INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ARMSTRONG WORLD INDUSTRIES, INC. 2500 COLUMBIA AVE., LANCASTER, PA 17603 P.O. BOX 3001, LANCASTER, PA 17604 www.armstrong.com
Thomas M. Armstrong Founder 1860

April 28, 2011

2011 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

On behalf of the Board of Directors of Armstrong World Industries, Inc., it is my pleasure to invite you to attend the 2011 Annual Meeting of Shareholders of Armstrong World Industries, Inc. at 8:00 a.m. on Friday, June 24, 2011. The meeting will be held at our corporate offices at 2500 Columbia Avenue, Lancaster, Pennsylvania.

For this meeting, we are following Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to shareholders via the Internet. This reduces the costs of printing and mailing the materials and saves paper resources. However, any shareholder who would like to receive paper copies of the proxy materials can request them, free of charge, by email at www.amstock.com or by calling American Stock Transfer & Trust Company, LLC at 1-800-937-5449.

Information concerning the matters to be acted upon at the meeting is provided in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your Common Shares be represented. Please vote your Common Shares through the Internet, by telephone, or by completing and returning a proxy card.

On behalf of your Board of Directors, thank you for your continued support of Armstrong.

Very truly yours,

James J. O’Connor
Chairman of the Board
Armstrong World Industries, Inc.

ARMSTRONG WORLD INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 24, 2011

April 28, 2011

To the Shareholders of Armstrong World Industries, Inc.:

The 2011 Annual Meeting of Shareholders of Armstrong World Industries, Inc. (the “Company”) will be held on Friday, June 24, 2011, at 8:00 a.m. (local time), at the offices of the Company, 2500 Columbia Avenue, Lancaster, Pennsylvania, for the following purposes:

1.	To elect eleven directors for the ensuing year or until their successors are elected and qualified;

2.	To approve the Armstrong World Industries, Inc. 2011 Long-Term Incentive Plan;

3.	To approve the Armstrong World Industries, Inc. Management Achievement Plan;

4.	To approve a non-binding resolution to approve the compensation of the named executive officers;

5.	To approve a non-binding resolution to indicate the frequency with which shareholders prefer to be presented with a non-binding resolution to approve the compensation of the named executive officers (every 1, 2 or 3 years);

6.	To ratify the selection of KPMG LLP as independent auditors for 2011; and

7.	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

Shareholders of record of the Company’s common stock, par value $0.01 per share (“Common Shares”), at the close of business on April 11, 2011 (the “Record Date”) are entitled to receive notice of and to vote at the meeting or any adjournment thereof. You are cordially invited to be present at the meeting and to vote.

Please note that to attend the meeting in person, you must have been a shareholder on the Record Date and you must present an admission ticket and photo identification.

To request an admission ticket, please email or write the Office of the Corporate Secretary at AdmissionTicket@armstrong.com or Attention: C. L. Putt, Armstrong World Industries, Inc., P. O. Box 3001, Lancaster, PA 17604-3001. We must receive your request at least ten business days prior to the meeting. If your Common Shares are held directly in an account with our Transfer Agent, American Stock Transfer & Trust Company, LLC, your name will appear in our Record Date shareholder list. If your Common Shares are in the name of a broker, bank or other institution, you must provide evidence of your beneficial stock ownership on the Record Date.

Whether or not you attend the meeting, please ensure your Common Shares are represented by voting through the Internet, by telephone or by signing, dating and returning a proxy card.

By order of the Board of Directors,

Mary J. Huwaldt, Assistant Secretary and
Deputy General Counsel

Armstrong World Industries, Inc.

2500 Columbia Avenue

Lancaster, PA

PROXY STATEMENT

Annual Meeting of Shareholders

to be held June 24, 2011, at 8:00 a.m.

April 28, 2011

This Proxy Statement is being furnished to the shareholders of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company” or “Armstrong”), in connection with its 2011 Annual Meeting of Shareholders. Shareholder proxies are solicited on behalf of the Board of Directors for use at the Annual Meeting on June 24, 2011 at 8:00 a.m., and at any adjournment or postponement thereof, at the principal offices of the Company, 2500 Columbia Avenue, Lancaster, Pennsylvania.

For this meeting, we are following SEC rules that allow us to furnish proxy materials to shareholders via the Internet. This reduces the costs of printing and mailing the materials and saves paper resources. However, any shareholder who would like to receive paper copies of the proxy materials can request them, free of charge, by email at www.amstock.com or by calling American Stock Transfer & Trust Company, LLC at 1-800-937-5449. The proxy materials are first being sent to shareholders on or about April 28, 2011.

Please read this Proxy Statement and vote your shares of Armstrong Common Stock (“Common Shares”) through the Internet, by telephone, by completing, dating, signing and returning a proxy card, or by attending the meeting and voting in person.

Your proxy may be revoked at any time by filing a revocation with the Corporate Secretary before the polls close at the Annual Meeting. Your proxy may be changed by a duly executed proxy card or instructions bearing a later date (including proxy instructions given by telephone or Internet vote) or by voting in person at the meeting.

Properly executed and valid proxies will be voted according to their terms. If a shareholder instructs how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted accordingly. If a shareholder fails to so specify how to vote on a particular proposal, the proxy will be voted on the proposals presented at this meeting as follows:

1.	FOR the election of each director nominee named in this Proxy Statement;

2.	FOR approval of the Armstrong World Industries, Inc. 2011 Long Term Incentive Plan (“LTIP”);

3.	FOR approval of the Armstrong World Industries, Inc. Management Achievement Plan (“Amended MAP”);

4.	FOR the resolution to approve the compensation of the Company’s named executive officers;

5.	FOR selection of a three year period as the preferred timing for presentation of a non-binding shareholder vote on executive compensation; and

6.	FOR the ratification of the appointment of independent auditors.

Only holders of Common Shares of record at the close of business on April 11, 2011 (the “Record Date”) are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof. On the Record Date, there were 58,307,963 Common Shares outstanding. Each such Common Share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders. Cumulative voting for directors is not permitted.

Questions and Answers about the Annual Meeting and Voting

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: Under SEC rules, we are providing access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders of record and beneficial owners. All shareholders are free to access the proxy materials on a website referred to in the Notice and to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy are in the Notice. In addition, shareholders may request proxy materials be sent by mail or by email.

Q: How can I receive printed shareholder and proxy materials?

A: If you are a shareholder of record with an account at American Stock Transfer & Trust Company, LLC (“AST”), call 1-800-937-5449; write to AST at 59 Maiden Lane, Plaza Level, New York, NY 10038; or email www.amstock.com and ask for printed proxy materials for Armstrong. You will be asked to provide AST with certain secure information. Once a shareholder requests printed copies, we will send future materials in print until asked to stop doing so. If you are a “beneficial” or “street name” holder, meaning that you hold Armstrong stock through a broker, bank or other firm, you must contact that company with your request.

Q: What is included in these proxy materials?

A: These proxy materials include:

•	our Proxy Statement and proxy card for the Annual Meeting; and

•	our 2010 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include a proxy card and return envelope.

Q: What am I voting on?

A: You are being asked to vote on six proposals. The first is the election of eleven members to our Board of Directors. For more information on all eleven nominees, please turn to the section “PROPOSAL 1 - Election of Directors.”

Second, you are being asked to approve the Armstrong World Industries, Inc. 2011 Long Term Incentive Plan . For more information, please turn to “PROPOSAL 2 - Approval of the Armstrong World Industries, Inc. 2011 Long Term Incentive Plan.”

Third, you are being asked to approve the Armstrong World Industries, Inc. Management Achievement Plan. For more information, please turn to “PROPOSAL 3 - Approval of the Armstrong World Industries, Inc. Management Achievement Plan.”

Fourth, you are being asked to participate in a non-binding vote to approve the named executive officers’ compensation, a so-called “Say On Pay” vote. For more information on the Say On Pay vote, please turn to “PROPOSAL 4 - Non-Binding Vote on Named Executive Officer Compensation .”

Fifth, you are being asked to participate in a non-binding vote to establish a frequency with which Armstrong will hold a Say On Pay vote, a so-called “Say When On Pay” vote. For more information, please turn to “PROPOSAL 5 - Non-Binding Vote on the Frequency for Shareholder Vote on Say On Pay of One, Two or Three Year Intervals.”

Sixth, you are being asked to ratify the selection of KPMG LLP as Armstrong’s independent auditors for 2011. For more information, please turn to “PROPOSAL 6 - Ratification of Auditors.”

Q: Who is entitled to vote?

A: Each holder of record of Common Shares of Armstrong at the close of business on the record date, April 11, 2011, is entitled to one vote for each Common Share owned on each matter to be voted on.

Q: Can I cumulate my votes for directors and cast them all for one candidate?

A: No. The Articles and Bylaws of the Company do not permit cumulative voting for directors.

Q: How do I vote?

A: You can vote in any one of the following ways:

•	Internet – go to the website listed on your meeting notice or proxy card and follow the instructions;

•	telephone – use a touch tone phone to call 1-800-776-9437 (the telephone number on your meeting notice or proxy card) and follow the recorded instructions;

•	mail – sign and date a proxy card, and mail it back; or

•

attend the Annual Meeting – deliver your completed proxy card in person or complete a ballot at the meeting. However, if you hold your Common Shares through a bank or broker rather than directly with the Company, you must obtain a proxy from that firm and provide it at the meeting in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.

Q: What must I do to attend the meeting in person?

A: If you wish to attend the meeting in person, please request an admission ticket and, if you hold your Common Shares in an account with a broker or bank, provide evidence that you were a shareholder on the Record Date. We must receive your request at least ten business days prior to the meeting at the Office of the Corporate Secretary (Attn: C. L. Putt, Armstrong World Industries, Inc., P. O. Box 3001, Lancaster, PA 17604-3001) or by email at AdmissionTicket@armstrong.com. It will be necessary to present the admission ticket and picture identification to gain entrance to the Corporate Campus.

Q: How many votes are needed to hold the meeting?

A: The presence in person or by proxy at the Annual Meeting of the holders of a majority of all Common Shares issued and outstanding is required for a quorum in order to hold the meeting.

Q: What is the vote required to elect the nominees for directors?

A: The eleven nominees receiving the greatest number of affirmative votes will be elected directors.

Q: How many votes are needed to approve the ratification of KPMG LLP as auditors?

A: Approval of the ratification of KPMG LLP requires the affirmative vote of shareholders present entitled to cast at least a majority of the votes which all shareholders present are entitled to vote on the matter.

Q: What is the vote required to approve the Say On Pay proposal?

A: Approval of the non-binding resolution to approve the Company’s named executive officer compensation would require the affirmative vote of shareholders present entitled to cast at least a majority of the votes which all shareholders present are entitled to vote on the matter.

Q: What is the vote required to approve the Say When On Pay proposal?

A: The interval receiving the highest number of votes will be deemed the recommendation of the shareholders on this non-binding proposal.

Q: What is the vote required to approve the Armstrong World Industries 2011 Long-Term Incentive Plan (“LTIP”)?

A: Approval of the LTIP requires the affirmative vote by shareholders present entitled to cast at least a majority of the votes which all shareholders present are entitled to vote on the matter.

Q: What is the vote required to approve the Armstrong World Industries, Inc. Management Achievement Plan (“Amended MAP”)?

A: Approval of the Amended MAP requires the affirmative vote of the shareholders present entitled to cast at least a majority of the votes which all shareholders present are entitled to vote on the matter.

Q: How will abstentions and broker non-votes be treated?

A: Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present, but are not treated as votes cast. As a result, abstentions and broker non-votes will have the effect of a vote against the outcome of the approval of all of the proposals presented except for the election of directors and the Say When On Pay proposal, which will be unaffected by abstentions and broker non-votes.

Q: Will any other matters be voted on?

A: We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the proxy card is properly brought before the Meeting by a shareholder, the individuals designated as proxies will vote on the matter in accordance with their judgment if permitted by applicable law.

Q: Who will count the votes?

A: The Judge of Election, a representative of American Stock Transfer & Trust Company, LLC, the Company’s registrar and transfer agent, will count the votes.

Q: What if I do not return my proxy card and I do not attend the annual meeting?

A: If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted. Under the rules of the New York Stock Exchange, if you hold your shares in “street name,” and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the ratification of the independent registered public accounting firm. However, your record holder cannot vote your shares without your specific instructions on the election of directors, Say On Pay, Say When on Pay, the approval of the LTIP, or the approval of the Amended MAP. For the aforementioned proposals for which a bank, broker or other record holder cannot vote without your instruction, if you do not provide voting instructions to your broker on such proposal, the votes will be considered “broker non-votes” and will not be counted in determining the outcome of those votes. See Q&A above, “How will abstentions and broker non-votes be treated?”

Q: What shares are covered by my proxy?

A: You should have a paper or electronic proxy card/voting instructions for each account in which you own Armstrong Common Shares either:

•	directly in your name as the shareholder of record; or

•	indirectly through a broker, bank or other holder of record.

Q: What does it mean if I receive more than one proxy card or voting instructions?

A: It means that you have multiple accounts in which you own stock. Please vote all proxy cards/voting instructions from the Company to ensure that all your Common Shares are voted. However, you may want to contact your broker, bank or the Company’s transfer agent to consolidate (i.e. “householding”) as many accounts as possible under a single name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC. All communications concerning Common Shares you hold in your name, including address changes, name changes, requests to transfer and similar issues, can be handled by contacting them at American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, Plaza Level, New York, NY 10038; phone 1-800-937-5449; or on the Internet at www.amstock.com.

Q: How can I change my vote?

A: You can revoke your proxy and change your vote before the polls close at the Annual Meeting by:

•	delivering a revocation to the Corporate Secretary;

•	submitting another proxy with a later date; or

•	voting at the meeting.

The telephone and Internet voting for shareholders will close at 11:59 p.m. on June 23, 2011.

Q: Who pays the cost of soliciting the proxies requested?

A: The cost of solicitation on behalf of the Board of Directors is borne by the Company. In addition to the use of the mail, proxies may be solicited in person, by telephone or by electronic mail, and could be requested by directors, officers or employees of the Company, or by employees of our Transfer Agent or an independent company retained to assist in the solicitation of proxies.

Q: Will my vote be confidential?

A: Under the Company’s confidential voting policy, all proxies, ballots and tabulations that identify how shareholders voted will be kept confidential. To implement this policy, the Company has engaged an independent Judge of Election. Company employees will not serve as vote tabulators or judges. Shareholders’ comments on proxy cards and ballots will be conveyed to the Company in a manner that protects the confidentiality of the voter. This confidentiality policy does not apply:

•	when disclosure about a matter is required by law;

•	when disclosure is necessary in connection with a claim involving the Company;

•	when a shareholder expressly requests or permits disclosure; or

•	during the course of a contested proxy solicitation.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Of Directors

Following the resignation of Bettina M. Whyte from the Board in 2011, the Board of Directors set the number of the full board at eleven directors. Therefore, eleven directors will be elected at the Annual Meeting to serve on the Company’s Board of Directors until the next Annual Meeting and until their successors have been elected and qualified. All of the eleven nominees for director currently serve as directors. The Board is recommending the eleven current directors (current as of March 1, 2011) be re-elected to the Board.

Pursuant to a Shareholders’ Agreement between the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (the “Trust”) and Armor TPG Holdings LLC (“Armor TPG”) dated as of August 28, 2009, the Trust and Armor TPG agreed to take all necessary action to cause the Company’s Board to include two persons nominated by the Trust and, subject to certain conditions, two persons nominated by Armor TPG. The Armor TPG selected directors currently serving on the Board pursuant to this provision are David Bonderman and Kevin R. Burns. The Trust selected directors currently serving on the Board pursuant to this provision are Michael F. Johnston and Richard E. Wenz. Each candidate’s qualifications were reviewed by the Nominating and Governance Committee, which recommended each of them be elected to the Board.

The Trust also recommended three of the directors, Bettina M. Whyte (who resigned in 2011), Tao Huang and Larry S. McWilliams, for consideration and nomination by the Nominating and Governance Committee in 2010. However, none of those directors were the Trust’s nominee under the Shareholders’ Agreement referenced above. Prior to recommending these three candidates for nomination as director, the Committee reviewed their qualifications and recommended each of them be elected to the Board. Bettina M. Whyte offered her resignation as a Director, which was accepted by the Board effective March 1, 2011.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF THE ELEVEN NOMINEES IDENTIFIED BELOW.

Director Information

The following information is provided with respect to the Company’s current directors and nominees for director. All directorships listed for each director are directorships of public companies.

Stan A. Askren. Age 50 – Director since October 2008. Member – Management Development and Compensation Committee (Chair). Mr. Askren has been Chairman and Chief Executive Officer of HNI Corporation since 2004, and President since 2003. Previously, he was Executive Vice President with HNI Corporation from 2001-2003. HNI Corporation is the second largest office furniture manufacturer in the world and the nation’s leading manufacturer and marketer of gas- and wood-burning fireplaces. Mr. Askren has worked in several industries and has held multiple executive management and general management positions with Emerson Electric, Thomson S.A. and HNI Corporation. Mr. Askren serves on the Boards of Directors of the National Association of Manufacturers (“NAM”) and the Business and Institutional Furniture Manufacturer’s Association (“BIFMA”), where he is President of the Board. He is active in numerous local and civic organizations and their boards. Mr. Askren received his bachelor’s degree from University of Northern Iowa, an MBA from Washington University and completed the Advanced Management Program at Harvard Business School. With his broad manufacturing background and experience in consumer products and sales and distribution, Mr. Askren brings valuable expertise to the Board, strengthening the Board’s collective qualifications, skills and experiences.

David Bonderman. Age 68 – Director since September 2009. Mr. Bonderman is a founding partner of TPG Capital, L.P. (“TPG”). TPG is a leading global investment firm with approximately $48 billion of capital under management across a family of funds. TPG generally makes significant investments in operating companies through acquisitions and restructurings across a broad range of industries throughout the United States, Europe and Asia. Mr. Bonderman serves on the boards of the following public companies: CoStar Group, Inc., General Motors Company, and RyanAir Holdings, PLC, of which he is Chairman. In addition, during the last five years, Mr. Bonderman has served on the boards of the following public companies: Burger King Holdings, Inc., Ducati Motor Holding SPA, Gemalto N.V. Gemplus International (predecessor to Gemalto), Korea First Bank, Mobilcom AG and Washington Mutual, Inc. Mr. Bonderman graduated magna cum laude from Harvard Law School in 1966. He is a 1963 graduate of the University of Washington in Seattle. Armor TPG Holdings LLC, an affiliate of TPG, together with the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust, beneficially owns more than 60% of the Company’s outstanding Common Shares. Mr. Bonderman possesses knowledge and experience in international operations and, as a founder and partner of TPG Capital, L.P., brings extensive private equity expertise to a Board comprised primarily of directors with public company backgrounds.

Kevin R. Burns. Age 47 – Director since September 2009. Mr. Burns has been a Partner in the Operations Group of TPG since 2003. TPG is a leading global investment firm with approximately $45 billion of capital under management across a family of funds. TPG generally makes significant investments in operating companies through acquisitions and restructurings across a broad range of industries throughout the United States, Europe and Asia. In March 2008, Mr. Burns became the Partner in Charge of TPG’s Manufacturing/Industry Sector. Prior to joining TPG, he served as Executive Vice President and Chief Materials Officer of Solectron Corporation from 1998 to 2003. Mr. Burns received a B.S. in Mechanical and Metallurgical Engineering (cum laude) from The University of Connecticut and received an MBA from the Wharton School of Business. Armor TPG Holdings LLC, an affiliate of TPG, together with the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust, beneficially owns more than 60% of the Company’s outstanding Common Shares. Mr. Burns, as a partner to an affiliate of TPG Capital, L.P., brings private investment firm experience and manufacturing operations expertise to the Board.

Matthew J. Espe. Age 52 – Director since August 2010. Mr. Espe, Chief Executive Officer and President, joined the Company on July 29, 2010. Previously, he was Chairman and Chief Executive Officer of Ricoh Americas Corporation, a subsidiary of Ricoh Company, Ltd., a leading provider of document management solutions and services. Prior to that role, Mr. Espe was Chairman and Chief Executive Officer of IKON Office Solutions, Inc., a $4 billion office equipment distributor and services provider, which was acquired by Ricoh in 2008. Mr. Espe joined IKON in 2002. Prior to joining IKON, he was employed with General Electric for 22 years. Mr. Espe graduated from the University of Idaho and has an MBA from Whittier College. Mr. Espe serves on the Board of Directors of Unisys Corporation.

James J. Gaffney. Age 70 – Director since October 2006. Member – Nominating and Governance Committee (Chair) and Management Development and Compensation Committee. Former consultant to GS Capital Partners, II, LP, a private investment fund affiliated with Water Street Corporate Recovery Fund I, LP and Goldman, Sachs & Co., and other affiliated investment funds from 1997-2003. From 1995-1997, he served as Chairman of the Board and Chief Executive Officer of General Aquatics, Inc., comprised of companies involved in the manufacturing of swimming pool equipment and pool construction. He was President and Chief Executive Officer of KDI Corporation, a conglomerate with companies involved in swimming pool construction and manufactured products. Mr. Gaffney was appointed to the Board of Directors of C&D Technologies, Inc., a manufacturer of backup power systems, effective December 23, 2010. Mr. Gaffney serves as Chairman of the Board of Directors of Imperial Sugar Company and serves on the Boards of Directors of SCP Pool, Inc., and Beacon Roofing Supply, Inc. Mr. Gaffney is a graduate of St. John’s University and holds an MBA from the New York University Stern School of Business. Mr. Gaffney’s broad business experience, ranging from investment fund consulting to manufacturing to corporate reorganizations, gives him a unique perspective to share with the Board.

Tao Huang. Age 48 – Director since 2010. Member – Audit Committee. Mr. Huang was previously the Chief Operating Officer of Morningstar, Inc., a leading independent provider of investment research around the world, with $500 million in revenue, having retired effective December 31, 2010. He was the senior ranking operations executive in the company, reporting to Founder and Chief Executive Officer, Joe Mansueto. Mr. Huang is recognized as one of the industry’s leading executives, and was considered to be the “right-hand man” to the CEO. Mr. Huang spent almost 20 years with Morningstar, taking on increasing levels of responsibility from his start as an entry level technical programmer. He was the Director of Technology in 1992 and was named as the Chief Technology Officer in 1996; he started Morningstar’s International Operation in 1998, held the position of President of International Division until 2000; he was promoted as the Company’s Chief Operating Officer in October 2000 and served in this position until his retirement. Mr. Huang led Morningstar initiatives enabling significant growth, both organically and through acquisition, and oversaw continuous improvements in the operations of the firm’s core businesses. Mr. Huang is a graduate of Hunan University, China. He received an MS from Marquette University and an MBA from the University of Chicago. Mr. Huang’s expertise in a data intense and technology driven organization managing growth and integration of acquisitions, as well as his experience in international operations, is a valuable addition to the Board.

Michael F. Johnston. Age 63 – Director since 2010. Mr. Johnston retired from Visteon Corporation, an automotive components supplier, in 2008. At Visteon, he served as Chairman of the Board, Chief Executive Officer, President, and Chief Operating Officer at various times since 2000. Before joining Visteon, Mr. Johnston held various positions in the automotive and building services industry, including serving as President, North America/Asia Pacific for Johnson Controls’ Automotive Systems Group. Mr. Johnston led significant growth in international and developing markets resulting in annual revenues exceeding $5 billion. Mr. Johnston is a graduate of the University of Massachusetts and received an MBA from Michigan State University. Mr. Johnston is also a director of Whirlpool Corporation and Flowserve Corporation. He is currently Chair of the Corporate Governance and Nominating Committee and Lead Director at Whirlpool and Chair of the Corporate Governance and Nominating Committee at Flowserve. He has 8 years of experience on the Whirlpool Board whose products are marketed to the residential housing market. Mr. Johnston has over 25 years cumulative public company board experience, including the Chairman role. As a result of these and other professional experiences, Mr. Johnston possesses particular knowledge and experience in manufacturing and design, innovation, and engineering that strengthens the Board’s collective qualifications, skills, and experience.

Larry S. McWilliams. Age 55 – Director since 2010. Member – Audit Committee and Management Development and Compensation Committee. In April, 2011, Mr. McWilliams became COO of Keystone Foods, a $7 billion producer of proteins. Previously, Mr. McWilliams has been Senior Vice President, Campbell Soup Company and President, Campbell International from May 2005 to October 2010. He was responsible for all of Campbell’s business in Europe, Latin America and Asia Pacific. Mr. McWilliams joined Campbell in March 2001 as Senior Vice President – Sales and Chief Customer Officer, overseeing the company’s relationships with its global retail partners. In April 2003, he assumed the position of President – North America Soup. He was named Senior Vice President and President – Campbell USA in March 2004. Prior to Campbell, he held positions at Coca-Cola from 1995 to 2001 and the Pillsbury Company from 1993 to 1995. Mr. McWilliams is a graduate of Texas A&M University. Mr. McWilliams also serves on the Board of Governors of St. Josephs University Food Marketing Council and formerly served on the Grocery Manufacturers’ Association’s Industry Affairs Council. Mr. McWilliams has more than 25 years of experience at consumer products companies. His extensive knowledge of sales, marketing, customer service relationships, international markets and distribution channels is a major asset to the Company.

James J. O’Connor. Age 74 – Director since February 2007. Chairman since March 2010. Lead Director from February 25, 2009 to March 2010, and Member – Nominating & Governance Committee. Mr. O’Connor is a Retired Chairman of the Board and Chief Executive Officer of Unicom Corporation. He joined Commonwealth Edison Company in 1963, became President in 1977, a Director in 1978 and Chairman and Chief Executive in 1980. In 1994, he was also named Chairman and Chief Executive Officer of Unicom Corporation, which then became the parent company of Commonwealth Edison Company. He retired in 1998. Mr. O’Connor is a graduate of the College of the Holy Cross. Mr. O’Connor received an MBA from Harvard and holds a J.D. from Georgetown Law School. Mr. O’Connor currently serves on the Boards of Directors of Corning, Inc., Smurfit – Stone Container Corporation and United Continental Holdings, Inc. Mr. O’Connor was also a director on the board of Trizec Properties, Inc. from November 2003 to June 2006. Mr. O’Connor has a broad business background, having served in senior executive positions with large companies and on the boards of companies as diverse as a utility company, an industrial manufacturing company and an airline. As a result of these experiences, he possesses particular knowledge and expertise in leadership, management and in board practices of other major corporations.

John J. Roberts. Age 66 – Director since September 2006. Member – Audit Committee (Chair) and Member – Nominating and Governance Committee. Director of the Company’s former holding company, Armstrong Holdings, Inc., from April 2003 to October 2006. Mr. Roberts served as Global Managing Partner for PricewaterhouseCoopers LLP from 1998 until his retirement in June 2002. He held numerous positions at Coopers & Lybrand LLP from 1967 until its merger with Pricewaterhouse LLP in 1998. From 1994 to 1998, Mr. Roberts served as one of three members of the Office of the Chairman of Coopers & Lybrand’s United States operations. Prior to that time, Mr. Roberts held other positions at Coopers & Lybrand, including Deputy Vice Chairman, Vice Chairman and Managing Partner. Mr. Roberts is a graduate of Drexel University. He also serves on the Boards of Directors and Audit Committees of Safeguard Scientifics, Inc., the Pennsylvania Real Estate Investment Trust, and Vonage Holdings Corporation. He also serves on the Compensation Committees of Safeguard Scientifics, Inc. and Pennsylvania Real Estate Investment Trust. Mr. Roberts previously served on the board of Sicor, Inc. from 2002 to 2004. Mr. Roberts held a number of executive positions with PricewaterhouseCoopers. During his time with PricewaterhouseCoopers, he performed and supervised the performance of other public accountants in the conduct of audit, tax and business consultative services, developing expertise in public company audits and financial reporting matters. He brings a strong financial background to the Board.

Richard E. Wenz. Age 61 – Director since 2010. Mr. Wenz is a consultant and private investor. From October 2000 to July 2003, Mr. Wenz was an operating affiliate of DB Capital Partners, LLC, the private equity investment group of Deutsche Bank A.G. Mr. Wenz also served as Chief Executive Officer of Jenny Craig International from 2002 to 2003. From 1997 to 2000, Mr. Wenz was President and Chief Operating Officer of Safety 1st, Inc. During 1995 and 1996, Mr. Wenz was the partner in charge of the Chicago office of The Lucas Group, a business strategy consulting firm. Prior to 1995, Mr. Wenz held senior executive positions with Professional Golf Corporation, Electrolux Corporation, The Regina Company and Wilson Sporting Goods Company. Mr. Wenz is a graduate of Northern Illinois University. Mr. Wenz began his career in 1971 with Arthur Young & Co. (predecessor of Ernst & Young LLP) and left the firm as a partner in 1983. Mr. Wenz is a certified public accountant, and he currently serves on the Boards of Directors of Coach America, Inc. (as Chair of the Audit Committee), Summer Infant Company (as Chair of the Audit and Compensation Committees) and Easton-Bell Sports, Inc. (as Chair of the Audit Committee). Mr. Wenz was a Director of The First Years, Inc. from 2004 to 2006, Radica Games, Inc. from 2004 to 2006, Hunter Fan, Inc. from 2002 to 2006, and Strategic Partners, Inc. from 2004 to 2010. Mr.  Wenz brings extensive leadership and accomplishments in strategic and operational turnarounds to the Board.

Board Leadership Structure

Our current Board leadership structure is comprised of a Chairman of the Board and ten additional directors, all but one of whom are nonemployee directors. The Company’s Bylaws and its Corporate Governance Principles provide the Board with flexibility to determine the appropriate Board leadership structure for the Company. The Bylaws provide that the Board may designate one of its members as Chairman and may also designate a Vice Chairman. The Corporate Governance Principles provide that the position of the Chairman and that of the Chief Executive Officer may be filled by the same person or two different people. For a number of years, the two positions had been held by the same person, and an independent Lead Director had been designated and served as a liaison between the directors and the Company. Upon the February 28, 2010 departure of Michael D. Lockhart, former Chairman and Chief Executive Officer, the Board determined to split the positions of Chairman and Chief Executive Officer. James J. O’Connor, who had been independent Lead Director from February 2008 through February 2010, was named Chairman and continues to serve as such. The split allows Matthew J. Espe, the current Chief Executive Officer, to focus on managing the business, while the Chairman has responsibility for the Board’s oversight functions, recruiting new Board members, overseeing the evaluation and compensation of the CEO, ensuring an appropriate succession plan and overseeing independent evaluation of risk. However, the Board will continue to evaluate board structure within the context of the specific needs of the business and what is in the best interests of the shareholders.

Our Bylaws provide that the Chairman shall preside at the meetings of the Board and shall be responsible for the orderly conduct by the Board of its oversight of the business and affairs of the Company. The Chairman’s role is to guide the Board and ensure it has a clear understanding of its goals and role in governing the Company. The Chairman keeps the Board focused on its governance role, leaving those issues pertaining to day-to-day management of the Company with management.

Responsibilities of the Chairman include establishing Board meeting schedules, shaping the agenda and chairing the meetings of the Board and the shareholders, including leading the discussions. The Chairman ensures information provided by management to the Board is sufficient for the Board to fulfill its duties. The Chairman communicates with other directors on key issues and concerns outside of regularly scheduled meetings. The Chairman must also ensure the effective functioning of the Committees through appropriate delegation to, and membership of, its committees. The Company’s three standing committees are comprised solely of nonemployee independent directors. It is up to each committee chair to ensure committee effectiveness. Finally, consistent with the Chairman’s overall responsibility for the work of the Board, the Chairman oversees the annual performance evaluations of the Board and its committees.

Board’s Role in Risk Management Oversight

The Company has had an enterprise risk management program in place since 2005. Risk management is an integral part of the Company’s business strategy. It is a company-wide effort involving both the Board and management. Management’s role is to identify, mitigate, guide and review the efforts of our business units, consider whether the residual risks are acceptable, and approve plans to deal with serious risks. The Board’s role in risk management is to oversee the process and improve or guide management’s decisions. Specifically, the Board oversees the Company’s:

•	processes to identify matters that create risk to achieving our business plans;

•	processes to assess the likelihood and impact of such risks in order to prioritize them;

•	identification of major risks and how we define “major”;

•	mitigation of major risks, and our view of the resulting residual risk; and

•	monitoring of major risks.

Corporate management provides its feedback on business unit risks during periodic business reviews and annual strategic planning discussions. Every quarter, the business units identify key risks as part of the Company’s periodic disclosures. That review process includes identifying risks that could prevent achievement of business goals or plans. Additionally, the internal audit group uses the information to determine whether its audit plan needs to be adjusted. In addition to quarterly reviews of business risks in connection with the Company’s periodic disclosures, the Board reviews, on an annual basis, detailed reports which assess the strategic, operational, infrastructure and external risks facing the Company to be certain the Company develops and maintains comprehensive risk management policies and procedures to assess, mitigate and monitor risks.

Although the full Board oversees the Company’s risk management function and processes, particularly with respect to the overall business, each Board committee, consistent with its charter, assists the Board in fulfilling its responsibility by coordinating the review of certain risks that are particularly within its purview. For example, the Audit Committee considers risks associated with overall financial reporting, legal compliance and disclosure processes. Audit Committee responsibilities include monitoring the integrity of our internal control processes and assessing management’s steps to manage and report such risk exposures. The Audit Committee considers risk in quarterly and annual review of financial statements.

In its role of overseeing the Company’s compensation and benefit practices, the Management Development and Compensation Committee assessed potential material risks which could result from the design and structure of the Company’s compensation programs. Because performance-based incentives play a large role in our executive compensation program, it is important to ensure the incentives do not result in our executive officers taking actions that may conflict with the Company’s long-term interests. At the request of the Committee, Frederic W. Cook & Co. (“Cook & Company”) reviewed our executive compensation design practices and plans and potential risk areas. The Committee assessed the Company’s compensation programs using the Cook & Company research and recommended changes to our Long-Term Incentive Program and Management Achievement Plan. The new proposed plans are submitted with this Proxy Statement for shareholder approval as Proposals 2 and 3. The proposed LTIP and Amended MAP, as well as the remainder of the Company’s compensation programs, are designed and administered with the appropriate balance of risk and reward and do not encourage executives to take unnecessary or excessive risks. In arriving at this conclusion, the Committee considered the following program attributes:

•	The balance between short- and long-term incentives;

•	Consideration of an executive’s qualitative and quantitative performance in determining compensation payouts, including minimum and maximum performance thresholds, and maximum award payouts;

•	Use of varied equity compensation awards that provide a balance of incentives;

•	Incentive compensation with a stock component where value is best realized through long-term appreciation of shareholder value;

•	Incentive compensation awards that are paid or vest over an extended period;

•

A long-term incentive plan that permits the Company to require a participant to forfeit unsettled benefits due to gross misconduct, or for a period of up to two years following a participant’s termination, engaging in a business determined to be competitive with the Company or substantially injurious to the Company’s business interests; and

•	A Company-wide compliance program accessible to every employee, which includes an external, confidential ethics line for reporting compliance-related concerns.

The Nominating and Governance Committee is responsible for establishing the overall philosophy for corporate governance and recommending changes to enhance the Board’s performance and development. The Nominating and Governance Committee annually reviews the Code of Business Conduct as well as other Company policies such as Conflicts of Interest and Protection of Company information. In its annual review of management’s liaison with the community and governmental agencies, the Committee addresses areas of potential risk related to environmental accountability, social responsibility and the Company’s reputation.

Director Independence

The Board of Directors has determined that all the directors of the Company, with the exception of Mr. Espe, are independent in accordance with the rules and regulations of the New York Stock Exchange and within the meaning of the Company’s Corporate Governance Principles. The Corporate Governance Principles are available at http://www.armstrong.com/corporate/corporate-governance.html. Article III, “Director Independence from Conflicting Interests” of those Principles provides:

Board members keep themselves free of conflicts of interest, and avoid situations that give the appearance of conflicts. For purposes of evaluating the independence of directors, the board considers the circumstances of each person. To be considered “independent”, a director must meet the qualifications established by the Company’s principal stock market. The Board may not consider persons in the following circumstances as independent due to the strong potential for conflict:

•	A person who has been an officer or employee of the Company within the past five years, with the exception of a director who has formerly served as an interim CEO.

•	A person with a material personal or business relationship with Armstrong apart from their directorship.

•

An individual who consults with, is retained by, or receives anything of substantial value from Armstrong aside from compensation as a director, other than compensation received in connection with a director having served as an interim CEO.

•	A person who has an immediate family member or significant business interest with a material personal or business relationship with the Company.

•	An executive of another company where the Armstrong Chairman, Chief Executive Officer, or other senior manager serves on the board.

The Corporate Governance Principles further provide that a non-employee director shall offer to submit his or her resignation from the Board if there is “a substantial change in the director’s business, employment or professional position or title.” The Board may accept or reject the resignation after consultation with the Nominating and Governance Committee.

The Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Bylaws define an “Independent Director” as a director who (a) qualifies as an “independent director” within the corporate governance listing standards adopted by the New York Stock Exchange and (b) satisfies the minimum requirements of director independence of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of whether such director serves on the Audit Committee. The Company uses this enhanced independence standard in determining what directors are eligible to serve on its three standing committees. See “Board Committees - General.”

Based on the recommendation of the Nominating and Governance Committee and review of applicable standards, the Board determined that directors Askren, Gaffney, Huang, McWilliams, O’Connor and Roberts are independent under Armstrong’s Articles and Bylaws, as such directors meet the independence criteria under both NYSE rules and Rule 10A-3(b)(1) under the Exchange Act. The Committee and Board determined that directors Bonderman, Espe, Burns, Johnston and Wenz do not qualify as “Independent Directors” as such term is defined in the Articles and Bylaws, because such directors do not meet the enhanced independence criteria of Rule 10A-3(b)(1) under the Exchange Act.

The Nominating and Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. Applying applicable legal and regulatory standards and Armstrong’s Corporate Governance Principles, the Committee reviews and considers relationships between Armstrong, its affiliates and subsidiaries, on the one hand, and each director, entities affiliated with him or her, and/or any member of his or her immediate family, on the other hand.

The directors serve in various other capacities with a number of other organizations. All material commercial, personal and charitable relationships of a director with outside organizations are required to be candidly disclosed to the full Board. It is the Board’s intent that Armstrong engage in no material commercial relationship with those organizations and not direct charitable donations to them beyond what the Company would do on behalf of employees or as part of normal business practices. For this purpose, payments and donations by the non-profit Armstrong Foundation that is supported by the Company are also considered. In evaluating the independence of directors, the Board also considers the type and extent of any commercial relationships and transactions with entities with which directors are affiliated.

Compensation of Directors

Armstrong does not separately compensate directors who are employees for services as a director. Therefore, the Company did not provide either Mr. Lockhart, who was a director for a portion of 2010, or Mr. Espe, separate compensation for their services as a director. In 2010, the Company paid directors who are not employees an annual retainer of approximately $155,000, comprised of $70,000 cash plus an award of restricted stock units valued at approximately $85,000 (55% of the total annual retainer, rounded up) in accordance with the 2008 Directors Stock Unit Plan (“2008 Plan”) approved by the shareholders at the June 23, 2008 annual meeting. The stock units (“Units”) vest on the one-year anniversary of the award or, if earlier, the date of a change in control event, contingent upon the director’s continued service through such date. The directors receive one Common Share for each vested Unit six months following the director’s separation from service or, if earlier, upon the occurrence of certain change in control events. All Units, whether or not vested, are forfeited if the director is removed for cause, and unvested Units are subject to forfeiture if the director terminates service for any reason prior to vesting.

In accordance with the Company’s Corporate Governance Principles, each director must acquire and then hold until six months following the end of his or her service, phantom units and/or Common Shares equal in value to three times the annual director’s retainer at the time they join the Board. Directors endeavor to reach that level of ownership within five years of joining the Board. With the exception of Directors Espe, Huang, Johnston, McWilliams and Wentz, who were each elected to the Board in 2010, all of the current directors have already achieved this ownership requirement. As provided in the Company’s Corporate Governance Principles, such stock ownership requirement is not applicable to Messrs. Bonderman and Burns who, while not holding shares individually, nevertheless are deemed to have an equity interest by virtue of their positions with Armor TPG Holdings LLC who, together with Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust, holds more than 60% of the Company’s outstanding Common Shares.

Under the terms of the 2008 Plan, each nonemployee director received an annual grant of 2,229 Units on October 27, 2009, covering the period from October 2009 through September 2010. Ms. Whyte and Messrs. Huang, Johnston, McWilliams and Wenz also each received an initial grant of 6,000 Units under such Plan.

The Lead Director receives an additional annual retainer of $20,000. James J. O’Connor had served as Lead Director from February 2008 to March 2010. Effective March 1, 2010, James J. O’Connor ceased to be Lead Director and began to serve as Chairman, a position which he currently holds. There is currently no Lead Director. The Chairman receives an additional annual retainer of $160,000, split evenly between a cash retainer of approximately $80,000 and equity of approximately $80,000. Mr. O’Connor’s Lead Director compensation and Chairman compensation for 2010 was prorated to reflect his months of service in those positions. The Audit Committee Chair receives an additional annual retainer of $20,000, the Management Development and Compensation Committee Chair receives an annual retainer of $20,000 and the Nominating and Governance Committee Chair receives an additional annual retainer of $10,000. Directors who are not employees are paid $2,500 per day ($1,250 for a partial day), plus reasonable expenses for special assignments in connection with Board activities. There were no per diem payments made in 2010. The CEO Transition Committee members, James J. O’Connor and James C. Melville, were each paid a lump sum of $20,000

Director compensation is determined after reference to competitive market practice, both in setting the overall value of compensation and the mix of cash and equity. Compensation is evaluated against that of similarly-sized companies in comparable industries and is provided through a combination of annual retainers and equity grants in the form of stock units. This level of compensation supports the Company’s ability to attract directors with suitable backgrounds and experiences.

Cash payments are made quarterly in arrears. The annual award of restricted stock units was made in one installment in October 2010. Cash payments and stock unit grants for new directors are pro-rated for the service period. At the request of Mr. Bonderman and Mr. Burns, and as approved by the Board, neither receives compensation for services as director.

Directors do not receive payment for attending meetings. When spouses of directors are invited to attend functions of the Board, the Company pays for their travel-related expenses. The payment of a director’s spousal expenses is considered imputed income to the director, and the Company makes a gross-up payment to each such director to cover the tax liability for the imputed income associated with such spousal expenses.

Other benefits for nonemployee directors include: annual physical exam expenses reimbursed up to $2,000; travel accident insurance; participation in the Armstrong Foundation (a non-profit organization independent of the Company) Higher Education Gift-Matching Program; and the Company’s Employee Purchase Program.

Armstrong has entered into indemnity agreements with each member of its Board of Directors. The agreements provide for indemnification against liabilities relating to their services as directors and advancement of expenses under certain circumstances to the fullest extent permitted by law. Specific terms and conditions are set forth in the individual indemnity agreements, which are included as exhibits to the Company’s 2007 Annual Report on Form 10-K and Current Reports on Form 8-K dated October 2, 2006 and September 30, 2009.

2010 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Stan A. Askren	80,000		63,961		143,961
David Bonderman(3)	0		0		0
Jon A. Boscia(4)	35,000		69,857		104,857
Kevin R. Burns(3)	0		0		0
James J. Gaffney	80,000	(6)	63,961		143,961
Judith R. Haberkorn(4)	40,000	(8)	69,857		109,857
Tao Huang(5)(7)	35,000		261,414		296,414
Michael F. Johnston(5)(7)	35,000		261,414		296,414
Larry S. McWilliams(5)(7)	35,000		261,414		296,414
James C. Melville(4)	55,000	(11)	132,537	17,500	205,037
James J. O’Connor	160,000	(9)(11)	159,860		319,860
John J. Roberts	90,000	(10)	63,961		153,961
Edward E. Steiner(4)	35,000		69,857		104,857
Richard E. Wenz(5)(7)	35,000		261,414		296,414
Bettina Whyte(5)(7)	35,000		261,414		296,414

(1)	Includes an annual cash retainer payment of $70,000 and retainers for committee chairs, Board Chair and Lead Director.
(2)

This column represents the dollar amount recognized with respect to the stock units granted in 2010. Armstrong paid a special dividend of $13.74 per share on December 10, 2010. The special dividend was paid to directors holding stock units under the 2006 Plan and the 2008 Plan. The amounts set forth in this column do not include the impact of the special dividend.

(3)	At the request of Messrs. Bonderman and Burns, and upon approval of the Board, neither Mr. Bonderman nor Mr. Burns receive compensation for service as a director.
(4)	Ms. Haberkorn and Messrs. Boscia, Melville and Steiner did not stand for re-election for the Board effective July 1, 2010. Cash payments are prorated for the service provided.
(5)	Ms. Whyte and Messrs. Huang, Johnston, McWilliams and Wenz joined the Board on July 3, 2010. Cash payments are pro-rated for the service period.
(6)	Includes an annual payment of $10,000 as a special retainer for Mr. Gaffney as Chair of the Nominating and Governance Committee.
(7)	Ms. Whyte and Messrs. Huang, Johnston, McWilliams and Wenz each received an initial grant of 6,000 units pursuant to the 2008 Directors Stock Unit Plan.
(8)	Includes an annual payment of $5,000 as a special retainer (prorated) for Ms. Haberkorn as Chair of the Management Development and Compensation Committee.
(9)

Includes $3,333.33 as a special retainer for Mr. O’Connor serving as Lead Director during a portion of 2010, as well as $66,666.67 as a special retainer for Mr. O’Connor serving as Board Chair for a portion of 2010.

(10)	Includes an annual payment of $20,000 as a special retainer for Mr. Roberts as Chair of the Audit Committee.
(11)	Messrs. O’Connor and Melville received $20,000 each as compensation for service on a special committee convened by the Board in connection with the new CEO transition.
(12)	The amounts shown in the “All Other Compensation” column includes fees that are paid to Mr. Melville as a consultant to the Board of Directors.

Armstrong Corporate Governance – Website Materials and Printed Copies Available

Information about Armstrong’s corporate governance is available on the Company’s Armstrong.com website under “Company Information” and then “Corporate Governance.” See http://www.armstrong.com/corporate/ corporate-governance.html. Posted on that website are the current charters of the Audit, Management Development and Compensation, and Nominating and Governance Committees of the Board of Directors, plus the Armstrong Corporate Governance Principles, the Armstrong Code of Business Conduct and the Armstrong Code of Ethics for Financial Professionals. The Board’s process for “Evaluation of Director Candidates,” a description of “Director Responsibilities and Qualifications” and a “Position Description for an Armstrong Director” are also posted, along with instructions for shareholders who wish to recommend candidates for consideration as directors. See http://www.armstrong.com/corporate/nominating-governance-committee.html. In addition, any or all of these documents, as well as copies of our Bylaws and Articles of Incorporation, are available in print free of charge upon written request to: Investor Relations, Armstrong World Industries, Inc., P. O. Box 3001, Lancaster, PA 17604-3001.

Shareholder Communications

Shareholders and other interested parties may communicate with the Board of Directors, nonemployee directors as a group, or individual directors, including the Chairman, James J. O’Connor. Written communications should be directed to the attention of the Corporate Secretary at the Company’s office address on the cover of this Proxy Statement. Materials from shareholders that are addressed to the Board, nonemployee directors or individual directors, including the Chairman, which identify the sender and are sent in care of the Corporate Secretary, will be forwarded to the intended recipient or recipients by the Corporate Secretary.

Messages to directors can also be sent by email to directors@armstrong.com. Messages to the Nominating and Governance Committee, including recommendations of prospective directors, can be emailed to CorpGovernance@armstrong.com. Messages to these email addresses are collected by the Director of Compliance, the Corporate Secretary or their staff and are forwarded to the appropriate directors.

Board Committees

General. The Board of Directors has three standing committees: an Audit Committee, a Management Development and Compensation Committee, and a Nominating and Governance Committee. Each committee has a charter and consists solely of independent directors who meet applicable independence standards required by the New York Stock Exchange, the Securities and Exchange Commission, and the Internal Revenue Service and under the Company’s Articles and Bylaws. Each committee reports to the Board regularly and evaluates the effectiveness of its performance annually. The membership of each Committee is determined by the Board of Directors on the recommendation of the Nominating and Governance Committee.

The Company’s Corporate Governance Principles provide that (i) directors who are currently fully employed should not serve on more than two other corporate boards and (ii) other directors should not serve on more than four other corporate boards. John J. Roberts currently serves on the audit committees of three public companies other than Armstrong, which was approved by the Company.

A special committee, the “Search Committee,” was formed by the Board in February 2010 to oversee and conduct a search process for identifying an interim Chief Executive Officer and a permanent Chief Executive Officer, following the departure of Michael D. Lockhart, our former Chairman and Chief Executive Officer. The Search Committee completed its work in 2010 with the hiring of Matthew J. Espe as Chief Executive Officer.

A special committee, the “Special Advisory Committee,” was formed by the Board in May 2010 to advise the Chairman on the development of the Company’s business strategy and report thereon to the Board during the Board’s search for a chief executive officer. The Special Advisory Committee met once in 2010.

A special committee, the “CEO Advisory Committee,” was formed by the Board in September 2010 to advise the CEO in aligning management’s and the Board’s understanding of the Company’s direction and progress regarding key strategic and operational initiatives. The CEO Advisory Committee met five times in 2010.

A special committee, the “Special Dividend Committee,” was formed by the Board in October 2010 for the purposes of assessing the advisability of the payment by the Company to its shareholders of a special dividend, including the timing and amount of a special dividend, and making a recommendation to the Board with respect to such special dividend. The members of the special committee excluded directors appointed by the Trust or TPG. The Special Dividend Committee met four times in 2010.

A special committee, the “Refinancing Committee,” was formed by the Board in August 2010 for the purposes of reviewing the pricing and other specific terms of the Company’s A&R Credit Agreement and, if necessary, to negotiate new terms for the Company’s A&R Credit Agreement. The Refinancing Committee met three times in 2010.

Pursuant to the Shareholders’ Agreement, Armor TPG and the Trust agreed to cooperate to propose and recommend to the Board to permit the Trust and Armor TPG to each have an observer (“Observers”) to attend all meetings of the Board, such Observers having the right to join in discussion but not the right to vote. The Board and Committees hold executive sessions both with and without Observers. All Armor TPG Observers are subject to a Confidentiality Agreement between the Company and TPG dated November 4, 2009. All Trust Observers are subject to a Confidentiality Agreement between the Company and the Trustees effective as of September 7, 2006.

The Board met thirteen times during the fiscal year ended December 31, 2010. The Management Development and Compensation Committee met twelve times. The Audit Committee and the Nominating and Governance Committee each met eight times during the year. Certain meetings were jointly held, and each committee met from time to time in executive sessions without other directors or any Observers present.

All current directors, with the exception of Mr. Bonderman, participated in at least 75% of all meetings of the Board of Directors and meetings of the Committees on which they served. Board members are expected to attend annual meetings. All but two of the then-current directors attended the 2010 Annual Meeting of Shareholders.

Audit Committee and Audit Committee Expert. The members of the Audit Committee in 2010 were John J. Roberts (Chair and “Audit Committee Financial Expert”), Bettina M. Whyte and Tao Huang. Ms. Whyte resigned effective March 1, 2011 and was replaced by Larry S. McWilliams. In addition to the Committee members, designees from Armor TPG and the Trust, may observe the meetings.

The Audit Committee oversees auditing and accounting matters, including the selection, supervision and compensation of the Company’s independent auditors, the scope of the annual audits, non-audit services performed by the auditor, and the Company’s accounting practices and internal accounting controls. The Committee assists the Board of Directors in monitoring the integrity of the Company’s financial statements, the independent auditors’ qualifications, independence and performance, the effectiveness of the Company’s internal audit and legal compliance functions and compliance by the Company with legal and regulatory requirements.

Each member of the Audit Committee meets the financial literacy requirements of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) rules. The Board of Directors determined that at least one member of this Committee, John J. Roberts, qualifies as an “Audit Committee Financial Expert” as defined in the Exchange Act. Additionally, as noted above, all members of the Audit Committee are independent under the listing standards of the NYSE and within the meaning of the applicable SEC rule pertaining to Audit Committees (Rule 10A-3 under the Exchange Act). The Audit Committee regularly meets independently with the Company’s internal and independent auditors, with the leaders of the Company’s legal compliance function, and with management.

Management Development And Compensation Committee. The members of the Management Development and Compensation Committee are Stan A. Askren (Chair), James J. Gaffney and Larry S. McWilliams. In addition to the Committee members, James C. Melville and Kevin R. Burns, or their appointed designees, observe meetings as representatives from the Trust, and Armor TPG, respectively.

The Committee oversees the Company’s compensation and benefit programs and employment practices. It establishes the overall philosophy and policies governing these programs, including those pertaining to management salaries and incentive compensation. The Committee has authority to make grants of share-based awards to executive officers and senior management. As needed, the Committee appoints and monitors outside advisors on compensation and benefit matters. The Committee retains Cook & Company to assist in evaluating the Company’s compensation and benefit programs. The consultant has been working with the Committee since 2007. Additional information on Cook & Company’s work for 2010 is included in the Compensation Discussion and Analysis.

The Management Development and Compensation Committee reviews and approves corporate goals and individual objectives relevant to the compensation of the Chief Executive Officer and, jointly with the Nominating and Governance Committee, evaluates the CEO’s performance relative to those goals and objectives, recommends CEO compensation to the independent directors based on the evaluation, oversees the evaluation of the other executive officers and establishes their compensation levels in collaboration with the CEO, recommends the adoption, amendment, or termination of executive compensation and benefit plans, policies, and practices to the Board and monitors senior management succession planning.

The Committee delegates establishment of certain compensation arrangements and administration of the Committee’s responsibilities to the Senior Vice President, Human Resources and Chief Compliance Officer, and certain persons reporting to that individual. Executive officers work with the Committee to propose compensation elements to achieve Company goals and reward performance. Specifically, executive officers provide information about existing compensation plans and arrangements and define components of the Company’s business plan that are critical to execution of the plan.

A report from the Committee on the Compensation Discussion and Analysis is included in this Proxy Statement.

Nominating and Governance Committee. The members of the Nominating and Governance Committee are James J. Gaffney (Chair), James J. O’Connor and John J. Roberts. In addition to the Committee members, James C. Melville and Kevin R. Burns, or their appointed designees, observe meetings as representatives from the Trust and Armor TPG, respectively.

The Committee monitors the independence of nonemployee directors and is responsible for developing and recommending corporate governance guidelines and principles. The Committee is also responsible for identifying qualified Board candidates and recommending directors for appointment to Board committees. The Company has from time to time retained the services of a third-party executive search firm to assist in identifying and evaluating Board candidates.

The Committee also coordinates an annual evaluation of the performance of the Board and each committee and, in conjunction with the Management Development and Compensation Committee, reviews and evaluates the performance of the CEO.

Nomination of Director Candidates. The Committee will consider director candidates nominated by shareholders. The procedures for recommending candidates are posted at www.armstrong.com/corporatena/article9748.html under “About Armstrong” and “Corporate Governance.” Shareholders who wish to suggest individuals for service on the Board of Directors are requested to review the following documents posted on this site: “Process for Evaluation of Director Candidates,” “Director Responsibilities and Qualifications,” and “Position Description for an Armstrong Director.” They should then write to the Corporate Secretary at the address set forth on the cover of this Proxy Statement and supply the following information:

•	the full name, address, education and professional experience of the proposed nominee and a statement explaining why this person would be a good director;

•	the consent of the proposed nominee to be considered and to serve, if elected;

•	the proposed nominee’s own self-assessment of qualifications and independence under SEC and NYSE rules and Articles II and III of Armstrong’s Corporate Governance Principles; and

•	the number of Armstrong Common Shares held by both the proposed nominee, and by the person(s) supporting the proposed nominee.

Qualifications of Director Candidates. Candidates will be considered who can complement the background and experience of current directors. The objective is to assemble a matrix of individuals who possess, in the aggregate, all the skills and background needed on the Board, giving due consideration to the nature of its operations and the qualifications and experience of its management. Alignment with corporate business and strategy is critical to creating a board that adds value for the shareholders and management team.

Typically, two aspects of each potential director’s qualifications are considered:

•

individual director qualities – the personal characteristics that each director should have (such as integrity, independence, diligence, business acumen, collegiality) for the Board to perform effectively as a team; and

•

specific background skills, experience and competencies – the talents and insights (preferably aligned with corporate business and strategy) that should be present when the entire Board meets, with each individual director contributing in one or more areas.

While Armstrong does not have a formal diversity policy with respect to director nominations, it believes a board comprised of individuals with diverse attributes and backgrounds enhances the quality of the board’s deliberations and decisions. We have an expansive view of diversity, going beyond the traditional concepts of race, gender and national origin. We believe the diversity of viewpoints, educational backgrounds, and differences of professional experiences and expertise represented on our Board evidences diversity in many respects. This diversity, coupled with the personal and professional ethics, integrity and values of all of our directors, results in a Board invaluable to the Company through its ability to guide the Company with thoughtful and sound business judgment.

The Nominating and Governance Committee considers nominees proposed by shareholders, including the Company’s majority shareholder, and takes into consideration the number of shares owned by the nominating shareholder as well as each nominee’s responses to the Company’s Prospective Director Questionnaire, the presence or absence of any conflicts of interest, and background information. There have been no changes to the procedure by which shareholders may recommend nominees to the Board of Directors within the past year.

MANAGEMENT

The following information regarding our currently serving Named Executive Officers is provided as of March 31, 2011. Each executive officer serves a one-year term until reelected or until his earlier death, resignation, retirement or removal.

Matthew J. Espe. Age 52 – President and CEO since July 2010. Previously, Chairman and Chief Executive Officer of Ricoh Company, Ltd., successor to IKON Office Solutions, Inc. where Mr. Espe also served as Chairman and Chief Executive Officer, which was acquired by Ricoh in 2008. Before joining IKON in 2002, Mr. Espe worked for GE Lighting for 22 years, with his final position being that of President and Chief Executive Officer.

Thomas B. Mangas. Age 44 – Senior Vice President and Chief Financial Officer since February 2010. Previously, Vice President and Chief Financial Officer of Beauty & Grooming Business of the Procter & Gamble Company (“P&G”). He previously served as General Manager and Chief Financial Officer of the Fabric Care Global Business Unit of P&G from 2005 – 2008 and Director and Chief Financial Officer of P&G Tüketim Mallari A.S. from 2003 – 2005.

Frank J. Ready. Age 50 – Executive Vice President and Chief Executive Officer, Armstrong Floor Products since January 2010. Executive Vice President and Chief Executive Officer North American Flooring Products from April 2008 – January 2010; President and Chief Executive Officer, North American Flooring Operations, June 2004 – April 2008; Senior Vice President, Sales and Marketing, July 2003 – June 2004; Senior Vice President, Operations, December 2002 – July 2003; Senior Vice President, Marketing, June 2000 – December 2002.

Jeffrey D. Nickel. Age 48 – Senior Vice President, Secretary and General Counsel since August 2008. Previously, Senior Vice President and General Counsel since July 2008; previously Deputy General Counsel – Business and Commercial Law, September 2001 – July 2008. Prior to that he worked for Dow Corning Corporation (specialty chemical company), December 1992 – September 2001, his last title being senior attorney. Mr. Nickel stepped down from his position with the Company as Senior Vice President, General Counsel and Secretary on April 1, 2011, but remains employed through June 30, 2011 to aid with the transition of his duties.

Stephen F. McNamara. Age 45 – Vice President and Controller since July 2008. Previously, Director, Internal Audit, November 2005 – July 2008; Assistant Controller, October 2001 – November 2005; Manager of External Reporting, May 1999 – October 2001. Prior to that he was Assistant Controller with Hunt Corporation (a former international art and office supply company).

CODES OF ETHICS

Armstrong has followed a code of ethics and business conduct for many years. Thomas Armstrong founded the Company as a small cork-cutting shop in 1860 in Pittsburgh. He was determined that his Company act with fairness and in the “balanced best interests (of) customers, shareholders, employees, suppliers, community neighbors, government and the general public.”

Thomas Armstrong was among the first American entrepreneurs to discard the old business maxim of caveat emptor - “Let the buyer beware” - and replace it by practicing the principle of “Let the buyer have faith,” which became an enduring motto for Armstrong.

To memorialize this ethical foundation, in 1960 Armstrong adopted its Operating Principles, which incorporate the philosophy of Thomas Armstrong and his successors:

•	to respect the dignity and inherent rights of the individual human being in all dealings with people;

•	to maintain high moral and ethical standards to reflect honesty, integrity, reliability and forthrightness in all relationships;

•	to reflect the tenets of good taste and common courtesy in all attitudes, words and deeds; and

•	to serve fairly and in proper balance the interests of all groups associated with the business – customers, stockholders, employees, suppliers, community neighbors, government and the general public.

In 1992, Armstrong built on these Operating Principles and established its “Code of Business Conduct,” which applies to all employees, executives and directors, specifically including our Chief Executive Officer, our Chief Financial Officer and our Controller.

In 2002, Armstrong adopted an additional “Code of Ethics for Financial Professionals,” which applies to all professionals in Armstrong’s finance and controller functions worldwide, including our Chief Financial Officer and our Controller.

These Codes are intended to deter wrongdoing and to promote:

•	honest and ethical conduct, including handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable public disclosures;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Codes; and

•	accountability for compliance with the Codes.

These two Codes are available at http://www.armstrong.com/corporate/corporate-governance.html and in print free of charge. If the substance of either Code is amended, we will note the date and describe the nature of the amendment on that website. Any waiver of the Company’s Code of Business Conduct, particularly its conflicts-of-interest provisions, which may be proposed to apply to any director or executive officer also must be reviewed in advance by the Nominating and Governance Committee, which would be responsible for making a recommendation to the Board of Directors for approval or disapproval. The Board’s decision on any such matter would be disclosed publicly in compliance with applicable legal standards and the rules of the New York Stock Exchange. There were no waivers or exemptions from the Code of Business Conduct in 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Any related party transaction that may arise is required to be reviewed and approved by the Nominating and Governance Committee, a Board committee comprised of independent directors, who must have no connection with the transaction. Related party transactions would include transactions by the Company or any subsidiary with any director, director nominee, executive officer, greater than 5% shareholder, or immediate family member of any of the foregoing, and transactions with businesses affiliated with any director or director nominee that meet the specifications in Item 404 of Regulation S-K under the Securities Exchange Act. The Chair of the Nominating and Governance Committee has authority to approve transactions involving sums less than the disclosure threshold set in Item 404. The material details of any such matters are required to be disclosed to the Committee at its next regular meeting.

Mr. Bonderman is a stockholder, director and officer of various TPG entities that ultimately control Armor TPG. Mr. Burns is a partner in an affiliate of TPG Capital, L.P., an affiliate of Armor TPG. Armor TPG is a direct shareholder of the Company. The Trust and Armor TPG together beneficially own more than 60% of the Company’s outstanding Common Shares.

The Trust and Armor TPG entered into a Shareholders’ Agreement as described under “Proposal 1 - Election of Directors.” The current Trust selected directors are Michael F. Johnston and Richard E. Wenz, and the current Armor TPG selected directors are David Bonderman and Kevin R. Burns.

In the Shareholders’ Agreement, the Trust acknowledges that it would be beneficial to the Company for Armor TPG to make available to the Company certain of its operations and field operations professionals (“TPG Consultants”) to assist the Company management and/or the Board in connection with the evaluation or improvement of the Company’s operations. The Shareholders’ Agreement provides that subject to Board authorization, Armor TPG may make TPG Consultants available for the aforementioned purpose, with Armor TPG to be reimbursed for the actual time and expenses of work performed by such TPG Consultants. Following Board approval, the Company incurred approximately $3.1 million in consulting fees in 2010 related to services provided by TPG Consultants to roll out a plan for incremental productivity across all the Company’s manufacturing sites and supply chain and to develop and implement the “Armstrong Operating System” globally.

While each of Messrs. Huang, Johnston, McWilliams and Wenz were nominated by the Trust, only Mr. Johnston and Mr. Wenz have been named as Trust designees pursuant to the Shareholders Agreement.

Except as discussed above and in Director Independence, and except for compensation and related arrangements discussed in this Proxy Statement, there were no other relationships or transactions of $120,000 or more in which any director, executive officer, greater than 5% shareholder or any immediate family member of any of the foregoing has a direct or indirect material interest known to the Company during 2010, nor are there any currently proposed, which require disclosure under SEC regulations.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 31, 2011, each person or entity known to Armstrong that may be deemed to have beneficial ownership of more than 5% of the Company’s outstanding Common Shares. Beneficial ownership is determined in accordance with applicable rules of the Securities and Exchange Commission. This information is based on Schedule 13D and 13G information filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Outstanding
Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust(1) c/o Kevin E. Irwin Keating Muething & Klekamp PLL One East Fourth Street, Suite 1400 Cincinnati, OH 45202	36,983,372		64.4%
TPG Capital, L.P. (2) c/o Clive D. Bode 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	36,983,372	(3)	64.4%
Fidelity Management and Research Company(4) c/o Scott C. Goebel 82 Devonshire Street Boston, MA 02109	7,686,784		13.285%

(1)

This information is based on a Schedule 13D filed on August 11, 2009, by Edward E. Steiner, Anne M. Ferazzi, Harry Huge and Richard Neville on behalf of the Trust. Pursuant to a Purchase and Sale Agreement, dated as of August 10, 2009, among the Trust, TPG Partners V, L.P. (“TPG Partners V”) and TPG Partners VI, L.P. (“TPG Partners VI” and with TPG Partners V, the “TPG Funds”), the Trust sold 7,000,000 shares of Common Shares to Armor TPG. Armor TPG acquired an additional 1,892 shares on October 2, 2009 through a tender offer. As a result of the Shareholders’ Agreement between the Trust and Armor TPG, the Trust and TPG will be deemed members of a group and to beneficially own the other member’s Common Shares. The Trust may be deemed to have sole dispositive power over 29,981,480 shares and shared dispositive power over 36,983,372 shares.

(2)

This information is based on a Schedule 13D Amendment No. 2 filed on April 1, 2010, by Clive D. Bode on behalf of TPG Advisors V, Inc., TPG Advisors VI, Inc., David Bonderman and James G. Coulter, to supplement and amend Item 3 of the original Schedule 13D to note the Tender Offer was commenced on September 3, 2009, completed October 2, 2009, and Armor acquired 1,892 Common Shares. Item 4 of the original Schedule 13D was also amended by adding language disclosing that Armor intends to acquire additional Common Shares. The acquisition is subject to the provisions of the Shareholders’ Agreement, the Non- Disclosure Agreement (“NDA”) and applicable legal restrictions, including the restriction under the NDA that through May 25, 2010 Armor’s additional purchases cannot in the aggregate exceed 4,434,043 Common Shares. Armor may acquire additional Common Shares through open market purchases and/or privately. Item 4 was further amended by noting initial TPG Directors and Trust Directors. Item 5 of the Original Schedule 13D was amended to note 57,446,003 Common Shares outstanding as of February 18, 2010, an acquisition of 1,892 shares under the Tender Offer and with respect to identification of the TPG partners.

(3)

Includes an additional 1,892 Common Shares acquired October 2, 2009 through a tender offer. The tender offer was made to fulfill obligations that arose under the Company’s Amended and Restated Articles of Incorporation as a result of Armor TPG’s purchase of Common Shares from the Trust pursuant to the Purchase and Sale Agreement dated as of August 10, 2009.

(4)

This information is based on a Schedule 13G Amendment No. 1 filed on February 11, 2011, by Scott C. Goebel on behalf of FMR LLC, Edward C. Johnson 3d and Fidelity Management and Research Company. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, LLC and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of the 7,686784 shares owned by the funds.

The following table shows the amount of Common Shares beneficially owned by all directors and director nominees, the Company’s currently serving named executive officers as identified in the Summary Compensation Table (“Named Executive Officers”) and all directors and executive officers as a group. The Named Executive Officers for 2010 were Matthew J. Espe, Thomas B. Mangas, Frank J. Ready, Jeffrey D. Nickel, Stephen F. McNamara, William C. Rodruan and Michael D. Lockhart (“Named Executive Officers”). Mr. Lockhart resigned effective February 28, 2010. The ownership rights in these Common Shares consist of sole voting and investment power, except where otherwise indicated.

David Bonderman may be deemed to be the beneficial holder of 36,983,372 Company Common Shares, or approximately 64% of the outstanding Common Shares. Other than Mr. Bonderman, no individual listed below beneficially owns 1% or more of the outstanding Common Shares. This information is provided as of March 31, 2011.

Name	Common Stock		Common Stock Restricted(1)	Stock Options Exercisable within 60 Days	Total Beneficial Ownership
Stan A. Askren	0		14,724	0	14,724
David Bonderman	36,983,372	(2)	0	0	36,983,372
Kevin R. Burns	0		0	0	0
Matthew J. Espe	0		98,198	0	98,198
James J. Gaffney	0		8,724	0	8,724	(3)
Tao Huang	0		8,042	0	8,042
Michael F. Johnston	0		8,042	0	8,042
Thomas B. Mangas	0		20,000	27,425	47,425
Stephen F. McNamara	5,010		0	24,975	29,985
Larry S. McWilliams	0		8,042	0	8,042
Jeffrey D. Nickel	12,814		0	6,427	19,241
James J. O’Connor	0		20,539	0	20,539
Frank J. Ready	30,468		12,500	217,259	260,227
John J. Roberts	0		8,724	0	8,724	(3)
William C. Rodruan	17,186		0	44,398	61,584
Richard E. Wenz	0		8,042	0	8,042
Bettina M. Whyte	0		2,042	0	2,042
Directors, Named Executive Officers, and executive officers as a group (20 persons)	37,049,850		217,619	320,484	37,587,953

(1)	The holders have voting power but not investment power.
(2)

Mr. Bonderman may be deemed to beneficially own 36,983,372 Common Shares because he is deemed to be a member of the group (as such term is used in Section 13(d)(3) of the Exchange Act) formed by the Trust and Armor TPG as a result of the Shareholders’ Agreement entered into by the Trust and Armor TPG, by virtue of his affiliation with the TPG entities that ultimately control Armor TPG. Of the 36,983,372 Common Shares beneficially owned by Mr. Bonderman, 7,000,000 Common Shares were acquired by Armor TPG in August 2009 and 1,892 Common Shares were acquired on October 2, 2009 through a tender offer. The tender offer was made to fulfill obligations that arose under AWI’s Amended and Restated Articles of Incorporation following Armor TPG’s purchase of Company Common Shares from the Trust pursuant to the Purchase and Sale Agreement dated as of August 10, 2009.

(3)

Excludes 10,308 phantom stock units held pursuant to the 2006 Phantom Stock Unit Plan for nonemployee directors. The participants have no voting or investment power. The participants have no right to sell the stock units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Securities and Exchange Commission (“SEC”) regulations require Armstrong directors and executive officers, and any persons beneficially owning more than ten percent of its Common Shares, to report to the SEC their ownership of Company common stock and any changes in that ownership. SEC regulations also require these persons to furnish the Company with copies of these reports. SEC rules require the Company to report any failure to timely file those reports in the previous fiscal year. To our knowledge, based solely upon our review of copies of reports furnished to us by persons owning more than ten percent of our Common Shares, and written representations from directors and executive officers, we believe thatall of these filing requirements were satisfied during 2010 in a timely manner.

EQUITY COMPENSATION PLAN INFORMATION

This table provides information on Armstrong’s equity compensation plans. The figures in column (a) represent stock options to purchase Armstrong Common Shares, performance restricted shares, restricted stock and restricted stock units, all granted under the Company’s 2006 Long-Term Incentive Plan. The figure in Column (b) relates only to 1,978,371 stock options, since no payment is required under the grants of the other awards. The Common Shares in column (c) for the 2006 Long-Term Incentive Plan have been adjusted to reflect the Common Shares tendered from share tax withholding. All figures are as of December 31, 2010.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders – 2006 Long-Term Incentive Plan	1,978,371	$24.02	2,001,535
Equity compensation plans approved by security holders – 2008 Director Stock Unit Plan	0	Not Applicable	119,153
Equity compensation plans not approved by security holders	0	Not Applicable	0
Totals	1,978,371	$24.02	2,120,688

COMPENSATION DISCUSSION AND ANALYSIS

In this section we analyze and discuss information about our compensation programs for each person who served as a Named Executive Officer for 2010. They included:

•	Matthew J. Espe, Chief Executive Officer and President;

•	Thomas B. Mangas, Senior Vice President and Chief Financial Officer;

•	Frank J. Ready, Executive Vice President and Chief Executive Officer, Armstrong Floor Products;

•	Jeffrey D. Nickel, Senior Vice President, Secretary and General Counsel;

•	Stephen F. McNamara, Vice President and Controller;

•	Michael D. Lockhart, Former Chairman of the Board, Chief Executive Officer, and President; and

•	William C. Rodruan, Former Interim Chief Financial Officer.

Michael D. Lockhart, Former Chairman of the Board, Chief Executive Officer and President, retired effective February 28, 2010. Terms of his separation agreement are set forth in the Form 8-K dated February 10, 2010. Following Mr. Lockhart’s departure, James J. O’Connor, previously the independent Lead Director, was elected non-executive Chairman of the Board effective March 1, 2010. Mr. Espe joined the Company on July 26, 2010 as Chief Executive Officer and President. Details of the CEO transition are included in the “CEO Transition” section of the Compensation Discussion and Analysis.

William C. Rodruan served as Interim Chief Financial Officer until February 1, 2010, when Mr. Mangas was hired as Senior Vice President and Chief Financial Officer. Mr. Rodruan remains actively employed by the Company as Vice President, Finance, Armstrong Floor Products. Details of the CFO transition are included in the “CFO Transition” section of the Compensation Discussion and Analysis.

Executive Summary

The Board of Directors (the “Board”) through the Management Development and Compensation Committee (the “Committee”) designs our compensation programs to motivate our executives to lead the Company toward achieving short- and long-term financial and strategic goals with the principal goal of increasing shareholder value. During 2010 the Committee, working with management, evaluated executive compensation best practices and made several key changes to our compensation programs. The changes were in direct response to the ongoing needs of our business and overall strategies, and were aimed at reinforcing an appropriate balance between compensation risk and reward. The changes included:

•	Incorporating performance restricted awards into the long-term incentive program for all participants including the Named Executive Officers;

•

Revising Change in Control Agreements for newly-hired executives to eliminate excise tax gross-ups, limit benefit triggers including a double trigger requirement for acceleration of equity vesting, and tightening the conditions by which a change-in-control would be triggered to be more restrictive and to better align with the Company’s current ownership structure;

•	Implementing Stock Ownership Guidelines for executive officers;

•	Implementing an expanded recoupment policy to include all officers and key executives; and

•	Eliminating personal use of corporate aircraft and related tax gross-ups, and enhanced retirement benefits, coincident with the CEO transition.

2010 Financial Overview

Overview. We are a leading global producer of flooring products and ceiling systems for use primarily in the construction and renovation of residential, commercial and institutional buildings. We design, manufacture and sell flooring products (primarily resilient and wood) and ceiling systems (primarily mineral fiber, fiberglass and metal) around the world. We also design, manufacture and sell kitchen and bathroom cabinets in the U.S.

As of December 31, 2010 we operated 34 manufacturing plants in eight countries, including 22 plants located throughout the U.S. In response to economic conditions during 2010, we closed two previously idled facilities: a Resilient Flooring plant in Montreal, Canada and a Wood Flooring plant in Center, Texas. We also closed strip mill operations (which had been previously idled) at our Oneida, Tennessee plant, while continuing to manufacture parquet flooring at this location. We closed a metal ceilings plant in St. Gallen, Switzerland and a Resilient Flooring plant in Teesside, U.K. We also announced plans to close our Resilient Flooring plant in Holmsund, Sweden and our Building Products plant in Beaver Falls, Pennsylvania effective in 2011. During the first quarter of 2011, we announced the idling of a Wood Flooring manufacturing plant in North Carolina effective April 30, 2011.

Through Worthington Armstrong Venture (“WAVE”), our joint venture with Worthington Industries, Inc., we also have an interest in eight additional plants in six countries that produce suspension system (grid) products for our ceiling systems.

2010 Markets. We compete in building material markets around the world. The majority of our sales are in North America and Europe. During 2010, our markets experienced the following:

•

According to the U.S. Census Bureau, housing starts in the U.S. residential market increased 6% compared to 2009 to 0.59 million units. Housing completions in the U.S. declined by 18% in 2010 with approximately 0.66 million units completed. The National Association of Realtors indicated that sales of existing homes decreased 5% to 4.92 million units in 2010 from a level of 5.16 million units in 2009.

•

According to the U.S. Census Bureau, for the value of new construction put in place, the rate of decline in the North American key commercial market, in nominal dollar terms, was 19% in 2010 compared to 2009. Construction activity in the office, healthcare, education, and retail segments declined 29%, 12%, 15%, and 26%, respectively, in 2010 compared to 2009. These measures reflect the weakness of the new construction market. In addition, the market is comprised of renovation and repair, and replacement which have generally been positive in 2010.

•	Markets in Western European countries declined with modest growth in Central Europe and continued weakness elsewhere. Eastern European markets grew.

•	Activity in Pacific Rim markets, specifically India, China, and Australia, grew.

Results of Operations. The following table provides a comparison of 2010 consolidated results to 2009.

Consolidated Results

Comparison of 2010 to 2009 ($M)

	2010	2009	Change is Favorable (Unfavorable)
Consolidated Net Sales	$2,766.4	$2,780.0	(0.5)%
Reported Operating Income	$81.1	$90.6	(10.5)%
Adjusted Operating Income	$188.2	$156.6	20.2%

We analyze our operating performance using a non-GAAP measure we call “adjusted operating income”, which adjusts reported operating income for significant and unusual items that can include:

•	Gains or losses on the sale of businesses or assets;

•	Significant restructuring and unusual one-time items;

•	Discontinued businesses;

•	Asset impairments; and

•	Changes in accounting practices.

We delivered improved adjusted operating income in 2010 despite a difficult global business environment and challenges in the building and construction industry. Adjusted operating income of $188.2 million increased 20 percent compared to adjusted operating income of $156.6 million in 2009. This performance was achieved through significant improvements in productivity and efficiency gains in manufacturing and sales and general administrative expenses even though consolidated net sales remained flat for the year.

Compensation Philosophy and Objectives

Our executive compensation programs are comprised of three elements – base salary, annual bonus, and long-term incentive. In developing our executive compensation programs, the Committee focuses on four key objectives:

•	Attract and retain talented employees globally by offering competitive compensation packages;

•	Align the interests of management with shareholders by ensuring that management does well when shareholders do well;

•	Pay for performance by paying more when financial and individual results meet or exceed established goals and paying less when goals are not met; and

•	Motivate and retain management by tying a portion of compensation to the long-term performance of the Company.

The following table illustrates how the executive compensation elements align with our compensation objectives.

Alignment of Executive Compensation to Armstrong’s Compensation Objectives

Executive Compensation Element	Attract and Retain Talented Employees	Align Management and Shareholder Objectives	Pay for Performance	Motivate and Retain Management
Base Salary	✓		✓
Annual Bonus	✓	✓	✓	✓
Long-Term Incentive	✓	✓	✓	✓

Role of Management

Management provides data, analyses, and recommendations to the Committee through our CEO and our Senior Vice President, Human Resources and Chief Compliance Officer, Messrs. Espe and Kane respectively. The Committee gives significant weight to Mr. Espe’s evaluation of each executive officer’s performance and compensation recommendations. For the CEO, the Committee receives input from Mr. Kane on the absolute total value of our CEO’s compensation and opportunity relative to market prior to making recommendations to the Board. No one on the management team determines any component of compensation for any executive officer including the CEO or direct reports to the CEO. These responsibilities reside with the Committee.

Use of Consultants

Since 2007, the Committee has engaged Cook & Company, a nationally recognized executive compensation consulting firm, as its consultant to provide analysis, advice, and recommendations with regard to executive compensation. At the request of the Committee, Cook & Company participated in Committee meetings in 2010 and performed the following services:

•	Reviewed and recommended changes to the Company’s Change in Control Agreements;

•	Assisted the Board with developing competitive compensation packages for hiring a new CEO and Senior Vice President, Human Resources;

•	Assisted the Committee with reviewing management’s compensation risk assessment;

•	Assisted with the design of incentive compensation programs to support the Company’s human resources objectives and business strategy; and

•	Provided an overview and periodic updates on marketplace practices and relevant executive compensation legislation.

Cook & Company’s work is performed directly on behalf of the Committee, working in cooperation with management, to assist the Committee with executing its executive compensation-related responsibilities. Cook & Company does not work with Armstrong management without the Committee’s knowledge and approval, other than occasional non-material assistance to the human resource staff related to Cook & Company’s duties to the Committee. Cook & Company provides no other services to the Company.

Use of Tally Sheets and Wealth Accumulation Analyses

The Committee uses tally sheets and wealth accumulation analyses when evaluating compensation-related decisions for each executive officer. The tally sheets provide three years of information on each executive’s equity and non-equity compensation, changes in pension values, and other compensation such as potential payments upon termination of employment. The wealth accumulation analysis is used to assess the total Armstrong-specific wealth that could be earned by each executive over a five-year period given certain stock price assumptions. The Committee reviews the executives’ tally sheets at each meeting and uses the wealth accumulation analysis when hiring key executives, designing long-term incentive compensation programs, and sizing long-term incentive grants.

CEO Transition

Mr. Lockhart served as Chairman of the Board, Chief Executive Officer, and President, prior to his retirement effective February 28, 2010. He was a party to an individual Change in Control Agreement which was triggered on August 28, 2009 as a result of the transaction consummated by Armor TPG and the Trust. The Company and Mr. Lockhart entered into a separation agreement that confirmed the payments and benefits to be received by Mr. Lockhart under his Change in Control Agreement. Mr. Lockhart received an aggregate cash payment of approximately $11 million which was paid six months following his separation, payment of a bonus earned in 2009 of approximately $1.5 million, and 36 months’ continued welfare benefits coverage and outplacement services. The separation agreement also contained various covenants including covenants related to transition matters. Details on the specific terms of Mr. Lockhart’s separation are set forth in the Form 8-K dated February 10, 2010.

In preparation for hiring a new CEO, the Committee engaged Cook & Company to assist with developing a competitive compensation package. The process included a review of the compensation peer group market data, assessment of our prior CEO’s compensation components and levels, and a review of competitive market practices related to CEO compensation. As the search process unfolded and Mr. Espe was identified as the lead candidate, Cook & Company prepared an analysis of his then current compensation and his compensation to be forfeited upon termination. This analysis provided the basis for Mr. Espe’s one-time replacement grant as outlined in his Employee Agreement.

On June 24, 2010, the Board elected Mr. Espe as Chief Executive Officer and President. Mr. Espe began his employment with us effective July 26, 2010. In connection with Mr. Espe joining the Company, the Company and Mr. Espe entered into an Employment Agreement and a Change in Control Agreement, each dated as of June 24, 2010. Mr. Espe did not begin receiving compensation until July 26, 2010.

Employment Agreement. The Employment Agreement provides that Mr. Espe will be paid an annual base salary of $980,000. He is also eligible to earn an annual target bonus of 100% of base salary with a maximum potential bonus of 200% of his annual target bonus, based on the achievement of performance targets set by the Committee. In recognition of Mr. Espe’s mid-year employment, his 2010 bonus was guaranteed to be at least $415,758, an amount equal to the annual target bonus on a prorated basis. This guaranteed bonus does not apply to future years’ bonus payments.

Mr. Espe is also eligible to participate in the 2006 Long Term Incentive Plan (the “LTIP”) beginning in 2011. Actual awards are reviewed annually and determined by the Compensation Committee based on Mr. Espe’s and the Company’s performance, and are expected to approximate the market median of compensation opportunity.

Mr. Espe is eligible to participate in certain benefit plans maintained by the Company, including: (i) a qualified 401(k) savings plan, under terms applicable to salaried employees hired on or after January 1, 2005; (ii) a nonqualified deferred compensation plan, which is open to managers whose eligible annual earnings exceed 12.5 times the then effective Internal Revenue Code 402(g) elective deferral limit and permits its participants to defer up to 8% of eligible annual earnings; (iii) Company-paid life insurance of $150,000, Company-paid accidental death & dismemberment insurance of $35,000, and employee-paid term or universal life insurance up to a maximum of $600,000; (iv) Company-paid executive long-term disability insurance, which offers disability benefits of 60% of the sum of base salary and the average bonus paid over the most recent two years, with the maximum benefits capped at $420,000 per year; (v) expense reimbursement of up to $4,500 per year for personal financial planning and income tax preparation; and (vi) a Company-paid annual physical examination. Mr. Espe is not eligible to participate in the Company’s Retirement Income Plan, as this pension plan was closed to new salaried participants effective January 1, 2005.

Mr. Espe received a one-time replacement grant in the gross amount of $4.552 million consisting of a replacement cash bonus of $3.452 million that vested on November 1, 2010 and a grant of replacement restricted stock units with a grant date value of $1.1 million, vesting in three equal installments on the first, second and third anniversaries of the grant date. Mr. Espe also received a one-time inducement grant consisting of stock options with a grant date value of $3.5 million, vesting in three equal installments on the first, second and third anniversaries of the grant date, and performance restricted stock units with a grant date value of $1.5 million, vesting 50% on December 31, 2012 and the remaining 50% on December 31, 2013, provided that specified stock price targets ($55 per share on December 31, 2012 and $70 per share on December 31, 2013) are achieved. Mr. Espe’s stock price targets were adjusted as a result of a special cash dividend, effective December 10, 2010. (See “Special Cash Dividend” section in the Compensation Discussion and Analysis for additional details.)

In the event of Mr. Espe’s involuntary termination without cause or voluntary termination with “good reason”, Mr. Espe will be entitled to the following severance pay and benefits, conditioned on the execution of a release and his compliance with certain restrictive covenants: (1) payment of 200% of his base salary; (2) welfare benefit continuation for 24 months; (3) a pro rata bonus; and (4) accelerated vesting of the replacement restricted stock unit grant. For purposes of Mr. Espe’s Employment Agreement, the term “good reason” generally means a material and adverse change in duties, titles or positions, a 10% or more reduction in salary and the Company’s material breach of any other obligation under the Employment Agreement that is not corrected within 30 days. Mr. Espe will be subject to a two-year non-competition and non-solicitation covenant following termination of his employment.

The Company reimbursed Mr. Espe’s legal expenses of approximately $9,200 in connection with the negotiation of his Employment Agreement. Mr. Espe did not receive any relocation benefits since his primary residence was within a commutable distance from our corporate headquarters.

Change in Control Agreement. Upon a “qualifying termination” Mr. Espe will be entitled to: (1) a severance payment equal to 2.5 times the sum of his base salary and annual target bonus; (2) welfare benefit continuation for a period of 30 months; (3) a prorated bonus based on actual results achieved in the bonus plan year during which the termination occurs if a change in control termination occurs prior to the completion of a bonus plan year; and (4) outplacement fees not to exceed $30,000. In addition, any amounts paid under the Change in Control Agreement will be reduced to the maximum amount that can be paid without being subject to the excise tax imposed under Internal Revenue Code Section 280G, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount. For purposes of Mr. Espe’s Change in Control Agreement, a “qualifying termination” means an involuntary termination without cause and voluntary termination with “good reason”, each within 24 months following a change in control, or an involuntary termination without cause within 6 months prior to a change in control if the termination is related to the change in control. “Good reason” generally means the assignment of duties or responsibilities that are materially inconsistent with duties or responsibilities of the CEO position, a material diminution in authority, duties or responsibilities, a 10% or more reduction in salary, the Company’s material breach of any obligation under the Change in Control Agreement, the failure to continue Mr. Espe’s participation in any material compensation plan on a basis not materially less favorable to him, and the failure to continue to provide Mr. Espe with benefits substantially similar in the aggregate to those he received prior to a change in control.

CFO Transition

On January 8, 2010, we announced the election of Mr. Mangas to the position of Senior Vice President and Chief Financial Officer effective February 1, 2010.

For purposes of developing a competitive compensation package, the Committee reviewed management’s analysis of compensation peer group market data. The Committee also reviewed an analysis of Mr. Mangas’ then current compensation including his compensation to be forfeited upon termination, which provided the basis for Mr. Mangas’ one-time sign-on bonus and special equity grant as part of his new hire compensation.

New Hire Compensation. Mr. Mangas earns an annual salary of $500,000. Under the Management Achievement Plan (the “MAP”), Mr. Mangas is eligible for an annual target bonus of 75% of actual base salary earnings (prorated for actual service in 2010). Mr. Mangas is also eligible to participate in the Company’s long-term incentive plan, with an annual target award value of up to 200% of his annualized base salary. Mr. Mangas’ total cash compensation (annual base salary plus target annual bonus) and his total direct compensation (annual base salary plus target annual bonus and target long-term incentive award value) as of his effective date of hire was approximately 70% and 76% of the market, respectively. The Committee believed this level of compensation was appropriate for Mr. Mangas given his leadership and international business knowledge and experience.

In addition to his compensation package, Mr. Mangas received a one-time sign-on bonus in the gross amount of $500,000 and a one-time special grant of 50,000 stock options and 20,000 shares of restricted stock with a grant value of approximately $1.4 million. The sign-on bonus must be repaid if Mr. Mangas voluntarily terminates employment or is terminated for misconduct in the first two years of his employment with the Company. The stock options will vest and the restrictions on the restricted stock will lapse in three equal installments on the second, third and fourth anniversaries of the grant date.

The Company will also provide Mr. Mangas with relocation services, including: a relocation allowance of $10,000; participation in the Company’s home purchase program; a loss on sale payment, if needed, of up to $50,000 with tax assistance payments; reimbursement of up to 1% on loan origination fees, discount points (and normal closing costs); 60% tax assistance payments on normal closing costs; travel and moving expenses to the new location; temporary accommodations at the new location, if needed; and reimbursement for commuting expenses for a period of time to be agreed upon by the Company and Mr. Mangas.

Mr. Mangas is eligible to participate in certain benefit plans maintained by the Company, including: (i) a qualified 401(k) savings plan, under terms applicable to salaried employees hired on or after January 1, 2005; (ii) a nonqualified deferred compensation plan, which is open to managers whose eligible annual earnings exceed 12.5 times the then effective Internal Revenue Code 402(g) elective deferral limit and permits its participants to defer up to 8% of eligible annual earnings; (iii) Company-paid life insurance of $150,000, Company-paid accidental death & dismemberment insurance of $35,000, and employee-paid term or universal life insurance up to a maximum of $600,000; (iv) Company-paid executive long-term disability insurance, which offers disability benefits of 60% of the sum of base salary and the average bonus paid over the most recent two years, with the maximum benefits capped at $420,000 per year; (v) expense reimbursement of up to $4,500 per year for personal financial planning and income tax preparation; and (vi) Company-paid annual physical examination. Mr. Mangas is not eligible to participate in the Company’s Retirement Income Plan, as this pension plan was closed to new salaried participants effective January 1, 2005.

If Mr. Mangas’ employment is terminated for any reason other than voluntary resignation or for cause, he will receive a minimum severance payment equal to one year of base salary plus target bonus, health care and life insurance benefits for 12 months, a pro rata bonus, and 6 months of executive outplacement services. In addition, the first installment of the initial one-time special equity award to Mr. Mangas (16,666 stock options and 6,666 shares of restricted stock), if not already vested, would vest. Any remaining unvested initial equity awards would be forfeited.

Change in Control Agreement. On July 2, 2010, subject to Board approval, the Company entered into a Change in Control Agreement with Mr. Mangas. If a change in control occurs and Mr. Mangas terminates employment within twenty-four months thereafter, the Company will pay Mr. Mangas: (1) a severance payment amounting to two times the sum of the annual base salary plus his target annual bonus for the year of termination; (2) a prorated bonus based on actual results achieved in the bonus plan year during which the termination occurs if a change in control termination occurs prior to the completion of a bonus plan year; (3) welfare benefit continuation for a period of two years; and (4) outplacement fees not to exceed $30,000. In addition, any amounts paid under the Change in Control Agreement will be reduced to the maximum amount that can be paid without being subject to the excise tax imposed under Internal Revenue Code Section 280G, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount.

Additional Retention Compensation

Coincident to hiring Mr. Mangas, the responsibilities of Mr. Ready were expanded to include Floor Asia. In connection with these additional responsibilities, the following changes were made to Mr. Ready’s compensation effective January 1, 2010: (i) annual base salary was increased from $450,000 to $500,000; (ii) annual target bonus under the Company’s MAP was increased to 75% (from 70%) of his base salary; and (iii) equity target grant value under our LTIP was increased to 200% (from 180%) of his base salary. In addition, as retention compensation subject to Mr. Ready’s continued employment, he is eligible to receive cash payments of $1 million on January 1, 2012 and $500,000 on January 1, 2013. Mr. Ready also received a time-based restricted stock award under the LTIP for 12,500 shares on January 8, 2010, for which the restrictions lapse on December 31, 2012. The Committee believed the changes to Mr. Ready’s compensation and his retention compensation were appropriate given his extensive knowledge of the business and the continuity he provides to the organization during a period of management transition.

Mr. Ready’s responsibilities were increased again in March 2010 to include Floor Europe. This change aligned our total global floor business under Mr. Ready’s leadership. He did not receive any additional compensation as a result of this change.

Special Cash Dividend

On November 23, 2010, the Board declared a special cash dividend of $13.74 per share to the Company’s common shareholders (approximately $800 million in the aggregate). The special cash dividend was paid on December 10, 2010 to shareholders of record as of December 3, 2010. It was funded in part by borrowings under the Company’s credit arrangements and by cash on the Company’s balance sheet.

Impact on Stock Options. The LTIP requires the Committee to make adjustments to participants’ stock options when a dividend is paid. The Committee instructed management to adhere to the following requirements when making the adjustments:

•	The stock option holder should have the same value before and immediately after the dividend;

•	Adjustments to stock options must comply with Internal Revenue Code 409A regulations; and

•	The adjustments should not result in incremental accounting expense.

For purposes of complying with Internal Revenue Code 409A and FASB ASC 718 (formerly FAS 123R), management captured the New York Stock Exchange (“NYSE”) volume-weighted average stock price of $52.86 on December 10, 2010, and the NYSE volume-weighted average stock price of $40.59 on December 13, 2010 to reflect the fair market value of Armstrong common stock before and after the dividend. The exercise prices for all unvested stock options were lower than the NYSE volume-weighted average stock prices on December 10, 2010 and December 13, 2010 (in-the-money stock options). To avoid adverse tax consequences, management ensured the ratio of the exercise price to the stock price did not increase from December 10, 2010 to December 13, 2010, and the spread in value between December 10, 2010 and December 13, 2010 did not increase.

The impact of the stock option adjustments for the Named Executive Officers was as follows:

Impact of Stock Option Adjustments Resulting From Special Dividend

Named Executive Officer	Grant Date	Original Grant		Adjustments
		Exercise Price	# of Stock Options	Exercise Price	# of Stock Options
Matthew J. Espe	8/10/2010	$37.54	226,391	$28.83	294,851
Thomas B. Mangas	3/2/2010	$34.13	50,000	$26.21	65,114
	4/1/2010	$38.06	63,172	$29.23	82,275
Frank J. Ready	10/2/2006	$29.37	87,056	$22.55	113,356
	2/23/2009	$13.46	67,144	$10.34	87,448
	4/1/2010	$38.06	37,903	$29.23	49,365
Jeffrey D. Nickel	10/2/2006	$29.37	15,771	$22.55	20,535
	2/23/2009	$13.46	30,837	$10.34	40,162
	4/1/2010	$38.06	14,805	$29.23	19,282
Stephen F. McNamara	10/2/2006	$29.37	7,886	$22.55	10,268
	2/23/2009	$13.46	9,798	$10.34	12,761
	4/1/2010	$38.06	4,484	$29.23	5,840

Impact on Unvested Restricted Stock / Units. Based on the terms and conditions of the individual long-term incentive (“LTI”) equity grants of restricted stock / units, participants received an amount equal to the dividend payment accrued in a non-interest bearing account. A cash payment for the accrued dividends will be made when restrictions lapse on the underlying grants.

Impact on Mr. Espe’s Stock-Price Performance Restricted Stock Units. As discussed in the “CEO Transition” section of the Compensation Discussion and Analysis, Mr. Espe received performance restricted stock units with a grant date value of $1.5 million, vesting 50% on December 31, 2012 and the remaining 50% on December 31, 2013, provided, that the specified stock price targets of $55 per share on December 31, 2012 and $70 per share on December 31, 2013 are achieved. The Board approved adjustments to Mr. Espe’s stock price targets as a result of the special cash dividend. The per-share stock price targets of $55 and $70 were lowered by $12.27 to $42.73 and $57.73, respectively. The change of $12.27 per share reflects the decline in the NYSE volume-weighted stock price of $52.86 on December 10, 2010 and $40.59 on December 13, 2010.

Annual Compensation Benchmarking

Process Overview. Annually, the Committee reviews management’s analysis of the executive officers’ base salary, target cash compensation (annual base salary plus target annual bonus) and target direct compensation (annual base salary plus target annual bonus and target long-term incentive award value). Management uses as a benchmark the median of the market (50th percentile) adjusted for company size based upon revenue. This benchmark is consistent with the Company’s pay philosophy and is the same benchmark used for assessing the base salaries and total cash compensation for the salaried workforce, and total direct compensation for the management team.

The Committee considers a number of factors when determining the amount of compensation for an executive: the competitive labor market; an executive’s prior year performance including the performance of the executive’s business unit or functional area; and the executive’s demonstrated leadership in the areas of safety, organization development, integrity, and diversity. Typically, the executive officers are paid between 100 and 130 percent of the benchmark except for recently-promoted executives who may be paid below 100 percent in recognition of lesser experience. The Committee believes this level of compensation is appropriate to competitively attract and retain the required level of global business knowledge and leadership required by our executive officers.

The principal sources of market data include a compensation peer group for the CEO, and Hewitt Total Compensation Measurement and Towers Watson Executive Compensation Database for the remaining Named Executive Officers. The Committee also compares the executive officers’ compensation to like positions disclosed in the peer company disclosures where meaningful comparisons to similar positions are available.

The compensation peer group is comprised of 14 manufacturing companies in the building and construction industry. The Committee approved the peer group in July 2008. Previously, the peer group contained 15 companies but was reduced to 14 companies in 2010 as a result of the Stanley, Black and Decker merger. Armstrong’s revenues approximate the median of the peer group companies. The majority of the peer companies fall within the generally accepted industry standard peer group criteria of revenue between 1/2 to 2 times Armstrong’s revenues.

Sherwin-Williams Co.	Mohawk Industries, Inc.	Stanley Black & Decker.

USG Corp.	Owens Corning	Steelcase, Inc.

Leggett & Platt, Inc.	Lennox International	Acuity Brands, Inc.

W. R. Grace & Co.	Vulcan Materials Co.	Louisiana-Pacific Corp.

Martin Marietta Materials, Inc.	Herman Miller, Inc.

Named Executive Officers’ Benchmarking Results for 2010. For Messrs. Nickel and McNamara, management conducted a market analysis for the Committee’s review in February 2010 as part of the annual compensation planning process. Messrs. Mangas and Ready were not included in this process for 2010 since their compensation was evaluated in January. Mr. Espe was not employed by the Company at the time the benchmarking was conducted. Sales revenue of $3.0 billion (down from $3.3 billion in 2009) was used when regressing the benchmark data from the Hewitt and Towers Watson databases. The market data was adjusted by 2% to reflect the passage of time from when the data was originally published in the prior year. This level of adjustment was consistent with compensation market surveys which estimated that companies would adjust salary structures by 2% on average.

The following table provides an overview of the analysis used by the Committee as input to determine appropriate changes to the annual base salaries for Messrs. Nickel and McNamara.

Named Executive Officers – 2010 Base Salary Analysis

Named Executive Officer	Base Salary	Benchmark Base Salary Comparison %Above or Below Market Median	Revised Base Salary	% Increase to Base Salary
Jeffrey. D. Nickel	$325,500	–10.9% (below market median)	$356,000	9.4%
Stephan F. McNamara	$215,000	–12.4% (below market median)	$230,000	7%

The Committee discussed each Named Executive Officer’s individual performance and comparison to benchmark compensation. Performance discussions included a review of the individual’s attainment of department objectives. The Committee also discussed each executive’s demonstrated leadership and behaviors of our core values as described in the “The Process Overview” section.

The Committee determined that base salary increases were appropriate for Messrs. Nickel and McNamara given their individual performance and level of compensation in relationship to the benchmark. Effective April 1, 2010, Mr. Nickel’s base salary increased 9.4% from $325,500 to $356,000. Mr. McNamara’s base salary increased 7% from $215,000 to $230,000.

Compensation Mix

The Committee reviews the amount of at-risk compensation for each of our executive officers. This review is conducted as part of the annual compensation planning process. To focus our executives on delivering both short- and long-term results, a significant amount of their total direct compensation (comprised of base salary, annual bonus, and long-term incentive compensation) is dependent upon achieving specified results. Our executive officers earn more compensation when financial and individual results meet or exceed goals and less when goals are not met. The CEO’s target direct compensation has a greater percentage of at-risk compensation than the other executive officers. The Committee believes this difference is reasonable given the CEO’s scope of responsibility and accountability for operating and stock price performance.

The table below shows the current amount of incentive-based compensation for the executive officers. The amount of direct compensation at risk is calculated as follows:

Target Annual Bonus + Target Long-Term Incentive

Base Salary + Target Annual Bonus + Target Long-Term Incentive

The amount of at-risk compensation for our Named Executive Officers ranges from 80% to 49%.

Targeted Direct Compensation at Risk as of December 2010

Named Executive Officer	Direct Compensation at Risk	% at Risk From Target Annual Bonus	% at Risk From Target Long Term Incentive
Matthew J. Espe	80%	20%	60%
Thomas B. Mangas	73%	20%	53%
Frank J. Ready	73%	20%	53%
Jeffrey D. Nickel	63%	19%	44%
Stephen F. McNamara	49%	21%	28%

Annual Bonus

Armstrong’s annual bonus plan is the MAP. The MAP applies to senior and middle managers (employees with annual base salaries of approximately $120,000 and above) and rewards for achieving financial goals. A target bonus is established equal to a percentage of each participant’s annual base salary. As a guide in setting the percentages, the Company considers the median bonus levels at comparable companies, adjusted for differences in company size. The target-setting process is explained in the “Annual Compensation Benchmarking” section of this Compensation Discussion and Analysis. The target bonus percentages for our executive officers range from 40% to 100% of annual base salary.

Named Executive Officers’ Target Bonuses as of December 31, 2010

Named Executive Officer	Target Bonus %	Target Award Value
Matthew J. Espe	100%	$980,000
Thomas B. Mangas	75%	$375,000
Frank. J. Ready	75%	$375,000
Jeffrey. D. Nickel	50%	$178,000
Stephen. F. McNamara	40%	$92,000

Annually the Committee and management evaluate the appropriate financial measure(s) to use for compensating management’s performance for attaining the goals established in our annual operating plan. For 2010, the Committee approved the use of operating income adjusted for working capital variances from plan (“Operating Income”) for the tenth consecutive year. The Committee determined that the use of Operating Income focused management on increasing profitable revenues and controlling expenses. The measure also provided the necessary continuity for the MAP participants to understand the bonus plan’s financial targets, which was important given the CEO vacancy and limited tenure of several executive officers. The Committee established an Operating Income target of $168 million. The target reflected the degree of difficulty built into the operating plan. When establishing the target, the Committee included a detailed review of the Company’s recent performance, residential and commercial construction activity, key economic indicators, interest rates, peer companies’ performance, and planned strategic initiatives. The operating plan was reviewed by the Board in conjunction with management.

After establishing the Operating Income target, the Committee discussed and approved the corporate consolidated and business units’ performance scales to be used for calculating participants’ bonus payouts at the conclusion of the performance period. All executive officers were measured on the corporate consolidated Operating Income results. The following table shows the relationship between the financial achievement and payout percentages for participants measured on the corporate consolidated scale. In developing the payout schedule, the Committee considered the degree of difficulty associated with achieving the various performance levels and the percent of incremental operating income to be split between the employees and shareholders.

2010 MAP Payout Schedule

(Corporate Consolidated Scale)

	% Achievement of Financial Target	Maximum Payout as a % of Target Bonus	Expected Payout as a % of Target Bonus
Threshold Payout	69%	81%	61%
Target Payout	100%	125%	105%
Maximum Payout	129%	200%	200%

In accordance with Section 162(m) of the Internal Revenue Service Revenue Ruling 2008-13, the Committee approves the maximum and expected payout factors. At the conclusion of the performance period, the Committee may apply negative discretion based on an individual’s performance, the Company’s performance compared to competitors, external business conditions, and the achievement of strategic goals. Participants are told to plan on an expected payout since it typically corresponds to the actual achievement.

The Committee in conjunction with management and the Cook & Company compensation consultant reviewed and discussed several factors prior to approving the scale:

•	Employees are appropriately incentivized by earning more bonus as operating income increases;

•	An expected payout of 105% for earning the targeted Operating Income of $168 million would be appropriate given the amount of difficulty built into the 2010 operating plan; and

•	Maximum payout is capped at 200% and is consistent with benchmark incentive plan designs.

The Committee also discussed and approved potential items to exclude from Operating Income when calculating the bonus payments. The items are excluded to avoid penalizing or rewarding executives for unusual events or one-time items, and to avoid giving executives an incentive to delay decisions necessary for the health of the business. The excluded items included:

•	Gains or losses on the sale of businesses or assets;

•	Significant restructuring and unusual one-time items;

•	Discontinued businesses;

•	Asset impairments; and

•	Changes in accounting practices.

2010 Bonus Results. After the conclusion of the bonus performance period, December 31, 2010, the Committee reviewed and discussed the attained results and applicable bonus payouts. The participants’ bonuses were determined by comparing the actual Operating Income results with the financial targets established at the beginning of the year.

The Company earned $194.2 million of Operating Income. This result was based on achieving $188.2 million of adjusted operating income plus a $6 million adjustment for working capital variances from plan. The working capital adjustment was attributed to better inventory management and improved accounts payable performance. The Operating Income achievement represented 116% of the established Operating Income target of $168 million. Based on the Committee-approved performance scale, the achieved Operating Income resulted in an expected payout of 164% of target bonus for participants measured on corporate consolidated results. This level of achievement was driven primarily by strong cost control and efficiencies in manufacturing, sales and general administrative expenses (“SG&A”), as well as improved product mix and price realization.

The Committee, with input from Mr. Espe, discussed the overall Company performance and individual performance of each executive officer excluding Mr. Espe, when determining the 2010 bonus payments. The Committee approved the following payouts:

2010 MAP Payments – Named Executive Officers

Named Executive Officer	Maximum Payout (1)	Expected Payout (1)	Approved Payout
Thomas. B. Mangas (2)(3)	$632,500	$563,700	$591,900
Frank. J. Ready	$690,000	$615,000	$615,000
Jeffrey D. Nickel	$320,500	$285,700	$285,700
Stephen F. McNamara (4)	$166,500	$148,400	$163,200

(1)	Maximum and expected payouts are described earlier in the “Annual Bonus” section.
(2)

Approved payout was approximately 5% greater than the expected payout due mainly to his leadership in the Company’s capital restructuring. The approved payout did not exceed the maximum amount permitted in accordance with Section 162(m) of the Internal Revenue Service Revenue Ruling 2008-13.

(3)	Expected payout was prorated to reflect partial year service based on a February 1, 2010 employment date.
(4)

Approved bonus was approximately 10% greater than the expected payout based on his leadership in restructuring the finance function to improve operational efficiencies and reduce costs. The approved payout did not exceed the maximum payout permitted in accordance with Section 162(m) of the Internal Revenue Service Revenue Ruling 2008-13.

For Mr. Espe, the Committee recommended and the Board approved a bonus payout of $681,800 which was based upon the corporate consolidated results of 164% target achievement and prorated based on Mr. Espe’s service during 2010. Mr. Espe was not present for any discussions related to his compensation.

Long Term Incentive

Equity-based long-term incentive awards link management compensation to shareholder returns and thereby focus management on the long-term performance of the Company. These awards are made under the Company’s 2006 Long Term Incentive Plan (“LTIP”). Awards vest over a multi-year period which provides an incentive for executives to stay with the Company. The awards link participants’ earned compensation to the Company’s operating and stock price performance.

When an executive is hired, an annual target grant value is established. The value is stated as a percentage of the executive’s annual base salary. For the executive officers, this percentage ranges from 55% of base salary to 306%. As a guide in determining the percentages, the Company considers the median of the long-term incentive percentages for comparable jobs at comparable companies, adjusted for differences in company size. The target-setting process is explained in more detail in the “Compensation Benchmarking” section of this Compensation Discussion and Analysis. An executive’s target percentage changes only in the event of promotion, or a change in the competitive guidelines or job responsibilities. The Committee may adjust actual grants based on individual potential and performance. This practice allows for the recognition of an executive’s strong performance and impact on the organization.

The following table provides the long-term incentive target award as a percentage of base salary, and total target award value for the Named Executive Officers as of December 31, 2010.

Named Executive Officers’ Target Long-Term Incentive Awards – As of December 31, 2010

Named Executive Officer	Target Award %	Target Award Value
Matthew J. Espe (1)	306%	$3,000,000
Thomas B. Mangas (2)	200%	$1,000,000
Frank J. Ready (3)	200%	$1,000,000
Jeffrey D. Nickel	120%	$472,200
Stephen F. McNamara	55%	$126,500

(1)	Amounts represent Mr. Espe’s intended long-term incentive opportunity since he did not participate in the annual 2010 grant.
(2)	Amounts do not include Mr. Mangas’ initial new hire equity grant.
(3)	Amounts do not include Mr. Ready’s additional retention grants.

The Committee approved a 2010 long-term incentive grant designed to provide retentive value and meaningful incentive for the participants to strive for a challenging target. The retentive value of the award was a key element in the design of the 2010 grant since all participants’ unvested stock options and restricted stock awards vested as a result of the transactions consummated by Armor TPG and the Trust in August 2009.

The grant was effective on April 1, 2010 and it was the first year since our emergence from bankruptcy in 2006 that the Committee determined to grant performance-restricted equity to all participants in the plan. The grants for Messrs. Ready, Nickel, and McNamara were comprised of 60% stock options and 40% performance restricted shares. As part of his new hire compensation, Mr. Mangas had the choice of award vehicles for his 2010 grant. He chose to receive 100% of his grant in stock options. Mr. Espe did not participate in the grant since he was not employed by the Company on the grant’s effective date.

The number of target performance restricted stock awards was determined using $38.06, the NYSE closing price of Armstrong stock on April 1, 2010. The number of stock options was determined using a Black-Scholes value of $15.83. The assumptions used to determine the valuation of our option awards are set forth in Note 24 “Stock-Based Compensation Plans” in the Notes to Consolidated Financial Statements for the year ended December 31, 2010, as filed as part of the Company’s Annual Report on Form 10-K.

The Committee also established a payout scale for the performance-restricted stock using a one-year performance period with a two-year service vesting requirement, for a total three-year restriction period. The Committee believed a one-year performance period was appropriate given the uncertainty of the global business environment and its impact on establishing a multi-year performance target. The Committee established the three-year restriction period to gain retentive value from the grant. The performance target was established using the 2010 targeted Operating Income of $168 million. The Committee determined that the use of Operating Income focused management on increasing revenues and controlling expenses and provided the necessary continuity for the LTIP participants to understand the financial targets, which was important given the CEO vacancy and limited tenure of several executive officers. The maximum payout was capped at 105% of the number of performance restricted shares granted for achieving targeted operating income of $168 million. Threshold payout was established at 40% for achieving 70% of the operating income target. The Committee believed this performance scale provided meaningful incentive to strive for a challenging target while preserving the plan’s share usage. Despite limited upside beyond the established operating income target, the executives would potentially gain additional value through stock appreciation.

2010 Performance-Restricted Equity Results. After the conclusion of the long-term incentive performance period, December 31, 2010, the Committee reviewed and discussed the attained results and the amount of earned performance-restricted shares. The participants’ earned shares were determined by comparing the actual Operating Income result with the financial targets established at the beginning of the year.

The Company earned $194.2 million of Operating Income which resulted in the participants’ earning 105% of the original number of performance restricted shares. This level of achievement was driven primarily by strong cost control and efficiencies in manufacturing, sales and general administrative expenses (“SG&A”), as well as improved product mix and price realization. Additional details on the calculation of the earned Operating Income are included in the “Annual Bonus” section of this Compensation Discussion and Analysis.

Stock Ownership Guidelines

The Committee instituted stock ownership guidelines for our executive officers effective August 5, 2010 to align the interests of the shareholders and management. The Committee discussed the market prevalence of ownership guidelines and determined that new senior leadership and an explicit strategy to more aggressively grow shareholder value provided the momentum for the ownership requirements.

Ownership requirements are reviewed annually as part of the compensation planning process. The stock ownership requirements for our executive officers are calculated as a fixed number of shares using a required ownership multiple, the executive’s annualized base salary as of a certain date, and the stock price as of a fixed date. The required ownership multiple for our CEO is five times annual base pay and is three times annual base pay for the other executive officers. Stock ownership requirements must be met by each executive within five years from the executive’s date of hire or, for current executives, from the date of adoption of the ownership guidelines.

Shares may be counted toward the policy’s ownership requirements whether held directly by the executive or owned jointly with a partner provided that shares are vested, and for stock options, the value must exceed the exercise price (“in-the-money” options). We include unexercised stock options in the calculation.

The Committee last reviewed the executive officers’ progress toward meeting the ownership requirements in February 2011. As of the date of this proxy statement, Messrs. Ready and McNamara have met their requirements. The remaining executive officers have not yet met their ownership requirements due to their limited tenure, but are projected to reach the required level within the permitted five-year period assuming conservative growth in stock value.

Recoupment Policy

In order to further align management’s interests with the interests of shareholders and support good governance practices, we expanded our recoupment policy applicable to short- and long-term incentive awards. In the event we are required to prepare an accounting restatement due to a material noncompliance with any financial reporting requirement under the security laws, as a result of fraud, misconduct, or gross negligence, our company may exercise its discretion and take action to recoup the amount of the award, including stock-based awards, which exceeded the payment that would have been made based on the restated financial results.

Prohibition on Derivative Trading

All members of senior management, including the Company’s Named Executive Officers and certain other employees, and directors, are required to clear any transaction involving company stock with the Senior Vice President, Secretary, and General Counsel or his or her designee prior to entering into such transaction.

Our company prohibits derivative transactions in our Company stock, including:

•	Trading in any puts, calls, covered calls or other derivative products involving Company securities;

•	Engaging in any hedging or monetization transaction with respect to Company securities; or

•	Holding company securities in a margin account or pledging Company securities as collateral for a loan.

Beginning in 2011, we permitted senior management to utilize a stock trading plan that complies with Rule 10b5-1 of the Securities Exchange Act of 1934. All such plans are subject to Company pre-approval and the ability to enter into such plans remains subject to the prohibitions on trading while in possession of material non-public information.

Employee Benefits

To attract and retain talented employees, Armstrong offers a comprehensive package of health, welfare and retirement benefits that are competitive with those offered by other large employers. The benefit plans for senior managers are generally the same as those provided to other salaried employees with three exceptions:

•	Executives pay approximately 40% more in health care premiums than those paid by most salaried employees with comparable coverage;

•	Executives are eligible to receive enhanced company-paid long-term disability benefits; and

•	Executives are eligible for non-qualified retirement benefits.

Salaried employees who were hired before January 1, 2005, and who had a specific combination of age and service, are eligible to participate in the Company’s qualified defined benefit pension plan, the Retirement Income Plan (“RIP”). The Company also established a nonqualified pension plan, the Retirement Benefit Equity Plan (“RBEP”), to pay any benefit that cannot be paid under the RIP due to statutory limits. Mr. Ready met the qualifications to remain in the RIP and RBEP plans. The 401(k) match for employees who were hired before January 1, 2005 provides a 50% company-match on the first 6% of employee contributions up to a maximum company match of $8,250 for 2010.

Mr. Ready also participants in a split dollar life insurance policy entered into in 1997. Armstrong ceased paying the premiums on the policy for Mr. Ready in 2006. Armstrong retains a collateral interest in the policy’s cash value equal to the premiums paid by the Company. Upon Mr. Ready’s 62nd birthday, Armstrong will receive the money it paid in premiums for the policy.

Although hired prior to January 1, 2005, Mr. McNamara is no longer eligible to participate in the RIP and RBEP since he did not have the required combination of age and service when the RIP eligibility was changed. Instead, he is eligible to participate in a 401(k) savings plan which provides a 100% company match on the first 4% of employee contributions, and a 50% match on the next 4% of employee contributions up to a maximum company match of $16,500 for 2010. Messrs. Espe and Mangas are also eligible to participate in this plan.

An unfunded, nonqualified deferred compensation plan, the Armstrong Nonqualified Deferred Compensation Plan (“NQDCP”), was established for managers ineligible to participate in the Retirement Income Plan, allowing a deferral of up to an additional 8% of earnings exceeding $206,250 in 2010 (based on the Internal Revenue Code 402(g) elective deferral limit in effect for the plan year). Messrs. Espe, Mangas and McNamara are eligible to participate in this plan.

Perquisites

We provide two executive perquisites: a company-paid yearly physical examination and an annual reimbursement of up to $4,500 for personal financial planning and tax preparation services. The Committee provides these benefits to our Named Executive Officers to ensure each person has the opportunity to assess their physical and financial well-being. Perquisites’ values are not considered for purposes of determining any annual or long-term incentive award or benefit coverage.

All perquisites related to the personal use of corporate aircraft and the excise tax gross-up for personal use of the corporate aircraft were eliminated in 2010 coincident to the CEO transition. The Company no longer owns corporate aircraft.

Change in Control Agreements

The Committee provides individual CIC Agreements to the Named Executive Officers to provide a competitive level of financial security in the event of a CIC. Beginning in 2009, the Committee engaged Cook & Company to evaluate competitive market practices for CIC benefits in preparation for the expiration of existing CIC Agreements scheduled for October 2009. However, prior to the expiration of the CIC agreements, effective August 28, 2009, a CIC occurred under the terms of the CIC agreements for Messrs. Lockhart, Ready and Rodruan by reason of the transaction consummated by Armor TPG and the Trust. Mr. Lockhart received CIC payments upon his termination (see “CEO Transition” section in the Compensation Discussion and Analysis for additional details). For either Messrs. Ready or Rodruan, an involuntary termination without cause or a termination for good reason would trigger CIC payments under their individual agreements. Their CIC agreements will continue in effect until September 1, 2012. Details of their individual CIC benefits are provided in the “Potential Payments Upon Termination or Change in Control” table of the Compensation Discussion and Analysis.

In anticipation of hiring future executives, the Committee continued to review and assess the analysis provided by Cook & Company, with the primary goal to align potential new CIC agreements with competitive best practices. The Committee determined new CIC agreements would include the following key changes:

Overview of New CIC Agreements’ Key Provisions

Term	New CIC Agreements’ Provisions	Original CIC Agreements’ Provisions
Term of Agreement	Fixed 1-year term that automatically renews for an additional year unless notice within 90 days prior to the anniversary of intent not to renew; term automatically continues for 2 years if the CIC occurs during term	Fixed 1-year term that automatically continues for 3 years if CIC occurs during term

Severance Benefits	2.5 times base salary plus target bonus for Mr. Espe, 2.0 base salary plus target bonus for Mr. Mangas, and 1.5 base salary plus target bonus for Mr. McNamara	3.0 times base salary plus best bonus out of prior 3 years or current year’s target bonus for former CEO and Mr. Ready; 2.0 times base salary plus best bonus out of prior 3 years or the current year’s target bonus for all others

Prorata Bonus	Based on actual results achieved in the bonus plan year during which the termination occurs if a change in control termination occurs prior to the completion of a bonus plan year	Based on target bonus provided a minimum performance threshold is met

Accelerated Equity Vesting	Use double-trigger accelerated vesting (requires a CIC and termination of employment) for stock options and restricted stock to vest if assumed by the acquirer; cash-out equity if not assumed by the acquirer	Use single-trigger accelerated vesting (only requires a CIC) for stock options and restricted stock to vest

280G Taxation	Any amounts paid under the Change in Control Agreement will be reduced to the maximum amount that can be paid without being subject to the excise tax imposed under Internal Revenue Code Section 280G, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount	Full Excise Tax Gross-up

In addition to the changes in key provisions, the Committee also tightened the conditions by which a change-in-control would be triggered to be more restrictive and to better align with the Company’s current ownership structure.

The Company entered into five new CIC Agreements in 2010 including Messrs. Espe, Mangas, Nickel, and McNamara. The details of Mr. Espe’s and Mr. Mangas’ CIC agreements are discussed under the CEO Transition and CFO Transition sections of the Compensation Discussion and Analysis, respectively.

Overview of Mr. McNamara’s Change in Control Agreement. On August 6, 2010, subject to Board approval, the Company entered into a Change in Control Agreement with Mr. McNamara. If a change in control occurs and Mr. McNamara terminates employment within twenty-four months thereafter, the Company will pay Mr. McNamara: (1) a severance payment amounting to one and one-half times the sum of the annual base salary plus his target annual bonus for the year of termination; (2) a prorated bonus based on actual results achieved in the bonus plan year during which the termination occurs if a change in control termination occurs prior to the completion of a bonus plan year; (3) welfare benefit continuation for a period of eighteen months; and (4) outplacement fees not to exceed $30,000. In addition, any amounts paid under the Change in Control Agreement will be reduced to the maximum amount that can be paid without being subject to the excise tax imposed under Internal Revenue Code Section 280G, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount.

Tax Deductibility of Compensation

Armstrong’s annual and long-term incentive plans are designed to qualify cash and certain stock incentives as performance-based compensation under Section 162(m) of the Internal Revenue Code (“IRC”). This compensation includes the MAP, performance restricted shares, and stock option grants where the payment or award provisions comply with the IRC requirements.

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of Armstrong’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Management Development and Compensation Committee

Stan A. Askren, Chair

James J. Gaffney

Larry S. McWilliams

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor incorporated by reference into any future SEC filing under the Securities Act or the Exchange Act, except to the extent that Armstrong specifically incorporates it by reference therein.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation reported for each of the Named Executive Officers for the fiscal year ended December 31, 2010. The table also sets forth the information regarding the fiscal 2009 and 2008 compensation for Messrs. Lockhart and Ready because they were Named Executive Officers in those fiscal years. 2009 was the first year Messrs. Rodruan, Nickel and McNamara met the criteria for inclusion in the Summary Compensation Table. Mr. Rodruan had previously been included as a Named Executive Officer. However, the previous years in which he was included pre-date the years reflected in the table. In 2010, Messrs. Espe and Mangas were hired and met the criteria for inclusion in the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)		Total ($)
M. J. Espe Chief Executive Officer and President (6)	2010	415,758	3,867,758	2,600,000	3,500,000	266,042	—	—		10,649,558
T. B. Mangas Senior Vice President and Chief Financial Officer (6)	2010	458,333	500,000	682,600	1,729,741	591,900	—	34,008	(7)	3,996,583
F. J. Ready Executive Vice President and CEO, Armstrong Floor Products	2010 2009 2008	500,000 450,000 436,750	— — —	892,636 240,248 —	600,278 320,277 —	615,000 441,000 68,000	334,041 78,567 139,639	9,810 10,489 10,745		2,951,765 1,540,581 1,237,494
J. D. Nickel Senior Vice President, Secretary and General Counsel	2010 2009	348,375 321,625	— —	156,274 110,332	234,469 147,092	285,700 234,800	48,561 14,999	34,991 24,089	(7)	1,108,370 852,937
S. F. McNamara Vice President and Controller	2010 2009	226,250 215,000	— —	47,347 35,036	71,014 46,736	163,200 117,000	22,401 1,415	23,331 16,503	(7)	553,543 431,690
M. D. Lockhart Former Chairman of the Board, President and CEO	2010 2009 2008	163,333 980,000 980,000	— — —	— 1,569,760 1,985,260	— 1,047,583 1,322,963	— 1,543,500 786,000	514,453 1,048,505 1,392,089	11,015,286 2,948,960 240,795	(8)(9)	11,693,072 9,138,308 5,691,751
W. C. Rodruan Former Interim Chief Financial Officer (6)	2010 2009	312,300 303,300	— —	182,003 179,906	121,381 —	157,400 218,400	164,153 124,403	10,558 10,627		947,795 836,636

(1)

The amounts disclosed for Mr. Espe were a replacement cash bonus that vested on November 1st in the amount of $3,452,000 and a guaranteed bonus in the amount of $415,758. The amount disclosed for Mr. Mangas was a signing-bonus paid upon hire.

(2)

The amounts reflect the aggregate grant date fair value of stock and option awards granted in the fiscal year, computed in accordance with FASB ASC Topic 718, rather than the dollar amount recognized for financial statement purposes for the fiscal year. The assumptions used to determine the valuation of our option awards are set forth in Note 24 “Stock-Based Compensation Plans” in the Notes to Consolidated Financial Statements.

(3)

The 2010 amounts disclosed are the awards under the MAP. As specified under the MAP, award amounts are subject to a mandatory reduction of up to $20,000 to the extent a corresponding contribution can be made to the Bonus Replacement Retirement Plan which is a qualified, tax-deferred profit sharing plan. For 2010, $20,000 reductions were made for each of Messrs. Ready and Rodruan. A $15,000 reduction was made for Mr. McNamara. The MAP payments were approved by the Management Development and Compensation Committee at its February 25, 2011 meeting.

(4)

The amounts in this column show the change in pension value under the Retirement Income Plan and the Retirement Benefit Equity Plan. Messrs. Nickel’s and McNamara’s pension benefits were frozen on February 28, 2006 because they did not have the requisite 60 points of age and service to continue accruing pension benefits under the plan. Messrs. Nickel’s and McNamara’s pension benefits will not change due to additional service or pay; however, the present value will go up or down depending on the discount rate and mortality assumptions. Additional information regarding these plans follows the Pension Benefits table. Additional information regarding deferred compensation follows the Nonqualified Deferred Compensation table.

(5)

The amounts shown in the “All Other Compensation” column include: (i) Company matching contribution to the Savings and Investment Plan (and for Messrs. Mangas, Nickel and McNamara to the Armstrong Nonqualified Deferred Compensation Plan); (ii) premiums for long-term disability insurance; (iii) tax assistance payments on imputed income related to personal use of Company aircraft (available only for Mr. Lockhart); (iv) tax assistance payments on imputed income related to spouse travel on Company aircraft when traveling to Board of Directors’ meetings; and (v) personal benefits (“perquisites”) consisting of medical examinations, financial planning expense reimbursements and personal use of Company aircraft to the extent the total perquisite value is $10,000 or greater per individual. For each person other than Mr. Lockhart, the total value of all such perquisites did not reach $10,000, and is not included in the amount shown. The Company no longer owns corporate aircraft.

(6)

Mr. Espe joined the Company on July 26, 2010 as the Chief Executive Officer and President replacing Mr. Lockhart who retired effective February 28, 2010. Mr. Mangas was hired on February 1, 2010 as the Company’s Chief Financial Officer, replacing Mr. Rodruan who was serving in the role on an interim basis. Mr. Rodruan was the Interim Chief Financial Officer from April 1, 2009 through January 31, 2010. Mr. Rodruan remains actively employed by the Company as Vice President, Finance, Armstrong Floor Products.

(7)

Messrs. Mangas, Nickel and McNamara each received a Company matching contribution under the Savings and Investment Plan in amounts as follows: Mr. Mangas - $16,500; Mr. Nickel - $12,375; and Mr. McNamara - $13,564. Under the Armstrong Nonqualified Deferred Compensation Plan each were credited a Company match contribution of the following: Mr. Mangas - $15,125; Mr. Nickel - $22,615; and Mr. McNamara - $8,220.

(8)

The amount shown includes the aggregate incremental cost (e.g., fuel, landing fees and incremental crew expenses) of Mr. Lockhart’s personal use of Company aircraft of $34,421 and the reimbursement for related taxes incurred of $12,300. This benefit was only provided to Mr. Lockhart, who is no longer employed by the Company. The Company no longer owns corporate aircraft.

(9)	The amount shown includes $10,957,107 provided to Mr. Lockhart in connection with his retirement and separation from the Company effective February 28, 2010.

GRANTS OF PLAN-BASED AWARDS

The table below shows information on annual incentive compensation, restricted stock, stock options and performance restricted share awards which were provided to each of the Company’s Named Executive Officers in 2010. There is no assurance that the Grant Date Fair Value of Stock and Option Awards will be realized by the executive.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- Lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Name		Grant Date
M. J. Espe	(1)	N/A	415,758	415,758	831,516
	(2)	8/10/2010							29,303			1,100,000
	(2)	8/10/2010								294,851	28.83	3,500,000
	(2)	8/10/2010					39,958					1,500,000
T. B. Mangas	(1)	N/A	209,688	343,750	687,500
	(3)	3/2/2010							20,000			682,600
	(3)	3/2/2010								65,114	26.21	729,277
	(4)	4/1/2010								82,275	29.23	1,000,464
F. J. Ready	(1)	N/A	228,750	375,000	750,000
	(5)	1/8/2010							12,500			492,625
	(4)	4/1/2010				4,204	10,510	11,036				400,011
	(4)	4/1/2010								49,365	29.23	600,278
J. D. Nickel	(1)	N/A	106,255	174,188	348,376
	(4)	4/1/2010				1,643	4,106	4,312				156,274
	(4)	4/1/2010								19,282	29.23	234,469
S. F. McNamara	(1)	N/A	55,205	90,500	181,000
	(4)	4/1/2010				498	1,244	1,307				47,347
	(4)	4/1/2010								5,840	29.23	71,014
M. D. Lockhart	(1)	N/A
W. C. Rodruan	(1)	N/A	85,726	140,535	281,070
	(4)	4/1/2010				1,913	4,782	5,022				182,003
	(4)	4/1/2010								9,982	29.23	121,381

(1)

The amounts shown represent the 2010 participation by the Named Executive Officers in the MAP. The actual payouts approved by the Committee on February 25, 2011 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Messrs. Espe and Mangas’ MAP target was prorated for 2010 based on hire date with the Company. Mr. Espe had a guaranteed minimum bonus for 2010 in the amount of $415,758, based on actual results of the Company he earned an additional $266,042 under MAP.

(2)

Mr. Espe was granted 29,303 restricted stock units upon hire. The units will vest in three equal installments at one, two and three years. In addition, Mr. Espe was awarded 226,391 nonqualified stock options with an exercise price of $37.54. As required under the 2006 Long-Term Incentive Plan, the number of stock options was adjusted to 294,851 and the exercise price was adjusted to $28.83, as a result of the special cash dividend of $13.74 per Common Share paid on December 10, 2010. The stock options will vest in three equal installments at one, two and three years from the date of grant. Mr. Espe was granted 39,958 performance restricted stock units (PRSU) upon hire. The PRSU will vest as follows: (i) 50% of the PRSU (19,979 units) will vest on December 31, 2012 if the stock price target of $42.73 has been achieved; (ii) 50% of the PRSU (19,979 units) will vest on December 31, 2013 if the stock price target of $57.73 has been achieved; and if the PRSU do not vest in accordance with clause (i) and / or clause (ii), the PRSU will vest when the applicable stock price target is achieved, but only if they are achieved no later than December 31, 2014.

(3)

Mr. Mangas received a one-time special grant upon hire. Mr. Mangas received 50,000 stock options and 20,000 shares of restricted stock. As required under the 2006 Long-Term Incentive Plan, the number of stock options was adjusted to 65,114 shares and the exercise price was adjusted to $26.21, as a result of the special cash dividend of $13.74 per Common Share paid on December 10, 2010. The stock options will vest and restrictions will lapse on the restricted stock in three equal installments at two, three and four years from the effective date of the grant.

(4)

On April 1, 2010, the Committee authorized a grant of 40% performance restricted shares and 60% non-qualified stock options for the officers of the Company. The exercise price was $38.06. The stock options vest and become exercisable in three installments at one, two and three years. The performance restricted shares have a one-year performance period followed by a two-year service vesting period for a total three-year restriction period. The performance shares are based on corporate operating income; the participants earn up to 105% of the performance restricted shares if the Company achieves 100% of the operating income goal. Any cash dividends declared will be accrued in a non-interest bearing account and paid when the restrictions on the underlying shares lapse. Per Mr. Mangas’ offer letter, he was able to choose the mix of securities used to deliver his 2010 LTI grant. Mr. Mangas chose non-qualified stock options as the vehicle for his 2010 LTI grant. At the time of grant, Mr. Rodruan was not an elected officer of the Company, and therefore his LTI grant was in the form of 60% performance restricted units and 40% non-qualified stock options. As required under the 2006 Long-Term Incentive Plan, the number of stock options and the exercise price were adjusted, as a result of the special cash dividend of $13.74 per Common Share paid on December 10, 2010.

(5)

The Committee awarded Mr. Ready with a one-time special restricted stock award on January 8, 2010. The award consisted of 12,500 time-based restricted shares. The restriction will lapse on December 31, 2012.

(6)	The assumptions used to calculate these values for the 2010 grants are set forth in Note 24 to the Company’s Consolidated Financial Statements for the year ended December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows the number of shares covered by exercisable and unexercisable stock options, unvested restricted stock and performance restricted share awards held by the Company’s Named Executive Officers on December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plans Awards Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)(2)

	Exercisable(1)	Unexercisable(1)

M. J. Espe		294,851	28.83	08/10/20
					29,303	1,260,029
							39,958	(4)	1,718,194
T. B. Mangas		65,114	26.21	03/02/20
		82,275	29.23	04/01/20
					20,000	860,000
F. J. Ready	113,356		22.55	10/02/16
	87,448		10.34	02/23/19
					12,500	537,500
		49,365	29.23	04/01/20
							11,036	(3)	474,548
J. D. Nickel	6,845		22.55	10/02/16
	13,690		22.55	08/28/14
	40,162		10.34	08/28/14
		19,282	29.23	04/01/20
							4,312	(3)	185,416
S. F McNamara	3,422		22.55	10/02/16
	6,846		22.55	08/28/14
	12,761		10.34	08/28/14
		5,840	29.23	04/01/20			1,307	(3)	56,201
M. D. Lockhart	308,031		22.55	10/02/16
	83,452		30.62	02/19/17
	171,792		21.85	02/25/18
W. C. Rodruan	41,071		22.55	10/02/16
		9,982	29.23	04/01/20
							5,022	(3)	215,946

(1)

The number and exercise price for all options with an expiration date of April 1, 2020 or earlier reflect adjustments made as a result of a special cash dividend of $13.74 per Common Share paid on December 10, 2010. Vesting dates for each unexercsiable stock option award are as follows: Mr. Espe’s will vest in three equal installments on August 10, 2011, August 10, 2012 and August 10, 2013; Mr. Mangas grant of 65,114 options will vest in three equal installments on March 2, 2012, March 2, 2013 and March 2, 2014, Mr. Mangas’ other grant will vest in three equal installments on April 1, 2011, April 1, 2012 and April 1, 2013; Messrs. Ready, Nickel, McNamara and Rodruan’s options vest in three equal installments on April 1, 2011, April 1, 2012 and April 1, 2013.

(2)

The 2010 year-end closing market price of the Company’s common stock was used to determine the values shown in this column. The vesting dates for the restricted stock awards are as follows: Mr Espe’s will vest in three equal installments on August 10, 2011, August 10, 2012 and August 10, 2013; Mr. Mangas’ will vest in three equal installments on March 2, 2012, March 2, 2013 and March 2, 2014 and Mr. Ready’s award will become free of restrictions on December 31, 2012.

(3)	The number of Common Shares reflected in this column are the maximum shares, since the performance goal has already been achieved. The awards will vest on December 31, 2012.
(4)

Mr. Espe’s 39,958 performance restricted stock units will vest as follows: (i) 50% of the PRSU (19,979 units) will vest on December 31, 2012 if the stock price target of $42.73 has been achieved; (ii) 50% of the PRSU (19,979 units) will vest on December 31, 2013 if the stock price target of $57.73 has been achieved; and if the PRSU do not vest in accordance with clause (i) and / or clause (ii), the PRSU will vest when the applicable stock price target is achieved, but only if they are achieved no later than December 31, 2014.

OPTION EXERCISES AND STOCK VESTED

The following table shows the exercised of stock options made by each of the Named Executive Officers during 2010 as well as stock awards held by each of the Named Executive Officers that became free of restrictions during 2010.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
M. J. Espe	—	—	—	—
T. B. Mangas	—	—	—	—
F. J. Ready	—	—	—	—
J. D. Nickel	—	—	—	—
S. F. McNamara	—	—	—	—
M. D. Lockhart	219,619	5,816,229	—	—
W. C. Rodruan	—	—	—	—

(1)	The value realized on the exercised options was based on the stock price on the date of exercise minus the exercise price of the options.

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the Retirement Income Plan and the nonqualified Retirement Benefit Equity Plan as of December 31, 2010. The amounts were determined using the same interest rate and mortality rate assumptions used in the Company’s Consolidated Financial Statements. Information regarding the Retirement Income Plan and Retirement Benefit Equity Plan can be found in Note 18 to the Company’s Consolidated Financial Statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
M. J. Espe	Not eligible

T. B. Mangas	Not eligible

F. J. Ready	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	27.5	1,017,552	0

	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	27.5	748,708	0

J. D. Nickel (2)	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	5.4	123,383	0

	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	14.4	196,044	0

S. F. McNamara (2)	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	7.8	120,344	0

	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	Not eligible

M. D. Lockhart (1)(3)	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	9.6	998,833	56,419

	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	24.1	7,284,916	415,257

W. C. Rodruan	Retirement Income Plan for Employees of Armstrong World Industries, Inc.	34.6	1,797,245	0

	Retirement Benefit Equity Plan of Armstrong World Industries, Inc.	34.6	634,801	0

(1)

Under the terms of his Employment Agreement, Mr. Lockhart received two years of service credit for every one year of actual service toward the calculation of his pension benefits under the Retirement Benefit Equity Plan. The Board of Directors granted him five additional years of service credit in 2005.

(2)

Pension benefits for Messrs. Nickel and McNamara were frozen on February 28, 2006 because they did not have the requisite 60 points of age and service to continue accruing benefits under the Retirement Income Plan. Messrs. Nickel’s and McNamara’s pension benefit will not change due to additional service or pay; however, the present value will go up or down depending on the discount rate and mortality assumptions.

(3)	Mr. Lockhart retired effective February 28, 2010.

An unfunded, nonqualified defined benefit pension plan, the Retirement Benefit Equity Plan (“RBEP”), has been established to pay any benefit which cannot be paid under the qualified pension plan (“RIP”) by reason of Internal Revenue Code limitations. All pension benefits are paid by the Company. The pension plans were closed to new salaried participants effective January 1, 2005. Regular pension benefits for Messrs. Nickel and McNamara were frozen as of February 28, 2006. The changes in pension value for Messrs. Nickel and McNamara are based solely on their age and changes in assumptions. Benefits payable under the RIP and RBEP are based on a formula that yields an annual amount payable over the participant’s lifetime beginning at the age where the participant qualifies for an unreduced life annuity benefit.

In addition, Messrs. Ready, Rodruan and McNamara may qualify for an additional annuity payment under the ESOP Pension Account (the “EPA”) to the extent such benefit can be paid under the qualified pension plan. The EPA was established in 2000 to restore a portion of the value lost by a broad group of employees who had purchased shares of Company stock and received Company contributions of additional shares which were intended to help fund the cost of their retiree health care coverage. The starting EPA balance was determined by multiplying the number of ESOP shares held by the participant by $47.75 which was the guaranteed value of the original ESOP convertible preferred shares. The EPA is credited with interest annually using the November 30-year Treasury bond rate. Interest is credited up to the date the participant commences regular pension benefits under the RIP.

Participants in the defined benefit pension plan may retire as early as age 55 provided the participant is vested under the plan. Participants become vested after completing five years of continuous employment having worked at least 1,000 hours in each year. Normal retirement date is the first of the month nearest the participant’s 65th birthday. Except as noted below, there is a reduction for early retirement for salaried participants who retire between the ages of 55 and 65. An employee who retires from active employment can receive an unreduced pension benefit commencing on the date of retirement if the employee’s age (minimum age 55) and Total Service totals 90 points (the “Rule of 90”). The unreduced Rule of 90 benefit is limited to the employee’s pension amount accrued to February 28, 2006. Employees receive credit for post-March 1, 2006 age and service for Rule of 90 eligibility. The Present Value of Accumulated Benefit shown for Messrs. Ready, Rodruan, McNamara and Nickel reflect the actuarial value of their respective Rule of 90 pension benefits.

The normal form of benefit payment is a monthly annuity. Except for payments having a lump sum present value of $10,000 or less under the qualified plan, no lump sum payments are permitted. Various forms of annuity payments (including life, joint and survivor, period certain and level income options) are available under the pension plans. The annuity payments for these options are determined by actuarially adjusting the life annuity pension amount for the selected form of payment. The formula for the regular life annuity pension benefit for salaried employees under the RIP is based on the following factors:

•

the participant’s Average Final Compensation (the “AFC”) which is the average of the three highest years of eligible compensation (base salary plus annual incentive) during the last ten years of employment;

•	the participant’s number of years of Total Service (credited years of employment with the Company) used to calculate the pension amount; and

•

the participant’s Adjusted Covered Compensation (the “ACC”), which is a percentage of the average Social Security tax base for the 35-year period ending with the year the participant will qualify for an unreduced Social Security pension benefit.

The unreduced annual life annuity pension is the sum of the following four calculations, each of which may not be less than zero:

1.	AFC x 0.009 x Total Service to a maximum of 35 years; plus

2.	(AFC – ACC) x 0.005 x Total Service to 35 years; plus

3.	(AFC – 2 x ACC) x 0.0015 x Total Service to 35 years; plus

4.	AFC x 0.012 x Total Service over 35 years.

To the extent the participant is eligible for an EPA pension benefit that can be paid from the qualified pension plan (RIP), all or the allowable portion of the calculated EPA annuity will be added to the regular pension amount. EPA annuity amounts that cannot be paid from the qualified plan are forfeited.

Special provisions apply if the qualified pension plan is terminated within five years following an Extraordinary Event, as this term is defined in the RIP. Upon the occurrence of such an event, plan liabilities would first be satisfied, and then remaining plan assets would be applied to increase retirement income to employees. The amount of the increase is based on the assumption that the employee would have continued employment with Armstrong until retirement. All of the Named Executive Officers would be entitled to this benefit under these circumstances.

The assumptions used to calculate the actuarial present values shown in the table above are as follows:

•	Discount rate used to value benefit obligations equals 5.1%;

•	RP2000CH Mortality Table projected to 2011;

•	EPA interest rate of 4.31%;

•	1994 GAR (RR 2001-62) Mortality Table for EPA annuity conversion; and

•	Retirement at age 65 or Rule of 90 eligibility as specified.

NONQUALIFIED DEFERRED COMPENSATION

The table below shows the executive contributions, earnings and account balances for the Named Executive Officers who participate in the Company’s nonqualified deferred compensation plans.

Name	Executive Contributions in 2010(1) ($)	Registrant Contributions in 2010(2) ($)	Aggregate Earnings in 2010 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 12/31/10 ($)
M. J. Espe	Does not participate

T. B. Mangas	20,167	15,125	3,532	0	38,824

F. J. Ready	0	0	417	0	3,042

J. D. Nickel	30,154	22,616	17,270	0	157,135

S. F. McNamara	9,760	8,220	4,407	0	45,802

M. D. Lockhart	Does not participate

W. C. Rodruan	Does not participate

(1)	The amount in this column is also reported as either Salary or Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
(2)	The amount in this column is also reported in the All Other Compensation column of the Summary Compensation Table.

Armstrong maintains two nonqualified deferred compensation plans that apply to certain of the Company’s Named Executive Officers. The Armstrong Deferred Compensation Plan, which was established in 1985, was closed to new deferrals of base salary and annual incentive compensation starting in 2001. The plan is partially funded with Company-owned life insurance policies held in a grantor trust. These policies were purchased by the Company prior to 1996. Mr. Ready is the only Named Executive Officer participant in this plan. Participants may transfer account balances between any of the plan’s available investment options.

Investment Option	2010 Return
Fidelity Magellan Fund	12.41%
Fidelity OTC Portfolio Fund	20.14%
Fidelity Asset Manager Fund	13.51%
Spartan 500 Index	14.98%
Moody’s Average Corporate Bond Yield	5.50%

The normal form of payout is a 15-year annuity with monthly payments starting on a post-employment date selected by the participant (minimum age 55) but in no event commencing later than the participant’s 65th birthday. Requests for single sum payments are subject to approval by the Company.

If a participant resigns or is discharged for willful, deliberate or gross misconduct, the participant may be paid a single sum amount equal to 94% of the account balance (subject to Company approval) and would forfeit the remaining account balance. If a participant dies before commencing annuity payments, a survivor benefit will be paid to the participant’s designated beneficiary (or estate) as a ten-year annuity. The present value of the survivor benefit is the greater of the participant’s account balance or an amount equal to three times the participant’s actual deferrals. If the participant dies after commencing annuity payments, the remaining payments will be made to the participant’s designated beneficiary or estate.

As explained under the Pension Benefits section, the Company’s defined benefit pension plans were closed to new salaried participants effective January 1, 2005 and existing salaried participants who did not meet the age and service requirements as of March 1, 2006. The Named Executive Officers who fall into this category are eligible to participate in a 401(k) savings plan with an enhanced Company match. Armstrong matches 100% on the first 4% of employee contributions and 50% on the next 4% of employee contributions in the enhanced plan. The Armstrong Nonqualified Deferred Compensation Plan was established to provide benefits similar to the 401(k) as it applies to eligible managers whose eligible earnings (base salary plus annual incentive) exceed 12.5 times the Internal Revenue Code 402(g) elective deferral limit in effect for the plan year. For 2010, the eligible earnings limit was $206,250. A participant may elect to defer up to 8% of eligible base salary earnings and up to 8% of eligible annual incentive earnings. The Company matching contribution will be the same as that provided under the qualified 401(k) savings plan with the enhanced Company match. Messrs. Mangas, Nickel and McNamara are the only Named Executive Officers who participated in this unfunded, nonqualified plan. Participants may transfer account balances between any of the plan’s available investment options listed below on a daily basis.

Investment Option	2010 Return
Davis New York Venture Fund	12.40%
Fidelity Capital Appreciation Fund	18.34%
Fidelity Diversified International Fund	9.65%
Fidelity INTM Government Income	4.74%
Fidelity Low-Priced Stock Fund	20.70%
Fidelity Managed Income Portfolio II	1.83%
Fidelity OTC Portfolio	20.14%
Goldman Sachs Mid Cap Value Fund	24.85%
Invesco Value II	16.51%
Neuberger Berman Genesis Fund	21.42%
PIMCO TOT Return 2 I	7.73%
Rainier Small / Mid Cap Equity Portfolio	25.13%
Spartan 500 Index	14.98%
TRP Global Stock	12.45%

Fidelity Freedom Funds	2010 Return	Fidelity Freedom Funds	2010 Return
Freedom Income Fund	7.63%	2030	14.04%
2010	11.65%	2035	14.46%
2015	11.75%	2040	14.62%
2020	12.93%	2045	14.72%
2025	13.82%	2050	14.90%

Participants become 100% vested in the Company match account after completing three years of continuous employment having worked at least 1,000 hours in each year.

Except in the case of an unforeseeable emergency or having reached age 70, no in-service distributions are permitted. Participants can elect to receive plan benefits as a single lump sum or in 120 monthly installments commencing after the date of the participant’s termination of employment. All elections must comply with the Internal Revenue Code requirements. If the total account value is less than $10,000, the entire account balance will be paid as a single sum at the time of termination. In the event of a participant’s death, any remaining payments shall be paid to the participant’s designated beneficiary or estate.

The Company reserves the right to cause the participant to forfeit or require repayment of the Company match benefits where the participant is discharged for willful, deliberate or gross misconduct or where the participant has engaged in conduct that is injurious to the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below summarize the estimated value of the potential payments and benefits under the Company’s plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment under the circumstances indicated. Except for the continuation of health and welfare benefits and outplacement support, amounts would be paid as a lump sum at termination. The amounts shown assume that such termination was effective December 31, 2010.

Each of the Named Executive Officers who participate in the Company’s Pension Benefits and / or Nonqualified Deferred Compensation plans are eligible for the benefits shown in the accompanying tables and related narrative disclosures.

M. J. Espe

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$1,960,000	$1,960,000	$4,900,000	Not Applicable
Health & Welfare Benefit Continuation	—	—	57,234	57,234	71,543
Outplacement Support	—	—	14,000	14,000	30,000
Pro-rated Bonus			415,758	415,758	415,758
Accelerated Long-Term Incentives
Performance Shares	—	—	—	—	1,718,194
Restricted Stock	—	—	1,260,029	1,260,029	1,260,029
Stock Options	—	—	—	—	4,178,039
Change in Control Lump Sum Retirement Payment	—	—	—	—	—
Excise Taxes & Gross-Up	—	—	—	—	Not Applicable

Total	—	—	$3,707,021	$3,707,021	$12,573,563	Not Applicable

T. B. Mangas

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$875,000	$875,000	$1,750,000	Not Applicable
Health & Welfare Benefit Continuation	—	—	29,483	29,483	58,966
Outplacement Support	—	—	14,000	14,000	30,000
Pro-rated Bonus			343,750	343,750	343,750
Accelerated Long-Term Incentives
Performance Shares
Restricted Stock	—	—	286,638	286,638	860,000
Stock Options	—	—	364,410	364,410	2,226,191
Change in Control Lump Sum Retirement Payment	—	—	—	—	—
Excise Taxes & Gross-Up	—	—	—	—	Not Applicable

Total	—	—	$1,913,281	$1,913,281	$5,268,907	Not Applicable

F. J. Ready

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$500,000	$500,000	$2,823,000	$2,823,000
Health & Welfare Benefit Continuation	—	—	—	—	97,086	97,086
Outplacement Support	—	—	14,000	14,000	30,000	30,000
Pro-rated Bonus			375,000	375,000	375,000	375,000
Accelerated Long-Term Incentives
Performance Shares					474,548	474,548
Restricted Stock	—	—	—	—	537,500	537,500
Stock Options	—	—	—	—	679,756	679,756
Change in Control Lump Sum Retirement Payment	—	—	—	—	759,749	5,343,457
Excise Taxes & Gross-Up	—	—	—	—	1,079,311	2,607,213

Total	—	—	$889,000	$889,000	$6,855,950	$12,967,560

J. D. Nickel

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$304,928	$304,928	$1,068,000	Not Applicable
Health & Welfare Benefit Continuation	—	—	—	—	61,860
Outplacement Support	—	—	14,000	14,000	30,000
Pro-rated Bonus			178,000	178,000	178,000
Accelerated Long-Term Incentives
Performance Shares					185,416
Restricted Stock	—	—	—	—	—
Stock Options	—	—	—	—	265,513
Change in Control Lump Sum Retirement Payment	—	—	—	—	—
Excise Taxes & Gross-Up	—	—	—	—	Not Applicable

Total	—	—	$496,928	$496,928	$1,788,789	Not Applicable

S. F. McNamara

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$103,146	$103,146	$483,000	Not Applicable
Health & Welfare Benefit Continuation	—	—	—	—	42,774
Outplacement Support	—	—	14,000	14,000	30,000
Pro-rated Bonus			92,000	92,000	92,000
Accelerated Long-Term Incentives
Performance Shares					56,201
Restricted Stock	—	—	—	—	—
Stock Options	—	—	—	—	80,417
Change in Control Lump Sum Retirement Payment	—	—	—	—	—
Excise Taxes & Gross-Up	—	—	—	—	Not Applicable

Total	—	—	$209,146	$209,146	$784,392	Not Applicable

W. C. Rodruan

Benefit	Resignation	Involuntary for Cause	Involuntary without Cause	Termination for Good Reason	Change in Control without Pension Enhancements	Change in Control with Pension Enhancements
Cash Severance	—	—	$303,300	$303,300	$1,043,400	$1,043,400
Health & Welfare Benefit Continuation	—	—	—	—	77,546	77,546
Outplacement Support	—	—	14,000	14,000	30,000	30,000
Pro-rated Bonus			128,090	128,090	128,090	128,090
Accelerated Long-Term Incentives
Performance Shares					215,946	215,946
Restricted Stock	—	—	—	—	—	—
Stock Options	—	—	—	—	137,452	137,452
Change in Control Lump Sum Retirement Payment	—	—	—	—	991,635	1,419,085
Excise Taxes & Gross-Up	—	—	—	—	540,858	683,342

Total	—	—	$445,390	$445,390	$3,164,927	$3,827,190

Resignation or Involuntary Termination for Cause.

No incremental benefits are provided to any of the Named Executive Officers in the event of a voluntary resignation or an involuntary termination for Cause. Cause is defined as (i) the willful and continued failure by the executive to substantially perform the executive’s duties after a written demand for substantial performance is delivered to the executive by the Board of Directors, or (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company, or (iii) the executive’s conviction of any felony.

Involuntary Termination without Cause.

Effective August 28, 2009, a Change in Control (the “CIC”) occurred under the terms of the CIC agreements for Messrs. Ready and Rodruan by reason of the transactions consummated by Armor TPG and the Trust. As a result, an involuntary termination without Cause or a termination for Good Reason effective December 31, 2010 involving Messrs. Ready or Rodruan would trigger the payment of the amounts shown in the Change in Control without Pension Enhancements column.

Severance benefits for executive participants provide two weeks of base salary severance per year of credited service with a minimum of eight weeks and a maximum of 52 weeks. The Severance Pay Committee reserves the right to depart from the severance pay schedule where factors justify an upward or downward adjustment in the level of benefits. In no event may the severance payment exceed two times the participant’s annual compensation.

In the event of involuntary termination where severance applies, all salaried employees are eligible for continuation of health care and life insurance benefits at active employee premium contributions for a period of six months unless the employee is eligible for and elects retiree health care coverage. In addition, senior executives are eligible for twelve months of executive outplacement support provided by an outside service provider.

Pursuant to Mr. Espe’s Employment Agreement, he will be entitled to the following severance pay and benefits, conditioned on the execution of a release and his compliance with certain restrictive covenants: (1) payment of 200% of his base salary, (2) welfare benefit continuation for 24 months, (3) a pro rata bonus and (4) accelerated vesting of the replacement restricted stock unit grant. Mr. Espe will be subject to a two-year non-compete and non-solicit following his termination of employment.

Mr. Mangas’ offer letter stated the first tranche of his initial one-time special equity award would vest upon an involuntary termination (16,666 stock options and 6,666 shares of restricted stock). Any remaining unvested stock options or shares from the initial equity award would be forfeited. Health care and life insurance would continue at the active employee contribution levels for twelve months. Additionally, the Company would provide six months of executive outplacement services.

Termination for Good Reason.

Termination for Good Reason is defined in each executive’s Individual Change in Control Agreement and includes any one of the following events:

(i)	the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the executive’s responsibilities;

(ii)	a reduction by the Company in the executive’s annual base salary;

(iii)	failure by the Company to pay to the executive any portion of the executive’s current compensation; or

(iv)	failure by the Company to continue in effect any compensation or benefit plan in which the executive participates immediately prior to a Change in Control which is material to the executive’s total compensation unless an equitable arrangement has been made.

Change in Control.

The Company entered into five new Change in Control agreements in 2010 including Messrs. Espe, Mangas, Nickel and McNamara. The Change in Control agreements have a fixed one year term that automatically renews for an additional year unless notice within ninety days prior to the anniversary of intent not to renew. The agreements automatically continue for two years if a change in control occurs during the term. The Company had two prior CIC Agreements with Messrs. Ready and Rodruan. These agreements provide severance benefits in the event of a termination of employment following a CIC of Armstrong World Industries, Inc. The purpose of the agreements is to foster stability among this group of executives in the face of a possible CIC. Effective August 28, 2009, a Change in Control was deemed to have occurred under the terms of the CIC agreements for Messrs. Ready and Rodruan. For Messrs. Ready and Rodruan, their CIC agreements will continue in effect until September 1, 2012.

Severance benefits for Messrs. Espe, Mangas, Nickel and McNamara, which are payable in the event of the executive’s termination following a CIC, include:

(i)	a lump sum cash severance payment equal to, the sum of the executive’s annual base salary and target annual bonus for the year of termination, or if no target has been set as of the Date of Termination, the target bonus for the year immediately prior to the year in which the Date of Termination occurs times the applicable multiple, which is 250% for Mr. Espe, 200% for Messrs. Mangas and Nickel and 150% for Mr. McNamara;

(ii)	a lump sum payment of the portion of the executive’s annual target bonus applicable to the year of termination calculated by multiplying the target bonus by the fraction obtained by dividing the number of full and partial months completed during such uncompleted performance award period by 12 multiplied by the applicable business unit achievement factor;

(iii)	continuation of life, disability, accident and health insurance benefits at active employee contributions for a number of months following termination, which shall be reduced to the extent comparable benefits are made available to the executive by a subsequent employer without cost. The number of months is 30 for Mr. Espe, 24 for Messrs. Mangas and Nickel and eighteen months for Mr. McNamara;

(iv)	eligibility for post-retirement health care and life insurance benefits had the executive terminated employment during the period of twenty-four months after the actual date of termination;

(v)	for Mr. Espe, payment for unused vacation which would have been earned had the executive continued employment through December 31 of the year of termination; for Messrs. Mangas, Nickel and McNamara, payment for unused but earned vacation through the date of termination;

(vi)	Company payment of reasonable fees for executive outplacement support for up to 30 months for Mr. Espe, and 24 months for Messrs. Mangas, Nickel and McNamara, where the cost shall not exceed $30,000;

(vii)	if the CIC payment would be subject to the Excise Tax imposed by Section 4999 of the Code, the amounts and benefits payable shall be reduced by an amount that would result in no Excise Tax being imposed, unless the amounts and benefits the executive would receive after such reduction would be greater than the amounts and benefits the executive would receive if there were no reduction and the Excise Tax were paid by the executive; and

(viii)	payment of legal fees incurred in connection with a good faith dispute involving the CIC agreement.

Under the terms of the CIC agreements, certain stock-based benefits are accelerated upon the occurrence of a CIC termination. Accelerated benefits include accelerated vesting of all unvested stock options and unvested restricted stock awards. In addition, all unearned performance restricted shares held by the executive would be deemed to have been earned to the target level under the stock plan and would become free of restrictions.

Under the old CIC Agreements for Messrs. Ready and Rodruan, CIC severance benefits are payable if the executive is involuntarily terminated or terminates employment for Good Reason within three years following a CIC.

Severance benefits for Messrs. Ready and Rodruan, which are payable in the event of the executive’s termination following a CIC, include:

(i)	a lump sum cash severance payment equal to the sum of the executive’s annual base salary and the higher of the executive’s highest annual bonus earned in the three years prior to termination or prior to the CIC multiplied by three for Mr. Ready and two for Mr. Rodruan;

(ii)	a lump sum payment of the portion of the executive’s annual target bonus applicable to the year of termination calculated by multiplying the target bonus by the fraction obtained by dividing the number of full and partial months completed contingent on the achievement of the pre-established performance goal as determined by the Management Development and Compensation Committee;

(iii)	three additional years of age and service credit for the purpose of calculating pension benefits where the incremental actuarial present value is paid as a lump sum cash payment;

(iv)	continuation of life, disability, accident and health insurance benefits at active employee contributions for three years following termination which shall be reduced to the extent comparable benefits are made available to the executive by a subsequent employer without cost;

(v)	eligibility for post-retirement health care and life insurance benefits had the executive terminated employment during the period of three years after the actual date of termination;

(vi)	payment for unused vacation which would have been earned had the executive continued employment through December 31 of the year of termination;

(vii)	Company payment of reasonable fees for executive outplacement support for up to three years where the cost shall not exceed 20% of the executive’s annual base salary at the time of the CIC;

(viii)	full reimbursement for the payment of any applicable excise taxes including tax gross-up under Section 4999 of the Internal Revenue Code; and

(ix)	payment of legal fees incurred in connection with a good faith dispute involving the CIC agreement.

Under the terms of the CIC agreements, certain stock-based benefits are accelerated upon the occurrence of a CIC. Accelerated benefits include accelerated vesting of all unvested stock options and unvested restricted stock awards. All unearned performance restricted shares held by the executive would be deemed to have been earned to the maximum extent permitted under the stock plan and would become free of restrictions.

The tables above refer to a Change in Control with and without Pension Enhancements. The Pension Enhancements relate to CIC benefits that were part of the Company’s defined benefit pension plan prior to plan amendments that suspended these benefits effective March 1, 2004 to the extent legally permitted. The Pension Enhancements provided for five years of additional service for benefit determination, immediate payments with no actuarial reduction and a Social Security bridge payable to age 62 for employees who would be involuntarily terminated within two years following a CIC of the Company. Eligibility requirements were age 50 and either 10 years or 15 years of Company service depending on the enhancement.

Notwithstanding the Company’s amendments to freeze the accrued benefit enhancements under the qualified pension plan and eliminate past and future benefit enhancements under the nonqualified pension plan, the Company would be required to include such enhancements in the calculation of the CIC Lump Sum Retirement Payment for Messrs. Ready and Rodruan. This situation would occur (i) in the event of a business combination with an interested shareholder of the Company which has not been approved by a majority of disinterested directors or (ii) where a person or group acquires beneficial ownership of 28% or more of the outstanding Company Common Shares and within five years thereafter, disinterested directors no longer constitute a majority of the Board. The Board determined that this condition was not triggered on August 28, 2009 as a result of the transaction consummated by Armor TPG and the Trust.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, each member of the Management Development and Compensation Committee was an independent director, and none of them were Armstrong employees or officers or former employees or officers. During 2010, none of our executive officers served on the compensation committee (or its equivalent), or the board of directors of another entity, one of whose executive officers served on the Management Development and Compensation Committee or Board of Directors of the Company.

PROPOSAL 2

APPROVAL OF THE ARMSTRONG WORLD INDUSTRIES, INC.

2011 LONG-TERM INCENTIVE PLAN

Introduction

The Company’s Board of Directors has approved the Armstrong World Industries, Inc. 2011 Long-Term Incentive Plan (the “LTIP”), which is an amendment and restatement of the Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”), to be effective as of June 24, 2011, subject to shareholder approval. The LTIP has been amended to: (i) increase the number of shares authorized for issuance under the LTIP from 5,349,000 shares to 6,949,000 shares which includes all shares authorized for issuance under the LTIP since its inception in 2006; (ii) extend the expiration date of the LTIP to June 24, 2021; (iii) permit grants to non-employee directors, consultants and advisors under the LTIP; (iv) update the definition and consequences of a “change in control;” (v) eliminate immediate vesting of outstanding awards in the event of a change in control and instead provide for “double trigger” vesting in the event of a change in control; (vi) increase the maximum cash award payout that may be earned by a participant for each 12 months in a performance period to $5,000,000; (vii) update the business criteria and conditions associated with performance-based awards; and (viii) in other respects update the LTIP to comply with current best practices and applicable law and regulations. The Board of Directors recommends approval of the LTIP by the Company’s shareholders at the Meeting.

Shareholder approval is being sought: (i) so that the compensation attributable to awards under the LTIP may continue to qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see discussion of section 162(m) under “Federal Income Tax Consequences” below); (ii) in order for incentive stock options to meet the requirements of the Code; and (iii) in order to meet New York Stock Exchange listing requirements. If approved by the shareholders, the LTIP will become effective on June 24, 2011 and will apply to awards made after the restatement effective date. If the shareholders do not approve the LTIP, the 2006 Plan will continue in effect. The Board of Directors expects to continue to make grants under the 2008 Director’s Stock Unit Plan (the “2008 Directors Plan”).

The Board of Directors believes that the approval of the LTIP by the shareholders will further the Company’s compensation structure and strategy. The Company’s ability to attract, retain and motivate top quality employees, non-employee directors and consultants is material to the Company’s success, and the Board of Directors has concluded that this would be enhanced by the Company’s ability to grant awards under the LTIP. In addition, the Board of Directors believes that the interests of the Company and shareholders will be advanced if the Company can offer employees, non-employee directors and consultants the opportunity to acquire or increase their proprietary interests in the Company.

The material terms of the LTIP are summarized below. A copy of the full text of the LTIP is attached to this Proxy Statement as Exhibit A. This summary of the LTIP is not intended to be a complete description of the LTIP and is qualified in its entirety by the actual text of the LTIP to which reference is made.

Material Features of the LTIP

General. The LTIP provides that awards may be granted in any of the following forms:

•	incentive stock options (“ISOs”);

•	nonqualified stock options;

•	stock appreciation rights (“SARs”);

•	stock units;

•	restricted stock awards; and

•	cash awards.

The LTIP originally authorized up to 5,349,000 shares of common stock for issuance, for which 2,001,535 securities remain available for future issuance. The LTIP authorizes an additional 1,600,000 shares of common stock for issuance, for a total of 6,949,000, which includes all shares that have been and may be issued under the LTIP since its inception in 2006. All share numbers are subject to adjustment as described below. With respect to awards made on or after June 24, 2011, the number of shares of common stock reserved for issuance under the LTIP shall be reduced on a one-for-one basis for each share of common stock issued with respect to a stock option or SAR under the LTIP and shall be reduced by a fixed ratio of 1.6 shares of common stock for each share of common stock issued with respect to a restricted stock award or stock unit under the LTIP.

If and to the extent stock options and SARs terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards or stock units are forfeited or terminated, or otherwise not paid in full, the shares subject to such awards will become available again for purposes of the LTIP. If any shares of common stock are withheld or surrendered in payment of the exercise price of a stock option or withheld for purposes of satisfying the Company’s tax withholding obligations with respect to stock options or SARs, such shares will not be available for re-issuance under the LTIP. Shares of common stock withheld for purposes of satisfying the Company’s tax withholding obligations with respect to awards other than stock options or SARs shall be available for re-issuance under the LTIP. If SARs are awarded, the full number of shares subject to the SARs shall be considered awarded under the LTIP, without regard to the number of shares issued upon exercise of the SARs. To the extent any awards are paid in cash, and not in shares of common stock, any shares previously subject to such awards will not count against the share limits under the LTIP. These share counting rules will apply with respect to awards, exercises, forfeitures and other actions that occur on or after June 24, 2011. The ratios described in the preceding paragraph will be used for calculating the number of shares available for re-issuance under the LTIP. For the avoidance of doubt, if shares of common stock are repurchased on the open market with the proceeds of the exercise price of stock options, such shares may not again be made available for issuance under the LTIP.

The LTIP provides that the maximum aggregate number of shares of common stock with respect to which awards may be made to any individual under the LTIP during any calendar year is 750,000 shares, subject to adjustment as described below. In the event of the Company’s acquisition of any company, outstanding equity grants with respect to stock of the acquired company may be assumed or replaced with awards under the LTIP. Outstanding awards that are assumed or replaced by awards under the LTIP in connection with an acquisition, referred to as Substitute Awards, will not reduce the LTIP’s share reserve described above. The terms of any such Substitute Award will be determined by the Committee and may include exercise prices or base prices that are different from those otherwise described in the LTIP. If the Company assumes a shareholder approved equity plan from an acquired company, any shares of common stock available under the assumed plan (after appropriate adjustments, as required to reflect the transaction) may be issued pursuant to awards under the LTIP and will not reduce the LTIP’s share reserve as described above.

Administration. The LTIP is administered and interpreted by the Management Development and Compensation Committee, or a subcommittee, (the “Committee”) appointed by the Board of Directors from among its members and shall be comprised, unless otherwise determined by the Board of Directors, of not less than two members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) “outside directors” under Section 162(m) of the Code, and (iii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Company’s common stock is at the time primarily traded.

The Committee has the discretionary authority to make such determinations and interpretations and to take such action in connection with the LTIP and any awards granted under the LTIP as it deems necessary or advisable. The Committee may delegate to one or more of its members, to management or to one or more agents, such administrative duties as it may deem advisable; provided that such delegation does not adversely affect the exemption provided by Rule 16b-3 of the Exchange Act, does not prevent an award from qualifying as a performance-based award, if so intended, under Section 162(m) of the Code, and complies with applicable law and with applicable stock exchange requirements.

Eligibility for Participation. Participants may consist of the Company’s officers and key employees and those of the Company’s subsidiaries and affiliates, whom the Committee determines to be significantly responsible for the Company’s success and future growth and profitability and whom the Committee may designate from time to time to receive awards under the LTIP. Non-employee members of the Board of Directors shall also be eligible to participate in the LTIP. Consultants and advisors who perform services for us or any of the Company’s subsidiaries and affiliates (“Consultants”) shall be eligible to participate in the LTIP if the Consultants render bona fide services to us or the Company’s subsidiaries and affiliates, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultants do not directly or indirectly promote or maintain a market for the Company’s securities.

Types of Awards.

Stock Options. The Committee may award stock options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or nonqualified stock options that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the LTIP may receive an award of NQSOs. Only employees of the Company and the Company’s subsidiaries may receive an award of ISOs. The aggregate number of shares of common stock that may be subject to ISOs awarded under the LTIP shall be 3,601,535 of common stock, subject to adjustment as described below.

The Committee fixes the exercise price per share for stock options on the date of grant. The per share exercise price of any stock option awarded under the LTIP shall not be less than the fair market value of a share of common stock on the date of grant. If the recipient of an ISO is a participant who holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company’s company or a subsidiary, the exercise price per share of an ISO awarded to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs for tax purposes.

The Committee determines the term of each stock option. The term may not exceed ten years from the date of grant and, if the recipient of an ISO is a participant who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company’s company or a subsidiary, the term for such ISO may not exceed five years from the date of grant. The Committee determines the vesting period and other terms of stock options. A participant may pay the exercise price and any withholding taxes upon exercise of a stock option: (i) in cash or by certified check; (ii) with the approval of the Committee, by withholding shares of common stock having a fair market value on the date of exercise equal to the exercise price; (iii) with the approval of the Committee, by delivering shares of common stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares; (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (v) by such other method as the Committee may approve, to the extent permitted by applicable law.

SARs. The Committee may award SARs to anyone eligible to participate in the LTIP. SARs may be awarded in connection with, or independently of, any stock option awarded under the LTIP. Upon exercise of a SAR, the participant will receive an amount equal to the excess of (i) the fair market value of a specified number of shares of common stock on the date of exercise over (ii) the fair market value of such shares of common stock on the date the SAR is awarded, or other higher specified base amount, as determined by the Committee. The base amount shall not be less than the fair market value of the common stock subject to the SARs on the date of grant. Such payment to the participant will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. The Committee will determine the vesting period and other terms of SARs, including whether SARs will be awarded in connection with, or independently of, any stock options. The Committee determines the term of each SAR. The term of an SAR may not exceed ten years from the date of grant.

Restricted Stock Awards. The Committee may grant restricted stock awards to anyone eligible to participate in the LTIP. Restricted stock awards may be subject to such terms and conditions as the Committee deems appropriate. The Committee determines the number of shares of common stock subject to restricted stock awards as well as the other terms and conditions, including vesting, as the Committee determines appropriate.

If vesting of a restricted stock award is subject to performance conditions, the restricted stock award must have a minimum vesting period of not less than one year, and if vesting of the restricted stock award is not subject to performance conditions, the restricted stock award must vest over a period of not less than three years; provided that the award agreement may provide that (x) restricted stock awards may vest on an accelerated basis in the event of a participant’s death, disability, retirement or involuntary termination without cause, or in the event of a change in control, and (y) up to five percent of the shares of common stock initially authorized for issuance under the LTIP, as amended and restated, may be awarded as restricted stock awards or stock units free of these limitations on vesting.

With respect to the shares of common stock subject to a restricted stock award, participants have all of the rights of a holder of shares of common stock, including the right to vote the shares. Dividends with respect to restricted stock may either be currently paid to the participant or withheld by the Company for the participant’s account, and interest may be credited on cash dividends withheld, subject to such terms as determined by the Committee; provided that dividends with respect to performance-based restricted stock awards shall vest only to the extent that the underlying restricted stock award vests, as determined by the Committee.

Stock Units. The Committee may award stock units to anyone eligible to participate in the LTIP. Each stock unit provides the right to receive a payment in shares of common stock or in cash at such time as the award agreement shall specify.

The Committee determines the number of stock units that will be awarded, as well as the other terms and conditions applicable to the stock units, including vesting and whether the stock units shall have dividend equivalent rights. Any dividend equivalent right will vest and become payable at the same time as the underlying stock unit, unless the Committee determines otherwise; provided that any dividend equivalent right with respect to a performance-based stock unit will vest and be paid only if and to the extent the underlying stock unit vests and is paid as determined by the Committee.

If vesting of stock units is subject to performance conditions, the stock units must have a minimum vesting period of not less than one year, and if vesting of stock units is not subject to performance conditions, the stock units must vest over a period of not less than three years, provided that the award agreement may provide that (x) stock units may vest on an accelerated basis in the event of a participant’s death, disability, retirement or involuntary termination without cause, or in the event of a change in control, and (y) up to five percent of the shares of common stock initially authorized for issuance under the LTIP, as amended and restated, may be awarded as stock units or restricted stock awards free of these limitations on vesting.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee.

Cash Awards. The Committee may, in its discretion, grant awards to be settled solely in cash. Cash awards may be subject to such terms and conditions, including vesting, as the Committee deems appropriate. The maximum cash award payout that may be earned by a participant for each twelve months in a performance period is $5,000,000.

Performance-Based Awards. Awards granted under the LTIP may be granted in a manner such that the awards qualify as “performance-based compensation” under Section 162(m) of the Code (see “Federal Income Tax Consequences” below). As determined by the Committee, either the awarding or vesting of such performance-based awards may be based on the achievement of performance objectives that are based on one or more of the business criteria described below, with respect to the Company’s performance and the performance of the Company’s subsidiaries as a whole or the performance of one or more of the Company’s business units.

The Committee will establish in writing: (i) the objective performance goals that must be met in order for the awards to vest or be payable; (ii) the period during which performance will be measured; (iii) the maximum amounts that may be paid if the performance goals are met; and (iv) any other conditions that the Committee deems appropriate and consistent with the LTIP and the requirements of Section 162(m) of the Code. Forfeiture of all or part of any such award will occur if the performance goals are not met, as determined by the Committee. The Committee will establish in writing the performance goals that must be met at or before the beginning of the performance period. The Committee may not increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals

The Committee will use objectively determinable performance goals based on one or more of the following business criteria, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) sales; (iv) operating income; (v) earnings before interest and taxes (EBIT); (vi) earnings before interest, taxes, depreciation and amortization (EBITDA); (vii) cash flow; (viii) working capital targets; (ix) return on equity; (x) return on capital; (xi) market price per share; (xii) total return to shareholders; (xiii) price-earnings multiples; (xiv) revenue; (xv) number of days sales outstanding in accounts receivable; (xvi) productivity; (xvii) margin; (xviii) net capital employed; (xix) growth in assets; (xx) unit volume; (xxi) market share; (xxii) economic value; (xxiii) relative performance to a comparison group designated by the Committee based on any of the foregoing criteria; or (xxiv) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

Forfeiture of Benefits under the LTIP. Unless otherwise provided by the Committee, a participant will forfeit all awards which have not been settled under the LTIP (other than fully vested restricted stock awards) (i) if a participant’s employment is terminated for willful, deliberate, or gross misconduct, as determined by the Committee, or (ii) if during the two year period following the participant’s termination of employment, the participant directly or indirectly competes with the business of the Company as determined by the Committee. If the Committee determines that a participant has engaged in conduct described above in (i) or (ii), the Committee may in its discretion require the participant to return to the Company any common stock or cash received in settlement of any award granted under the LTIP. If any such common stock has been disposed of by the participant, the Company may require the participant to pay the economic value of the common stock as of the date of disposition. Unless the award agreement provides otherwise, the Committee must exercise the Company’s right of forfeiture within 180 days after the discovery of the activities giving rise to the Company’s right of forfeiture.

Adjustment Provisions. Awards under the LTIP and any agreements evidencing such awards, the maximum number of shares of common stock that may be issued under the LTIP, the maximum number of shares of common stock subject to ISOs, and the maximum number of shares of common stock with respect to which awards may be granted to any one person during any calendar year are subject to mandatory adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of common stock or other consideration subject to such award or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding common stock or in the Company’s capital structure by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such benefit, or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights awarded to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the LTIP.

Change in Control. The 2006 Plan provided for immediate vesting of outstanding awards in the event of a change in control. The amended LTIP provides “double trigger” vesting in the event of a change in control. The amended LTIP continues the provisions of the 2006 Plan for existing awards, unless the award agreement or other written agreement provides for other treatment upon a change in control or provides for a more restrictive definition of change in control than that of the 2006 Plan.

The following provisions apply in the event of a change in control with respect to awards granted after the date the LTIP is approved by the shareholders at the Meeting:

(i) Unless the Committee determines otherwise, if there is a change in control, and if participants’ awards granted under the LTIP remain outstanding after the change in control (or are assumed by, or converted to similar benefits with equivalent value as of the date of the change in control of the surviving corporation), and we or the Company’s successor terminates a participant’s employment without cause upon or within two years after the change in control, the participant’s outstanding stock options and SARs shall be exercisable, any restrictions on restricted stock awards shall lapse and stock units or cash awards shall become payable as of the termination date. In that event, awards that are based on performance-based goals will vest and be payable at their target value unless the Committee determines otherwise;

(ii) Unless the Committee determines otherwise, if there is a change in control and if participants’ awards granted under the LTIP do not remain outstanding after the change in control (and are not assumed by, or converted to similar benefits with equivalent value as of the date of the change in control of the surviving corporation), then all outstanding stock options and SARs shall be exercisable, any restrictions on restricted stock awards shall lapse, and stock units and cash awards shall become payable as of the date of the change in control. In that event, awards that are based on performance goals will vest and be payable at their target value unless the Committee determines otherwise; and

(iii) The Committee may establish such other terms and conditions relating to the effect of a change in control on outstanding awards. In the event of a change in control, the Committee may take any one or more of the following actions with respect to outstanding awards: (A) the Committee may determine that outstanding stock options and SARs shall be fully exercisable, restrictions on outstanding restricted stock awards shall lapse and stock units and cash awards shall become payable, (B) the Committee may require that participants surrender their outstanding stock options and SARs for cancellation in exchange for one or more payments by the Company, in cash, common stock or other property, in an amount equal to the amount, if any, by which the then fair market value of the shares of common stock subject to the stock options and SARs exceeds the exercise price or base amount, as applicable, on such terms as the Committee determines, (C) after giving participants an opportunity to exercise their outstanding stock options and SARs, the Committee may terminate unexercised stock options and SARs at such time as the Committee deems appropriate, (D) with respect to participants holding stock units or cash awards, the Committee may determine that such participants will receive one or more payments in settlement of such stock units or cash awards, in such amount and form and on such terms as may be determined by the Committee, or (E) the Committee may determine that awards that remain outstanding after the change in control will be converted to similar benefits of the surviving corporation.

The change in control definition under the LTIP has been updated from the definition used in the 2006 Plan and is summarized below.

With respect to awards granted under the LTIP after the date the LTIP is approved by the shareholders at the Meeting, a change in control will be deemed to have occurred if any of the following occur after the date of shareholder approval:

(i) at any time (x) an individual or entity (excluding a permitted holder) becomes the beneficial owner of 30% or more of the voting power of the Company, and (y) no permitted holder beneficially owns, at such time, a greater percentage of the voting power of the Company than the person referred to in clause (x);

(ii) during any 12 consecutive month period the following individuals cease for any reason (excluding certain circumstances) to constitute a majority of the Board of Directors: (A) individuals who were members of the Board of Directors at the beginning of such period, and (B) any new director whose election by the Board of Directors or nomination by shareholders was (x) approved by a majority of directors in office who were directors at the beginning of such period or whose election/nomination was previously approved under this clause (ii), or (y) approved in writing by Armor TPG Holdings, LLC (“TPG”) and/or the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (the “Trust”), provided that the approving party beneficially owns at least 30% of the voting power of the Company, but excluding for purposes of (x) and (y) any such new director initially proposed for office in an actual or threatened election by or on behalf of any person other than the Board of Directors, TPG or the Trust;

(iii) the consummation of (A) a merger or consolidation involving the Company, (B) sale or disposition of all or substantially all of the assets of the Company, or (C) any other substantially similar transaction or series of related transactions involving the Company, but excluding a non-control acquisition or a spin-off;

(iv) the shareholders approve a plan of complete liquidation or dissolution of the Company.

The following transactions will not constitute a change in control under the LTIP:

(i) any individual or entity becomes a beneficial owner of at least 30% of the voting power of the Company as a result of a reduction in the number of outstanding common stock pursuant to a transaction approved by the Board of Directors, unless they, thereafter, become the beneficial owner of additional shares representing 1% or more of the voting power of the Company;

(ii) a majority of the Board of Directors determines that an individual or entity acquired beneficial ownership of 30% or more of the voting power of the Company inadvertently and the individual divests a sufficient amount so that the individual no longer beneficially owns 30% or more of the voting power of the Company;

(iii) any individual or entity becomes the beneficial owner of at least 30% of the voting power of the Company as a result of an issuance or sale of securities by the Company or any of its subsidiaries.

No Repricing of Options or SARs. The Committee may not reprice options or SARs, nor may the Board of Directors amend the LTIP to permit repricing of options or SARs, without shareholder approval. The term “repricing” refers to amendments designed to reduce the exercise price of outstanding stock options or the base amount of outstanding SARs or the cancellation of outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base amount, as applicable, that is less than the exercise price or base amount, as applicable, of the original award. Adjustments to the exercise price or number of shares of common stock subject to an option or SAR to reflect the effects of a stock split or other corporate transaction will not constitute a “repricing.”

Clawback Policy. All awards made under the LTIP are subject to the applicable provisions of the Company’s clawback or recoupment policies, share trading policies and other policies that may be implemented and approved by the Board of Directors, as such policy may be in effect from time to time.

Amendment and Termination of the LTIP. The Board of Directors may amend or terminate the LTIP at any time, subject to shareholder approval if such approval is required under the Code, applicable laws or stock exchange requirements. The LTIP will terminate on June 25, 2021, unless the LTIP is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the shareholders.

New LTIP Benefits and Participants. Awards to participants under the LTIP are indeterminable at this time because they are subject to the Committee’s discretion. As a result, it is currently not possible to predict the number of shares of common stock that will be awarded or who will receive awards under the LTIP after the Meeting. Because the number of participants may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the LTIP during its term. However, it is anticipated that approximately 250 individuals, including the Company’s Chief Executive Officer, are eligible to receive awards under the LTIP.

The last sales price of the Company’s common stock on April 11, 2011 was $45.42 per share.

Federal Income Tax Consequences

The Federal income tax consequences arising with respect to awards under the LTIP will depend on the type of award. The following provides only a general description of the application of federal income tax laws to awards granted under the LTIP. This discussion is intended for the information of shareholders considering how to vote at the Meeting and not as tax guidance to participants in the LTIP, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates (long-term or short-term depending on the holding period) when the shares of common stock are sold. As a general rule, the Company will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture) under Section 83(b) of the Code; (ii) if an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such ISO are held until the greater of one year from the date of exercise or two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated officers at the end of the year (other than the Company’s chief financial officer), if and to the extent such compensation does not qualify as “performance-based compensation” under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same year, exceeds $1 million; and (iv) an award may be taxable to the recipient as ordinary income, with an additional 20% tax, at the time it becomes vested (even if the vesting date is prior to settlement of the award), if the award constitutes “deferred compensation” under section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its most senior officers, as described above, in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deduction cap, and therefore remains fully deductible by the corporation that pays it. Stock options and SARs are intended to meet the requirements of “performance-based compensation.” Other awards granted under the LTIP will only meet the requirements of “performance-based compensation” if the Committee conditions such awards on the achievement of specific objective performance goals in accordance with the requirements of Section 162(m) of the Code, as described under the section titled “Performance-Based Awards,” above.

The Company has the right to require that participants pay to us an amount necessary to satisfy the Company’s federal, state or local tax withholding obligations with respect to awards under the LTIP. The Company may withhold from amounts payable under the LTIP or other compensation an amount necessary to satisfy tax withholding obligations. The Committee may permit a participant to satisfy the withholding obligation by having shares withheld from payment of an award, provided that the number of shares withheld does not exceed the minimum applicable tax withholding for federal, state and local tax liabilities.

Compensation Plans (as of December 31, 2010)

The following table sets forth the number of stock options and time-based restricted stock awards and stock units granted by us in the years indicated. In addition, the table provides the number of shares of common stock issued following the vesting of performance-based restricted stock awards and stock units and the weighted average number of shares of common stock outstanding in the year indicated.

Year	Number of Options, Granted	Number of Time- Based Shares of Restricted Stock and Stock Units Granted	Number of Shares of Common Stock Issued Following Vesting of Earned Performance-Based Restricted Stock Awards and Stock Units	Weighted Average Number of Shares of Common Stock Outstanding
2010	526,500	72,951	302,014	57,692,588
2009	434,900	445,183	116,624	57,317,249
2008	195,700	307,866	0	57,051,832

Vote Required for Approval

Approval of the LTIP requires the affirmative vote of the shareholders entitled to cast at least a majority of the votes present, either in person or by proxy at the meeting, and entitled to vote on this proposal. Any abstentions and broker non-votes will have the effect of votes against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE TERMS OF THE ARMSTRONG WORLD INDUSTRIES, INC.

MANAGEMENT ACHIEVEMENT PLAN

Introduction

The Company’s Board of Directors has approved the amended and restated Armstrong World Industries, Inc. Management Achievement Plan (the “Amended MAP”), to be effective as of June 24, 2011, subject to shareholder approval. The Amended MAP has been amended to: (i) update the business criteria used for developing performance measures for awards under the Amended MAP; (ii) increase the maximum amount that may be earned by any participant in any one calendar year from $3,000,000 to $5,000,000; (iii) confirm that, unless provided otherwise, an employee must be employed on the payment date in order to receive the award; (iv) update the conditions associated with performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (v) update the Amended MAP’s definition of a “change in control” to refer to the definition of a change in control in the Armstrong World Industries, Inc. 2011 Long-Term Incentive Plan; and (vi) update the Amended MAP to comply with current best practices and applicable law. The Board of Directors recommends approval of the Amended MAP by the Company’s shareholders at the Meeting.

Shareholder approval is being sought so that the compensation attributable to awards under the Amended MAP may continue to qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Code (see discussion of section 162(m) below). The Board of Directors recommends approval of the Amended MAP by the Company’s shareholders at the Meeting. If the shareholders do not approve the Amended MAP, the current Armstrong World Industries, Inc. Management Achievement Plan will continue in effect.

The Amended MAP is designed to promote the Company’s financial success by recognizing the significant contributions key employees can make to the achievement of the Company’s goals. The Board of Directors believes that the approval of the Amended MAP by the shareholders will further the Company’s compensation structure and strategy. The Company’s ability to attract, retain and motivate top quality employees is material to the Company’s success, and the Board of Directors has concluded that this would be enhanced by the amendments to the Amended MAP.

Section 162(m) of the Code disallows federal income tax deductions for compensation of the Company’s Chief Executive Officer and the Company’s three other most highly compensated named executive officers employed at the end of the year (other than the Company’s Chief Financial Officer) in excess of $1,000,000 per year. Under that law, compensation that qualifies as “performance-based compensation” (“Performance-Based Compensation”) is not subject to the $1,000,000 deduction limit. One of the conditions to qualify cash bonuses as Performance-Based Compensation is periodic shareholder approval of the performance criteria on which the bonuses are based, the employee eligibility standard and the maximum award size.

Shareholder approval of the Amended MAP is intended to permit us to continue to grant annual incentive awards that qualify as Performance-Based Compensation under Section 162(m) of the Code. It should be noted that awards that do not qualify as Performance-Based Compensation, and which therefore may not be a deductible compensation expense, may also be granted under the Amended MAP or outside of the Amended MAP. The Company believes this flexibility is an important element of the Company’s executive compensation program.

The material terms of the Amended MAP are summarized below. A copy of the full text of the Amended MAP is attached to this Proxy Statement as Exhibit B. This summary of the Amended MAP is not intended to be a complete description of the Amended MAP and is qualified in its entirety by the actual text of the Amended MAP to which reference is made.

Material Features of the Amended MAP

Administration. The Amended MAP is administered and interpreted by the Management Development and Compensation Committee (the “Committee”) with the advice and counsel of the Company’s Chief Executive Officer. The Committee is appointed by the Board of Directors from among its members and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be: (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended; (ii) “outside directors” under Section 162(m) of the Code; and (iii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Company’s common stock is at the time primarily traded. The Committee establishes corporate and business unit performance goals and specific targets within those goals.

Eligibility to Receive Awards. Key employees whose duties and responsibilities give them the opportunity to make a continuing material and substantial impact on the achievement of the Company’s goals are eligible to participate in the Amended MAP. The Chief Executive Officer annually selects the non-executive officer participants and makes recommendations to the Committee regarding executive officer participants. The Committee makes all decisions with respect to participants who are executive officers.

Incentive Awards. At the beginning of each year, the Company’s Chief Executive Officer recommends criteria to the Committee to be used for evaluating performance against corporate and business unit goals for the purposes of determining the level of incentive awards which may be paid for the year based upon the actual results for the year. The Chief Executive Officer also recommends a target award expressed as a percentage of salary for each participant. The recommendations are subject to approval by the Committee.

After the close of each year, the Company’s Chief Executive Officer will evaluate the levels of corporate and business unit achievement and individual performance. Based upon these factors, the Chief Executive Officer will recommend to the Committee the percentage of the target award to be paid to each participant. The Committee then determines the amounts to be paid to participants.

The maximum bonus achievement percentage for corporate and business unit performance is 200% of the target award. Within parameters established by the Committee, the Chief Executive Officer may increase or decrease the award payments for non-executive officer participants based on the Company’s evaluation of the participant’s individual performance. Award payments for executive officer participants must be approved by the Committee. Award payments that are intended to qualify as Performance-Based Compensation under section 162(m) of the Code may not exceed the maximum amount determined based on achievement of the corporate and business unit results.

The performance measures for determining awards under the Amended MAP are based on the following business criteria and must be used with respect to all Performance-Based Compensation under the Amended MAP: (i) net earnings; (ii) earnings per share; (iii) sales; (iv) operating income; (v) earnings before interest and taxes (EBIT); (vi) earnings before interest, taxes, depreciation and amortization (EBITDA); (vii) cash flow; (viii) working capital targets; (ix) return on equity; (x) return on capital; (xi) market price per share; (xii) total return to shareholders; (xiii) price-earnings multiples; (xiv) revenue; (xv) number of days sales outstanding in accounts receivable; (xvi) productivity; (xvii) margin; (xviii) net capital employed; (xix) growth in assets; (xx) unit volume; (xxi) market share; (xxii) economic value; (xxiii) relative performance to a comparison group designated by the Committee based on any of the foregoing criteria; or (xxiv) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Committee may use the performance measures listed above or other measures for awards that are not intended as Performance-Based Compensation.

The Amended MAP provides for the reduction of incentive awards for approximately fifty Amended MAP participants who are eligible to participate in the Bonus Replacement Retirement Plan of Armstrong World Industries, Inc.

Performance-Based Compensation under Section 162(m) of the Code. The Amended MAP allows the Committee to make awards in a manner such that the awards qualify as Performance-Based Compensation under Section 162(m) of the Code. With regard to Performance-Based Compensation, the Committee is required to establish in writing the objective performance goals applicable to a given year, and the individual employees to which such performance goals apply, no later than 90 days after the commencement of the applicable year.

Performance-Based Compensation is not payable for a given year until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to the award have been satisfied. With respect to Performance-Based Compensation, the Committee is prohibited from increasing the amount of compensation that is determined based on the attainment of the performance goals. To the extent applicable and unless the Committee determines otherwise, the determination of the achievement of performance goals is determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles, and in a manner consistent with the methods used in the Company’s audited financial statements. To the extent permitted by Section 162(m) of the Code, the Committee may provide for adjustment, as it deems appropriate, in the event of certain circumstances including changes in law or accounting principles, acquisitions, dispositions, or abandonment of businesses or assets. However, the Committee may reduce or eliminate the amount of an award, based on such terms and conditions as the Committee deems appropriate. The Committee may also provide that Performance-Based Compensation may be payable, in whole or in part, in the event of a participant’s death or disability, a change in control or under other circumstances consistent with the requirements of Section 162(m) of the Code.

Time of Payment. Awards under the Amended MAP will be paid as soon as practicable after the yearly financial results have been determined, but in no event later than March 15 after the end of the year for which the award is earned.

Award Maximum. The maximum award amount that may be paid to any participant under the Amended MAP in any calendar year is $5,000,000.

Condition of Award/Termination of Employment. An employee generally must be employed on the payment date for an award in order to be eligible to receive an award under the Amended MAP for the applicable year. Amended MAP participants who retire, become disabled, die or are involuntarily terminated for reasons other than cause on or after the last workday of March of the applicable year may be eligible for awards on a prorated basis based on the Company’s evaluation of their individual performance and based on achievement of the corporate or business unit performance goals.

Amendment and Termination. The Board may amend or terminate the Amended MAP so long as the action does not adversely affect any rights or obligations with respect to awards outstanding under the Amended MAP.

Change in Control Payments. In the event of a sale, merger or consolidation of the Company occurring prior to December 31 of any year, which results in a change in control of the Company, participants will be entitled to receive lump sum payments equal to their pro-rated target awards, unless the Committee provides otherwise. The payments will be made within 30 days following the date of the change in control. For this purpose, the term “change in control” shall have the meaning set forth in the Armstrong World Industries, Inc. 2011 Long-Term Incentive Plan as described in Proposal 2.

New Benefits and Participants. Awards to participants under the Amended MAP are indeterminable at this time because they are subject to the Committee’s discretion. As a result, it is currently not possible to predict the awards that will be granted or who will receive awards under the Amended MAP after the Meeting. Because the number of participants may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the Amended MAP during its term. However, it is anticipated that approximately 250 individuals, including the Company’s Chief Executive Officer, may receive awards for 2011 under the Amended MAP.

Federal Tax Consequences

The following provides only a general description of the application of federal income tax laws to awards under the Amended MAP. This discussion is intended for the information of shareholders considering how to vote at the Meeting and not as tax guidance to participants in the Amended MAP, as the identity of participants and amounts of awards will vary. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

Any cash incentive award will be included in the participant’s income at the time of receipt and will be subject to tax at ordinary income rates. Any incentive awards that are properly deferred under any deferred compensation plan will be taxable when actually or constructively received.

As a general rule, the Company will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its Chief Executive Officer or any of its three other most highly compensated officers at the end of the year (other than its Chief Financial Officer) in excess of $1,000,000 in any year. Compensation that qualifies as Performance-Based Compensation under section 162(m) of the Code is excluded from the $1,000,000 deduction cap, and therefore remains fully deductible by the corporation that pays it. The Company may make awards under the Amended MAP that qualify as Performance-Based Compensation and are exempt from the $1,000,000 deduction limit.

Vote Required for Approval

Approval of the Amended MAP requires the affirmative vote of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to vote on the matter. Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4

NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (SAY ON PAY)

The Company, pursuant to the requirements of the Exchange Act, is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at this year’s Annual Meeting to approve the Company’s executive compensation as described in the Compensation Discussion and Analysis, the tabular disclosures of the named executive officers’ compensation (“Compensation Tables”), and other related information in this proxy statement. This proposal, commonly known as a “Say On Pay” proposal, gives shareholders the opportunity to endorse or not endorse the Company’s executive pay program. Because the shareholder vote is not binding, the outcome of the vote should not be construed as overruling any decision by the Company’s Board of Directors or Compensation Committee regarding executive compensation.

As further described in the “Compensation Discussion and Analysis” section of this proxy statement starting on page 23, the Company’s executive compensation philosophy and program are intended to achieve the following objectives: (i) attract and retain talented employees globally by offering competitive compensation packages; (ii) align the interests of management with shareholders by ensuring that management does well when shareholders do well; (iii) pay for performance by paying more when financial and individual results meet or exceed established goals and paying less when goals are not met; and (iv) motivate and retain management by tying a portion of compensation to the long-term performance of the Company. The Company’s executive compensation program currently provides a mix of base salary, annual bonus, long-term equity based compensation, retirement plans, health plans and other benefits. The Company believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.

The Board recommends that shareholders, in a non-binding proposal, vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the Company’s executive compensation, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Compensation Tables and any related material contained in this Proxy Statement.”

Approval of the non-binding resolution to approve the Company’s executive compensation would require the affirmative vote of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to vote on the matter. Abstentions and broker non-votes will have the effect of a vote against the proposal.

The Say On Pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Management Development and Compensation Committee (the “Compensation Committee”) to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of the Company’s executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee.

The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of the Company and its shareholders.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

NON-BINDING VOTE ON THE FREQUENCY FOR SHAREHOLDER VOTE

ON SAY ON PAY OF ONE, TWO OR THREE YEAR INTERVALS (SAY WHEN ON PAY)

Pursuant to the requirements of the Exchange Act, at least once every six years, the Company is required to present to shareholders a non-binding vote on whether the Company will present a Say On Pay proposal to shareholders every one, two, or three years.

Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis section, starting on page 23; one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we grant awards with multi-year performance and service periods to encourage our executive officers to focus on long-term performance, and recommend a triennial vote which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance.

In addition, a triennial vote will provide us with the time to thoughtfully respond to shareholders’ sentiments and implement any necessary changes. We carefully review changes to our executive compensation program to maintain the consistency and credibility of the program, which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide the Compensation Committee sufficient time to thoughtfully consider shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

Finally, we note that the Company’s shareholders include two shareholders (the Trust and Armor TPG) who together own approximately 64.4% of the Company’s outstanding shares. As described further in this proxy statement, the Trust and Armor TPG have elected representatives to the Company’s Board and have also designated certain observers to our Board. As a result, the Company believes that shareholder access to and participation on matters of executive compensation are, in the Company’s specific circumstances, significantly greater than most companies. As a result, annual review of our executive compensation is not necessary. Should Armstrong’s ownership structure materially change, the Company would reexamine whether it believes triennial review is sufficient.

In consideration of the foregoing, the Company recommends that the shareholders vote to approve a three year interval for presentation of Say On Pay proposals to the Company’s shareholders. The proxy card provides shareholders with four choices (every one, two or three years, or abstain). Shareholders are not voting to approve or disapprove the Board’s recommendation.

The frequency vote is non-binding. Shareholder approval of a one, two, or three-year frequency vote will not require the Company to implement an advisory vote on executive compensation every one, two, or three years. The final decision on the frequency of the presentation to shareholders of a Say On Pay vote on executive compensation remains with the Board and/or its committees. The shareholders will be deemed to have recommended the frequency receiving the most votes. Abstentions and broker non-votes will have no affect on the outcome of this proposal.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board and the Committee will carefully consider the outcome of the frequency vote and other communications from shareholders when making future decisions regarding the frequency of say-on-pay votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR A THREE YEAR INTERVAL FOR HOLDING A SHAREHOLDER SAY ON PAY VOTE.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee engaged KPMG LLP as Armstrong’s independent registered public accounting firm for 2010. In making this selection, the Audit Committee considered KPMG’s qualifications, discussed with KPMG LLP its independence, and reviewed the audit and non-audit services provided by KPMG to Armstrong.

Audit Committee Pre-Approval Policy.

The Audit Committee follows a policy that requires the Audit Committee’s prior approval of any audit, audit-related and non-audit services provided by the firm that serves as our independent auditor. Pursuant to this policy, management cannot engage the independent auditor for any services without the Audit Committee’s pre-approval.

The Audit Committee delegates to the Committee Chair the authority to pre-approve services not exceeding 5% of the total audit fees for the year for purposes of handling immediate needs, with a report to the full Committee of such approvals at its next meeting. The policy complies with Section 10A(i) of the Exchange Act.

Fees Paid to KPMG.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Armstrong’s annual consolidated financial statements for 2010 and 2009 and fees billed for other services rendered by KPMG LLP. All fees in 2010 and 2009 were pre-approved by the Audit Committee.

	(amounts in thousands)
	2010	2009
Audit Fees (1)	$4,050	$4,485
Audit Related Fees (2)	233	300

Audit and Audit Related Fees Subtotal	4,283	4,785
Tax Fees (3)	730	800

Total Fees	$5,013	$5,585

(1)

Audit Fees are for services rendered in connection with the integrated audit of Armstrong’s consolidated financial statements as of and for the year, for which a portion of the billings occurred the following year. Audit fees were also incurred for reviews of consolidated financial statements included in Armstrong’s quarterly reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings.

(2)

Audit Related Fees consisted principally of fees for audits of financial statements of certain employee benefit plans, accounting research assistance on technical topics and other matters with respect to non-U.S. statutory financial statements.

(3)	Tax Fees were primarily for preparation of tax returns in non-U.S. jurisdictions, assistance with tax audits and appeals and other tax consultation and compliance services.

The Audit Committee has considered whether the provision by KPMG LLP of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining auditor independence, and has concluded that KPMG LLP was and is independent of the Company in all respects.

PROPOSAL 6

RATIFICATION OF AUDITORS

The independent registered public accounting firm of KPMG LLP was appointed by the Audit Committee to serve as independent auditors of Armstrong and its subsidiaries for 2011.

Pursuant to the recommendation of the Audit Committee, the Board of Directors recommends that shareholders ratify the selection by the Audit Committee of KPMG LLP to conduct an audit of Armstrong and its subsidiaries for 2011. Although not required to do so, the Board is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Whether or not the appointment of KPMG LLP is ratified by the shareholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. This discretion is consistent with the responsibilities of the Audit Committee as outlined in its charter. If the shareholders at the 2011 Annual Meeting do not approve this proposal, the Audit Committee will reconsider its selection of KPMG LLP, but no determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment of KPMG LLP.

Representatives of KPMG LLP are expected to be present at the meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions raised by shareholders at the meeting.

The affirmative vote of shareholders present entitled to cast at least a majority of the votes which all shareholders present are entitled to vote on the matter is required to ratify the selection of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2011.

AUDIT COMMITTEE REPORT

The Audit Committee engaged KPMG LLP as Armstrong’s independent registered public accounting firm for 2010. In making this selection, the Audit Committee considered KPMG’s qualifications, discussed with KPMG LLP its independence, and reviewed the audit and non-audit services provided by KPMG to Armstrong.

The Audit Committee reviewed and discussed the audited financial statements for fiscal 2010 with the Company’s management. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. Au Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received and reviewed the written disclosures and the letter from the independent auditor required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended, and have discussed with the auditor the auditor’s independence.

Based on that review and those discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Armstrong’s Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Audit Committee

John J. Roberts (Chair)

Tao Huang

Larry S. McWilliams

This Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”), nor incorporated by reference into any future SEC filing under the Securities Act of 1933 or the Exchange Act, except to the extent that Armstrong specifically incorporates it by reference therein.

OTHER MATTERS

The Board of Directors knows of no matters other than the foregoing to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters as permitted by Rule 14a-4(c) of the Exchange Act.

Deadline to propose actions for consideration at the 2012 Annual Meeting of Shareholders or to nominate individuals to serve as directors

Only nominations and business that are properly brought before an Annual Meeting of Shareholders in accordance with Article II, Sections 4 and 5 of Company Bylaws may be acted upon. You may submit proposals, including director nominations, for consideration at future annual meetings of shareholders as follows:

Shareholder Proposals

For a shareholder proposal to be considered for inclusion in the proxy statement for the 2012 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary at our principal executive offices no later than December 25, 2011. The proposal will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.

If you intend to present a proposal at our 2012 annual meeting of shareholders, but you do not intend to have it included in our related Proxy Statement, your proposal must be delivered to the Corporate Secretary of the Company no later than March 26, 2012.

In either case, if the date of our 2012 annual meeting of shareholders is more than 30 calendar days before or after the one-year anniversary of our 2011 Annual Meeting, your proposal must be received by the Corporate Secretary by close of business on the fifteenth day following the day we publicly announce the date of the 2012 annual meeting of shareholders. Any shareholder proposals not recieved by such applicable dates will be considered untimely and, if presented at the 2012 Annual Meeting, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) of the Exchange Act.

Nominations of Director Candidates

See the discussion under the heading “Nominating and Governance Committee.” Shareholders may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the candidate’s name, home and business contact information, education, professional experience, relevant qualifications for Board membership, information regarding any relationships between the candidate and the Company and a written consent of the recommended candidate of her or his willingness to serve, and his or her holdings of Company securities. Your recommendation should be directed to the Corporate Secretary at the address of our principal offices.

See related information on the Company’s website at www.armstrong.com - Company Information - Corporate Governance.

If the Corporate Secretary of the Company receives notice of a shareholder proposal that complies with the governing Bylaw provision on or prior to the required date, and if such proposal is properly presented at the 2012 Annual Meeting of Shareholders, the proxy-holders appointed by the Company may exercise discretionary authority in voting on such proposal if, in the Company’s Proxy Statement for such meeting, the Company advises shareholders of the nature of such proposal and how the proxies appointed by the Company intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate statement to the Company’s shareholders.

Article II, Section 4 of our Bylaws permits shareholders to directly nominate directors for election at an annual meeting. If you want to nominate an individual for election to the Company’s Board at the 2012 annual meeting, you must deliver a written notice to the Corporate Secretary by no later than March 26, 2012.

If the date of our 2012 Annual Meeting of Shareholders is more than 30 days before or after the one-year anniversary of our 2011 annual meeting, your nomination must be received by our Corporate Secretary within 15 days after the Company’s public announcement of the meeting date.

Asbestos Personal Injury Settlement Trust Provisions

Article Sixth (H) of the Company’s Articles provide that, so long as the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust continues to own at least 20% of the outstanding Common Shares of the Company, it is not subject to the foregoing limitations on nominating directors and proposing matters for action at shareholder meetings prescribed in Article II, Sections 4 and 5 of the Company’s Bylaws.

Obtaining Printed Documents

If you do not wish to access copies through the Company’s website at www.armstrong.com, you may contact the Company’s Investor Relations group at the address below to request, free of charge, a printed copy of our corporate governance documents discussed in this Proxy Statement, including our Code of Business Conduct, our Code of Ethics for Financial Professionals, our Corporate Governance Principles and our Committee Charters, among others.

Annual Report on Form 10-K

Armstrong’s Annual Report on Form 10-K for the year ended December 31, 2010, including financial statements, is being furnished with or prior to this Proxy Statement. This Report is also available at http://www.amstock.com/proxyservices/viewmaterials.asp?CoNumber=14973 or www.armstrong.com – Company Information – Investor Relations – SEC Filings – 10-K. A copy of the report will be mailed to any shareholder or investor upon request. Requests by e-mail should be addressed to http://www.amstock.com/ proxyservices/requestmaterials.asp, or in writing to:

Investor Relations
Armstrong World Industries, Inc.
P.O. Box 3001
Lancaster, PA 17604

IMPORTANT NOTICE REGARDING HOUSEHOLDING

What is Householding?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of the Annual Report and Proxy Statement will be sent to any household at which two or more stockholders reside if they appear to be members of the same family, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings in any way.

If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another stockholder, we will promptly deliver a separate copy if you make a written or oral request to Investor Relations, Armstrong World Industries, Inc., P. O. Box 3001, Lancaster, PA 17604 or (717) 396-6354.

How do I revoke my consent to the householding program?

If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, you must revoke your consent by contacting American Stock Transfer & Trust Company LLC at 1-800-937-5449 or 59 Maiden Lane, Plaza Level, New York, NY 10038. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

What if a brokerage firm holds my shares?

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Information about Attending the Annual Meeting

An Admission Ticket will be required to enter the Annual Meeting. Please follow the advance registration instructions below, and an admission ticket will be mailed to you. Upon arrival at the Annual Meeting site, you will be asked to present your admission ticket and photo identification. Attendance is limited to shareholders.

Please send an Annual Meeting registration request by email to AdmissionTicket@armstrong.com or in writing to:

Office of the Corporate Secretary
Attn: C. L. Putt
Armstrong World Industries, Inc.
P. O. Box 3001
Lancaster, PA 17604-3001

Your request must contain the following information:

•	Your name and complete mailing address.

•

Proof of share ownership only if your Common Shares are held in a brokerage, bank or other institutional account. For example, a letter from your bank or broker or a photocopy of a current brokerage or other account statement showing that you owned Common Shares on the April 11, 2011 record date would serve as proof.

Attendance at the Annual Meeting will be limited to shareholders presenting an admission ticket and photo identification.

Voting in Person at the Annual Meeting

We encourage shareholders to submit proxies in advance by internet, phone or mail. Shareholders may also vote in person at the Annual Meeting, or may execute a proxy designating a representative to vote for them at the meeting. If your Common Shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your proxy card or ballot in order to be able to vote your Common Shares at the Annual Meeting.

ARMSTRONG WORLD INDUSTRIES, INC.

2011 LONG-TERM INCENTIVE PLAN

Effective as of June 24, 2011

Amendment and Restatement of the 2006 Long-Term Incentive Plan

ARMSTRONG WORLD INDUSTRIES, INC.

2011 LONG-TERM INCENTIVE PLAN

EFFECTIVE AS OF June 24, 2011

Index of Defined Terms	Section Where Defined or First Used
Term

2011 Restatement Date	5(a)
Beneficial Owner	Exhibit A
Benefits	4
Cash Awards	10
Change in Control	14
Consultants	3(a)
Code	2(a)
Committee	2(a)
Common Stock	5(a)
Company	1
Dividend Equivalent Right	9(c)
Effective Date	20(j)
Exchange Act	2(a)
Fair Market Value	17
GAAP	11(f)
Incentive Stock Option	6(a)
Injurious Conduct	13(a)
Non-Employee Directors	3(a)
Nonqualified Stock Option	6(a)
Parent Corporation	6(e)
Performance-Based Awards	11(a)
Person	Exhibit A
Plan	1
Restricted Stock Award	8
Stock Appreciation Rights	7
Stock Options	6
Stock Unit	9(c)
Subsidiary Corporation	6(e)
Substitute Awards	5(e)

1.	Purpose		1

2.	Administration		1

	(a)	Committee	1

	(b)	Authority	1

	(c)	Indemnification	1

	(d)	Delegation and Advisers	2

3.	Participants		2

4.	Type of Benefits		2

5.	Common Stock Available Under the Plan		3

	(a)	Basic Limitations	3

	(b)	Source of Shares	3

	(c)	Share Counting	3

	(d)	Acquisitions	4

6.	Stock Options		4

	(a)	Generally	4

	(b)	Exercise Price	5

	(c)	Exercise of Options	5

	(d)	Exercise Period	5

	(e)	Limitations on Incentive Stock Options	5

	(f)	Additional Limitations on Incentive Stock Options for Ten Percent Shareholders	5

7.	Stock Appreciation Rights		6

	(a)	Generally	6

	(b)	Exercise Period	6

8.	Restricted Stock Awards		6

	(a)	Generally	6

	(b)	Payment of the Purchase Price	7

	(c)	Additional Terms	7

	(d)	Rights as a Shareholder	7

9.	Stock Units		7

	(a)	Generally	7

-i-

	(b)	Settlement of Stock Units	8

	(c)	Definitions	8

10.	Cash Awards		8

11.	Performance-Based Awards		8

	(a)	Generally	8

	(b)	Business Criteria	9

	(c)	Establishment of Performance Goals	9

	(d)	Certification of Performance	9

	(e)	Modification of Performance-Based Awards	9

	(f)	Death, Disability or Other Circumstances	10

12.	Foreign Laws		10

13.	Certain Terminations of Employment; Forfeitures		10

	(a)	Forfeiture of Unsettled Benefits	10

	(b)	Forfeiture of Settled Benefits	11

	(c)	Timing	11

	(d)	Determination from the Committee	11

	(e)	Condition Precedent	11

	(f)	Enforceability	11

14.	Adjustment Provisions; Change in Control		12

	(a)	Adjustment	12

	(b)	Effect of a Change in Control on Benefits granted before the 2011 Restatement Date	12

	(c)	Effect of a Change in Control on Benefits granted on or after the 2011 Restatement Date	13

	(d)	Definitions	14

15.	Nontransferability		14

16.	Other Provisions		15

17.	Fair Market Value		15

18.	Withholding		15

19.	Duration, Amendment and Termination		15

	(a)	Amendment and Termination	15

-ii-

	(b)	No Repricing Without Shareholder Approval	16

	(c)	Shareholder Approval for Performance-Based Awards	16

	(d)	Termination of Plan	16

20.	Miscellaneous		16

	(a)	Employment Rights	16

	(b)	Unfunded Plan	16

	(c)	No Fractional Shares	16

	(d)	Company Policies	17

	(e)	Requirements for Issuance of Shares	17

	(f)	Compliance with Law	17

	(g)	Benefits in Connection with Corporate Transactions and Otherwise	17

	(h)	Section 409A	18

	(i)	Governing Law	18

	(j)	Effective Date	18

Exhibit A Change in Control Benefits Granted Prior to 2011 Restatement Date			A-1

Exhibit B Change in Control Benefits Granted On or After 2011 Restatement Date			B-1

-iii-

ARMSTRONG WORLD INDUSTRIES, INC.

2011 LONG-TERM INCENTIVE PLAN

1. Purpose. Armstrong World Industries, Inc. 2011 Long-Term Incentive Plan (the “Plan”) is an amendment and restatement of the 2006 Long-Term Incentive Plan. The Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, key employees, consultants and advisors of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), and its subsidiaries and affiliates, and as directors of the Company, by providing them with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range achievements.

2. Administration.

(a) Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company ( the “Board of Directors”) from among its members (which may be the Management Development and Compensation Committee or a subcommittee thereof) and shall be comprised, unless otherwise determined by the Company’s Board of Directors, solely of not less than two (2) members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the common stock of the Company (“Common Stock”) is at the time primarily traded.

(b) Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and the Committee has sole discretionary authority to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c) Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

1

(d) Delegation and Advisers. The Committee may delegate to one or more of its members, to management or to one or more agents, such administrative duties as it may deem advisable; provided, such delegation does not adversely affect the exemption provided by Rule 16b-3 of the Exchange Act, prevent a Benefit from qualifying as a Performance-Based Award, if so intended, and complies with applicable law and to comply with applicable stock exchange requirements. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3. Participants.

(a) Participants will consist of such officers and key employees of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Members of the Board of Directors who are not employees of the Company and its subsidiaries and affiliates (“Non-Employee Directors”) shall also be eligible to participate in the Plan, as determined by the Committee in its sole discretion. Consultants and advisors who perform services for the Company or any of its subsidiaries and affiliates (“Consultants”) shall be eligible to participate in the Plan if the Consultants render bona fide services to the Company or its subsidiaries and affiliates, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultants do not directly or indirectly promote or maintain a market for the Company’s securities, as determined by the Committee in its sole discretion. Non-Employee Directors and Consultants are eligible to receive all Benefits under the Plan except Incentive Stock Options as described in Section 6, below.

(b) Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits. Benefits granted pursuant to a particular Section of the Plan need not be uniform as among the participants. For purposes of the Plan, the term “employee” excludes any person who is classified by the Company as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an employee for purposes of this Plan, unless the Committee determines otherwise.

4. Type of Benefits.

(a) Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, (d) Stock Units and

2

(e) Cash Awards (each as described below, and collectively, the “Benefits”). Restricted Stock Awards, Stock Units and Cash Awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits granted under the Plan may be evidenced by an agreement (which need not be identical) that may provide additional terms and conditions associated with such Benefits, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

(b) Benefits under the Plan shall be made conditional upon the participant’s acknowledgement, in writing or by acceptance of the Benefit grant, that all decisions and determinations of the Committee shall be final and binding on the participant, his or her successors and any other person having or claiming an interest under such Benefit grant.

5. Common Stock Available Under the Plan.

(a) Basic Limitations. The aggregate number of shares of Common Stock that may be issued pursuant to Benefits granted under this Plan shall be 6,949,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares or may be purchased on the open market or by private purchase, subject to any adjustments made in accordance with Section 14(a) hereof. This number includes all shares that have been and may be issued under the Plan since its inception in 2006. With respect to Benefits granted after on or after June 24, 2011, the number of shares of Common Stock reserved for award and issuance under this Plan shall be reduced on a one-for-one basis for each share of Common Stock subject to a Stock Option or Stock Appreciation Right and shall be reduced by a fixed ratio of 1.6 shares of Common Stock for each share of Common Stock subject to a Restricted Stock Award or Stock Unit granted under the Plan.

(b) Individual Limitation. The maximum number of shares of Common Stock with respect to which Benefits may be granted to any individual participant under the Plan in any one calendar year shall not exceed 750,000 shares (subject to any adjustments made in accordance with Section 14(a) hereof).

(c) Source of Shares. Shares of Common Stock issued under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

(d) Share Counting. If and to the extent Stock Options or Stock Appreciation Rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Restricted Stock Awards or Stock Units are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such grants shall again be available for purposes of the Plan. Shares of Common Stock withheld or surrendered in payment of the exercise price of a Stock Option, and shares withheld or surrendered for payment of taxes with respect to Stock Options and Stock Appreciation Rights, shall not be available for re-issuance under the Plan. Shares withheld or surrendered for payment of taxes with respect to Benefits other than Stock Options and Stock Appreciation Rights shall be available for re-issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares subject to the Stock Appreciation Rights shall be

3

considered issued under the Plan, without regard to the number of shares issued upon exercise of the Stock Appreciation Rights. To the extent that any Benefits are paid in cash, and not in shares of Common Stock, such Benefits shall not count against the share limits described above in Section 5(a). The share counting rules in this Section 5(d) shall apply with respect to grants, exercises, forfeitures and other actions that occur on or after June 24, 2011, and the ratios described in Section 5(a) shall be used for calculating the number of shares available for re-issuance under the Plan pursuant to this Section 5(d). The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Common Stock that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits may be granted to any individual participant under the Plan. For the avoidance of doubt, if shares of Common Stock are repurchased on the open market with the proceeds of the exercise price of Stock Options, such shares may not again be made available for issuance under the Plan.

(e) Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines in its sole discretion. Shares of Common Stock subject to any such outstanding grants that are assumed or replaced by Benefits under the Plan in connection with an acquisition (“Substitute Awards”) shall not reduce the Plan’s share reserve as described above in Section 5(a), consistent with applicable stock exchange requirements. Notwithstanding any provision of the Plan to the contrary, Substitute Awards shall have such terms as the Committee deems appropriate, including without limitation exercise prices or base prices on different terms than those described herein. In the event that the Company assumes a shareholder-approved equity plan of an acquired company, available shares of Common Stock under such assumed plan (after appropriate adjustments to reflect the transaction) may be issued pursuant to Benefits under this Plan and shall not reduce the Plan’s share reserve as described above in Section 5(a), subject to applicable stock exchange requirements.

6. Stock Options.

(a) Generally. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be “incentive stock options” (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Non-Employee Directors and Consultants are not eligible to receive Incentive Stock Options under the Plan. The aggregate number of shares of Common Stock that may be subject to Incentive Stock Options granted under this Plan shall be 3,601,535 shares of Common Stock (subject to any adjustments made in accordance with Section 14(a) hereof.) Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose from time to time, subject to the following limitations.

4

(b) Exercise Price. Each Stock Option granted hereunder shall have a per-share exercise price as the Committee may determine on the date of grant. The per share exercise price of a Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

(c) Exercise of Options. A participant may exercise a Stock Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The participant shall pay the exercise price of the Stock Option (i) in cash, (ii) if permitted by the Committee, by the withholding of shares of Common Stock subject to the exercisable Stock Option, which have a Fair Market Value on the date of exercise equal to the exercise price, (iii) if permitted by the Committee, by delivering shares of Common Stock owned by the participant and having a Fair Market Value on the date of exercise equal to the exercise price or by attestation to ownership of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (v) by such other method as the Committee may approve. Shares of Common Stock used to exercise a Stock Option shall have been held by the participant for any requisite period of time to avoid adverse accounting consequences to the Company with respect to the Stock Option, as determined by the Committee. Payment for the shares pursuant to the Stock Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(d) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. Notwithstanding the foregoing, unless the Committee determines otherwise, if a vested Nonqualified Stock Option would terminate at a time when trading in Common Stock is prohibited by law or by the Company’s insider trading policy, the vested Stock Option may be exercised until the thirtieth (30th) day after expiration of such prohibition. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement on the date of grant.

(e) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000), provided, however, that if such one hundred thousand dollars ($100,000) limit is exceeded, the excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted.

(f) Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive Stock Options may not be granted to any participant who, at the time of

5

grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

7. Stock Appreciation Rights.

(a) Generally. The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, as determined by the Committee, in an amount equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the Stock Appreciation Right is granted, or other higher specified amount, all as determined by the Committee. If a Stock Appreciation Right is granted in tandem with a Stock Option at the date of grant of the Stock Option, the designated base amount in the award agreement shall reflect the Fair Market Value on the date such Stock Option and Stock Appreciation Right were granted, or a higher specified amount as determined by the Committee. In any event, the base amount of each Stock Appreciation Right shall not be less than the per share Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right. Each Stock Appreciation Right shall be subject to such terms and conditions, including vesting, as the Committee shall impose from time to time, provided, however, that if a Stock Appreciation Right is granted in connection with a Stock Option, the Stock Appreciation Right shall become exercisable, be transferable and shall expire according to the same vesting, transferability and expiration rules as the corresponding Stock Option, unless the Committee determines otherwise.

(b) Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted. Notwithstanding the foregoing, unless the Committee determines otherwise, if a vested Stock Appreciation Right would terminate at a time when trading in Common Stock is prohibited by law or by the Company’s insider trading policy, the vested Stock Appreciation Right may be exercised until the thirtieth (30th) day after expiration of such prohibition. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

8. Restricted Stock Awards.

(a) Generally. The Committee may, in its discretion, grant Restricted Stock Awards consisting of Common Stock issued or transferred to participants with or without other payments therefor. Restricted Stock Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate. Restricted Stock Awards may constitute Performance-Based Awards, as described in Section 11 hereof

6

(b) Payment of the Purchase Price. If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee. Restricted Stock Awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.

(c) Additional Terms. Restricted Stock Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate, including without limitation (i) Change in Control, (ii) restrictions on the sale or other disposition of such shares, and (iii) the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, the participant’s competition with the Company, or the participant’s breach of other obligations to the Company. Notwithstanding the foregoing, (i) if the grant or vesting of Restricted Stock Awards is subject to performance conditions, the Restricted Stock Awards shall have a minimum vesting period of not less than one (1) year and (ii) if neither the grant nor the vesting of Restricted Stock Awards is subject to performance conditions, the Restricted Stock Awards shall vest over a period of not less than three (3) years; provided that the grant agreement may provide that (x) Restricted Stock Awards may vest on an accelerated basis in the event of a participant’s death, disability, retirement or involuntary termination without cause, or in the event of a Change in Control, and (y) up to five percent 5% of the shares of Common Stock initially authorized for issuance under the 2011 restatement of the Plan may be granted as Restricted Stock Awards or Stock Units free of the limitations on vesting set forth herein and in Section 9(a) below. Restricted Stock Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d) Rights as a Shareholder. The participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote the shares. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the participant or withheld by the Company for the participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee; provided that cash dividends and stock dividends with respect to performance-based Restricted Stock Awards shall vest only if and to that the underlying Restricted Stock Award vests, as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the participant upon the release of restrictions on such shares and, if such share is forfeited, the participant shall have no right to such cash dividends or stock dividends.

9. Stock Units.

(a) Generally. The Committee may, in its discretion, grant Stock Units (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions, including vesting and provisions applicable to a Change in Control as the

7

Committee determines appropriate. Notwithstanding the foregoing, (i) if the grant or vesting of Stock Units is subject to performance conditions, the Stock Units shall have a minimum vesting period of not less than one (1) year and (ii) if neither the grant nor the vesting of Stock Units is subject to performance conditions, the Stock Units shall vest over a period of not less than three (3) years; provided that the grant agreement may provide that (x) Stock Units may vest on an accelerated basis in the event of a participant’s death, disability, retirement or involuntary termination without cause, or in the event of a Change in Control, and (y) up to five percent (5%) of the shares of Common Stock initially authorized for issuance under the 2011 restatement ot the Plan may be granted as Stock Units or Restricted Stock Awards free of the limitations on vesting set forth herein and in Section 8(c) above. Stock Units may constitute Performance-Based Awards, as described in Section 11 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock or in cash at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below) and the terms and conditions applicable to Dividend Equivalent Rights. Any Dividend Equivalent Right underlying a Stock Unit which is payable based on the achievement of specific vesting conditions shall vest and become payable at the same time as the underlying Stock Unit, unless the Committee determines otherwise; provided that, any Dividend Equivalent Right with respect to a performance-based Stock Unit shall vest and be paid only if and to the extent the underlying Stock Unit vests and is paid as determined by the Committee.

(b) Settlement of Stock Units. Shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock.

(c) Definitions. A “Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

10. Cash Awards. The Committee may, in its discretion, grant awards to be settled solely in cash (“Cash Awards”). Cash Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate. Cash Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The maximum Cash Award payout that may be earned by a participant for each 12 months in a performance year is $5,000,000.

11. Performance-Based Awards.

(a) Generally. Any Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be

8

based on achievement of performance objectives that are based on one or more of the business criteria described below, with respect to one or more business units or the Company and its subsidiaries as a whole.

(b) Business Criteria. The Committee shall use objectively determinable performance goals based on one or more of the following business criteria, individually or in combination: : (i) net earnings; (ii) earnings per share; (iii) sales; (iv) operating income; (v) earnings before interest and taxes (EBIT); (vi) earnings before interest, taxes, depreciation and amortization (EBITDA); (vii) cash flow; (viii) working capital targets; (ix) return on equity; (x) return on capital; (xi) market price per share; (xii) total return to shareholders, (xiii) price-earnings multiples, (xiv) revenue, (xv) number of days sales outstanding in accounts receivable, (xvi) productivity, (xvii) margin, (xviii) net capital employed, (xix) growth in assets, (xx) unit volume, (xxi) market share, (xxii) economic value, (xxiii) relative performance to a comparison group designated by the Committee based on any of the foregoing criteria, or (xxiv) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(c) Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply; provided, however, that such performance goals shall be established in writing no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed).

(d) Certification of Performance. No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e) Modification of Performance-Based Awards. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal to cause the goal to cease to meet the requirements of Section 162(m) of the Code, except as otherwise determined by the Committee, and the Committee shall not increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. The Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal, based on such terms and conditions as the Committee deems appropriate. The Committee may make such changes to performance goals and Performance-Based Awards as the Committee deems appropriate in the event of a change in corporate capitalization, corporate transaction or other corporate event as permitted by Section 162(m), or as the Committee otherwise determines.

9

(f) Impact of Extraordinary Items or Changes in Accounting. To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of performance goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. To the extent permitted by Section 162(m), in setting the performance goals for Performance-Based Awards within the period prescribed in subsection (c), the Committee may provide for appropriate adjustment as it deems appropriate, including for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any extraordinary non-recurring items as described in applicable Accounting Principles Board opinions or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; and any other specified non-operating items as determined by the Committee in setting performance goals.

(g) Death, Disability or Other Circumstances. The Committee may provide in the grant agreement that Performance-Based Awards under this Section 11 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the requirements of Section 162(m) of the Code.

12. Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13. Certain Terminations of Employment; Forfeitures.

(a) Forfeiture of Unsettled Benefits. Unless the Committee or any agreement providing for Benefits under this Plan shall otherwise provide, a participant shall forfeit all Benefits which have not been settled under this Plan (other than fully vested Restricted Stock Awards) if:

(i) the participant’s employment or service with the Company or with any Parent Corporation or Subsidiary Corporation is terminated for willful, deliberate, or gross misconduct, as determined by the Committee, in its sole discretion, or

(ii) following the participant’s termination of employment or service with the Company (or with any Parent Corporation or Subsidiary Corporation) and for a period of two (2) years thereafter, the participant engages in any business or enters into

10

any employment relationship which the Committee in its sole discretion determines to be either directly or indirectly competitive with the business of the Company or substantially injurious to the Company’s business interest.

The activities described in (i) and (ii) above are hereafter referred to as “Injurious Conduct”.

(b) Forfeiture of Settled Benefits. If the Committee determines that a participant has engaged in Injurious Conduct during the course of his employment or service (or during the two (2) year period following his or her termination of employment or service), the Committee may in its discretion require the participant to return to the Company any Common Stock or cash received in settlement of any Benefit under this Plan. If the Common Stock acquired in settlement of a Benefit has been disposed of by the participant, then the Company may require the participant to pay to the Company the economic value of the Common Stock as of the date of disposition.

(c) Timing. Unless the grant agreement provides otherwise, the Committee shall exercise the right of forfeiture provided to the Company in this Section 13 within one-hundred and eighty (180) days after the discovery of the activities giving rise to the Company’s right of forfeiture, which activities must have occurred no later than twenty-four (24) months after the participant’s termination of employment or service.

(d) Determination from the Committee. A participant may make a request to the Committee in writing for a determination regarding whether any proposed business or activity would constitute Injurious Conduct. Such request shall fully describe the proposed business or activity. The Committee shall respond to the participant in writing and the Committee’s determination shall be limited to the specific business or activity so described.

(e) Condition Precedent. Unless the Committee or any agreement providing for Benefits under this Plan shall otherwise provide, no Benefit shall be deemed awarded to any participant under this Plan unless and until the participant agrees to the applicability of this Section 13.

(f) Enforceability. The purpose of this Section 13 is to protect the Company (and any Parent and Subsidiaries) from Injurious Conduct. To the extent that this Section 13 is not fully enforceable as written, the unenforceable provisions shall be modified so as to provide the Company with the fullest protection permitted by law. The Committee may waive any provisions of this Section 13, as the Committee deems appropriate.

11

14. Adjustment Provisions; Change in Control.

(a) Adjustment. Benefits granted under the Plan and any agreements evidencing such Benefits, the maximum number of shares of Common Stock that may be issued under the Plan as stated in Section 5(a), the maximum number of shares of Common Stock subject to Incentive Stock Options stated in Section 6(a), and the maximum number of shares of Common Stock with respect to which Benefits may be granted to any one person during any period stated in Section 5(b) shall be subject to mandatory adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Benefits or as otherwise determined by the Committee to be equitable:

(i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Benefit or

(ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

Any adjustment in Incentive Stock Options under this Section 14 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, except as otherwise determined by the Committee, and any adjustments under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any adjustment to Nonqualified Stock Options or Stock Appreciation Rights shall be made in accordance with the requirements of Sections 409A and 424 of the Code, as applicable. Further, with respect to Benefits intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code, or as the Committee otherwise determines is appropriate. The adjustments of Benefits under this section 14(a) shall include adjustment of shares, exercise price, base price, performance goals or other terms and conditions, as appropriate. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b) Effect of a Change in Control on Benefits granted before the 2011 Restatement Date. With regard to Benefits granted under the Plan before the date on which the shareholders approve the 2011 restatement of the Plan (the “2011 Restatement Date”), notwithstanding any other provision of this Plan, unless the grant agreement or another written agreement between the Company and the participant provides otherwise, if there is a Change in Control (as defined in Exhibit A attached hereto) of the Company, all then outstanding Stock Options and Stock Appreciation Rights shall immediately vest and become exercisable and any restrictions on Restricted Stock Awards, Stock Units and Cash Awards shall immediately lapse.

12

Thereafter, insofar as any Benefit is provided in shares of stock of the Company or in Stock Options or Stock Appreciation Rights or is determined based on the value or other attributes of a share of stock of the Company, such Benefit shall be subject to the same terms to which a share of stock of the Company is subject in accordance with any agreement effecting the Change in Control, which agreement, may provide, without limitation, that each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share underlying such Stock Option or Stock Appreciation Right with such amount payable in cash, in or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

(c) Effect of a Change in Control on Benefits granted on or after the 2011 Restatement Date. With regard to Benefits granted under the Plan on or after the 2011 Restatement Date, notwithstanding any other provision of this Plan, the following provisions shall apply in the event of a Change in Control as defined in Exhibit B attached hereto:

(i) Unless the Committee determines otherwise, if there is a Change in Control of the Company, and if participants’ Benefits remain outstanding after the Change in Control (or are assumed by, or converted to similar benefits with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Company or its successor terminates a participant’s employment without Cause upon or within two years after the Change in Control, the participant’s outstanding Stock Options and Stock Appreciation Rights shall vest and become exercisable, any restrictions on Restricted Stock Awards shall lapse, and Stock Units or Cash Awards shall become payable. In that event, Benefits that are based on performance goals will vest and be payable at their target value unless the Committee determines otherwise. Unless the Committee determines otherwise, “Cause” shall mean conduct described in Section 13(a)(i) of the Plan.

(ii) Unless the Committee determines otherwise, if there is a Change in Control of the Company, and if participants’ Benefits do not remain outstanding after the Change in Control (and are not assumed by, or converted to similar benefits with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), then all outstanding Stock Options and Stock Appreciation Rights shall immediately vest and become exercisable, any restrictions on Restricted Stock Awards shall lapse, and Stock Units and Cash Awards shall become payable as of the date of the Change in Control. In that event, Benefits that are based on performance goals will vest and be payable at their target value unless the Committee determines otherwise.

(iii) Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a Change in Control on Benefits as the Committee deems appropriate. In addition to other actions, in the event of a Change in Control of the Company, the Committee may take any one or more of the following

13

actions with respect to any or all outstanding Benefits, without the consent of any participant: (A) the Committee may determine that outstanding Stock Options and Stock Appreciation Rights shall be fully exercisable, restrictions on outstanding Restricted Stock Awards shall lapse, and Stock Units and Cash Awards shall become payable, as of the date of the Change in Control or at such other time as the Committee determines, (B) the Committee may require that participants surrender their outstanding Stock Options and Stock Appreciation Rights for cancellation in exchange for one or more payments by the Company, in cash, Common Stock or other property (including the property, if any, payable in the transaction), as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the participant’s unexercised Stock Options and Stock Appreciation Rights exceeds the exercise price or base amount, as applicable, and on such terms as the Committee determines, (C) after giving participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Committee deems appropriate, (D) with respect to participants holding Stock Units or Cash Awards, the Committee may determine that such participants shall receive one or more payments in settlement of such Stock Units or Cash Awards, in such amount and form and on such terms as may be determined by the Committee, or (E) the Committee may determine that Benefits that remain outstanding after the Change in Control shall be converted to similar Benefits of the surviving corporation (or a parent or subsidiary of the surviving corporation). Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share exercise price or base amount of a Stock Option or Stock Appreciation Right, the Company shall not be required to make any payment to the participant upon surrender of the Stock Option or Stock Appreciation Right. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

15. Nontransferability. Each Benefit granted under the Plan to a participant (other than unrestricted Stock Awards, vested restricted Stock Awards and vested Cash Awards) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in the grant agreement and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, and subject to applicable law, a grant agreement for a Benefit other than an Incentive Stock Option may permit the transferability of the Benefit by a participant solely for charitable purposes or to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, without consideration, subject to any restriction included in the grant agreement for the Benefit.

14

16. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment or service in addition to those specifically provided for under the Plan.

17. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value on any given date means (i) if the Common Stock is listed on a national securities exchange on a last sale basis, the closing price reported as having occurred on the such date, or, if there is no sale on such date, then on the last preceding date on which such a sale was reported, or (ii) if the Common Stock is not listed on a national securities exchange on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately. Notwithstanding, the Committee was authorized to determine another appropriate means to determine the Fair Market Value of the initial Stock Option and Restricted Stock Awards on October 2, 2006.

18. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates, or by tendering shares of Common Stock held by the participant.

19. Duration, Amendment and Termination.

(a) Amendment and Termination. The Company, by action of its Board of Directors, may amend the Plan from time to time or suspend or terminate the Plan at any time; provided, however, that the Board of Directors shall not amend the Plan without approval of the shareholders of the Company if such approval is required (i) in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements or (ii) in order to comply with subsection (b) below. No amendment or termination of this Plan shall, without the consent of the participant, materially impair any rights or obligations under any Benefit previously granted to the participant under the Plan, unless such right has been reserved in the Plan or the grant agreement, or except as provided in Section 20(f) below. Notwithstanding anything in the Plan to the contrary, the Board of Directors may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

15

(b) No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Benefits may not be amended to reduce the exercise price of outstanding Stock Options or the base amount of outstanding Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other awards or Stock Options or Stock Appreciation Rights with an exercise price or base amount, as applicable, that is less than the exercise price or base amount, as applicable, of the original Stock Options or Stock Appreciation Rights without shareholder approval.

(c) Shareholder Approval for Performance-Based Awards. The Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 11, if Performance-Based Awards are to be made under Section 11 after the date of such shareholders meeting and if required by Section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of the 2011 Restatement Date, unless the Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to outstanding Benefits. Incentive Stock Options shall not be granted after the date that is ten (10) years after the date on which the Board of Directors adopts the 2011 restatement of the Plan or the 2011 Restatement Date, whichever is earlier.

20. Miscellaneous.

(a) Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any participant the right to be retained in the employ or service of the Company or any of its subsidiaries or affiliates.

(b) Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(c) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

16

(d) Company Policies. All Benefits granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company’s Board of Directors from time to time.

(e) Requirements for Issuance of Shares. No Common Stock shall be issued in connection with any Benefit hereunder unless and until all legal requirements applicable to the issuance of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Benefit granted to any participant hereunder on such participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No participant shall have any right as a shareholder with respect to Common Stock covered by a Benefit until shares have been issued to the participant.

(f) Compliance with Law. The Plan, the exercise of Stock Options or Stock Appreciation Rights and the obligations of the Company to issue or transfer shares of Common Stock in accordance with Benefits granted under the Plan shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and Performance-Based Awards comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Benefit granted under the Plan if it is contrary to law or modify a Benefit to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to participants. The Committee may also, in its sole discretion, agree to limit its authority under this Section.

(g) Benefits in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Benefits under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Benefits to employees thereof who become employees of the Company or its subsidiaries or affiliates, or for other proper corporate purposes, or (ii) limit the right of the Company to make stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may grant Substitute Awards to an employee of another corporation who becomes an employee of the Company or its subsidiaries or affiliates by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the

17

Company in substitution for a grant made by such corporation. The terms and conditions of the Benefits may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(h) Section 409A. The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All Benefits shall be construed and administered such that the Benefit either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Benefit is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Benefit specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Benefit granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Benefit shall be postponed for six months following the date of the participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(i) Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable Pennsylvania principles of conflict of laws).

(j) Effective Date. The Plan was originally effective as of October 2, 2006 (the “Effective Date”). The 2011 restatement of the Plan shall be effective as of the 2011 Restatement Date, which is expected to be June 24, 2011.

18

Exhibit A

Change in Control

Benefits Granted Prior to 2011 Restatement Date

“Change in Control” of the Company, with respect to Benefits granted under the Plan before the 2011 Restatement Date, shall be deemed to have occurred upon any of the following events (unless another, more restrictive definition is provided in any applicable individual change in control agreement between the Company and the participant, in which case such agreement shall govern):

A.	Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing twenty percent (20%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of Paragraph (C) below;

B.	The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date (as defined in Section 20 of the Plan), constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholder’s was approved by a vote of least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved; or

C.	There is consummated a merger or consolidation of the Company (including a triangular merger to which the Company is a party) with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing twenty percent (20%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities;

A-1

D.	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in the entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of the Change in Control definition described in this Exhibit A, the following terms shall be defined accordingly:

(i) “Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(ii) “Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” shall have the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act or any successor provision.

(iii) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13 and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of the Common Stock, or (E) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-1(b) under the Exchange Act, which Schedule indicates beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock or of the combined voting power of the Company’s then outstanding securities.

A-2

Exhibit B

Change in Control

Benefits Granted on or After 2011 Restatement Date

“Change in Control” of the Company, with respect to Benefits granted under the Plan on or after the 2011 Restatement Date, shall be deemed to have occurred if any of the following shall have occurred after the 2011 Restatement Date:

A.	at any time (x) any Person (other than a Person that is, at such time, a Permitted Holder) is or becomes the Beneficial Owner of 30% or more of the Voting Power of the Company and (y) no Person that is, at such time, a Permitted Holder Beneficially Owns as of such time, without giving effect to the existence of any group other than a group that is itself a Permitted Holder, a greater percentage of the Voting Power of the Company than the percentage of the Voting Power of the Company Beneficially Owned by the Person referred to under clause (x) at such time;

B.	during any period of 12 consecutive months, the following individuals cease for any reason (other than the occurrence of an emergency or other condition or event described in Section 1509(a) of the Pennsylvania Business Corporation Law) to constitute at least a majority of the Board of Directors: (A) individuals who at the beginning of such period were members of the Board of Directors and (B) any new director whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was (x) approved by a vote of at least a majority of those directors then in office who were directors at the beginning of such 12-month period or whose election or nomination for election was previously approved in accordance with this clause (B), or (y) approved in writing by TPG, the Trust or TPG and the Trust, provided that, at the time of such approval, such approving party or parties Beneficially Owns, without giving effect to the existence of any group, 30% or more of the Voting Power of the Company, but excluding for purposes of both clause (x) and (y) any such new director who is initially proposed for office in an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors, TPG or the Trust;

C.	the consummation of (A) a merger or consolidation involving the Company, (B) a sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis), including a sale or disposition of all or substantially all of the assets of the Company (on a consolidated basis) pursuant to a spin-off or split-up, or (C) any other substantially similar transaction or series of related transactions involving the Company (each of the transactions in clauses (A), (B) and (C), a “Corporate Transaction”), but excluding a Non-Control Acquisition or a Spin-Off; or

D.	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding anything to the contrary in the foregoing, for purposes of clause (A) of the definition of Change in Control described in this Exhibit B, the following transactions shall not constitute a Change in Control:

(x)	any Person becomes the Beneficial Owner of 30% or more of the Voting Power of the Company as a result of a reduction in the number of shares of Common Stock pursuant to a transaction or series of transactions that is approved by a majority of the Board of Directors, unless such Person thereafter becomes the Beneficial Owner of additional shares of Common Stock representing 1% or more of the Voting Power of the Company;

(y)	if a majority of the Board of Directors determines in good faith that a Person has acquired Beneficial Ownership of 30% or more of the Voting Power of the Company inadvertently and, no later than the date set by the Board of Directors such Person divests a sufficient number of shares so that, after such divestiture, such Person no longer Beneficially Owns 30% or more of the Voting Power of the Company; or

(z)	any Person becomes the Beneficial Owner of 30% or more of the Voting Power of the Company as a result of an issuance or sale of securities by the Company or any of its Subsidiaries.

Notwithstanding anything to the contrary herein, solely for the purpose of determining the timing of payment or timing of distribution of any compensation or benefit that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control shall not be deemed to occur under this Plan unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(i)(5), or any successor provision.

For purposes of the Change in Control definition described in this Exhibit B, the following terms shall be defined accordingly:

1. “Affiliate” shall mean with respect to any person or entity, any other person or entity that, at any time that a determination is made hereunder, directly or indirectly, controls, is controlled by, or is under common control with such first person or entity. For the purpose of this definition, “control” shall mean, as to any person or entity, the possession, directly or indirectly, of the power to elect or appoint a majority of directors (or other persons acting in similar capacities) of such person or entity or otherwise to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

2. “Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” shall have the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act or any successor provision.

3. “Group” or “group” shall have the meaning ascribed thereto in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision.

4. “Non-Control Acquisition” shall mean a Corporate Transaction (as defined above) that is a merger or consolidation involving the Company (or any other substantially similar transaction or series of related transactions involving the Company) where:

4.1 Persons who are the Beneficial Owners of the Voting Power of the Company immediately prior to such Corporate Transaction will Beneficially Own, by reason of such immediately prior Beneficial Ownership, immediately after such Corporate Transaction an aggregate of more than 45% of the Voting Power of the surviving, resulting or acquiring entity in such Corporate Transaction; and

4.2 such Corporate Transaction shall not result in a Change in Control with respect to the surviving, resulting or acquiring entity under clause (A) of the definition of “Change in Control” (as if such definition and the definition of “Permitted Holder” referred to such surviving, resulting or acquiring entity and taking into account the paragraph beginning “Notwithstanding” immediately following clause (D) of such definition); and

4.3 individuals who were members of the Board of Directors immediately prior to such Corporate Transaction constitute at least a majority of the members of the board of directors (or similar governing body) of the Company or other surviving, resulting or acquiring entity in such Corporate Transaction immediately after such Corporate Transaction.

5. “Permitted Holder” shall mean any of (a) the Trust, (b) TPG, (c) the Company or any entity controlled by the Company, (d) any employee benefit plan (or related trust) sponsored or maintained by the Company or by any entity controlled by the Company, (e) any group of which any of the foregoing are members; provided, that, without giving effect to the existence of such group or any other group, or giving effect to any agreements between the Trust and/or TPG, on the one hand, and any other Person, on the other hand, the Trust and TPG collectively Beneficially Own, a greater percentage of the Voting Power of the Company than the percentage of such Voting Power collectively Beneficially Owned by all other members of such group (together with their Affiliates), or (f) any member of any group that is a Permitted Holder pursuant to clause (e) of this definition at the time of the determination of whether such member is a Permitted Holder, and any of such member’s Affiliates.

6. “Person” shall mean any individual, entity or group, including any “person” or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision.

7. “Shareholder’s Agreement” shall mean the Shareholder’s Agreement by and between TPG and the Trust dated as of August 28, 2009, as it may be amended from time to time.

8. “Spin-Off” shall mean a disposition of what the Board of Directors determines in good faith, after consultation with its outside counsel, to be all or substantially all of the assets of the Company (on a consolidated basis) pursuant to a spin-off, split-up or similar transaction where Persons who are the Beneficial Owners of the Voting Power of the Company immediately prior to such transaction will Beneficially Own, by reason of such immediately prior Beneficial Ownership, an aggregate of more than 80% of the Voting Power of each of the entities resulting from such transaction (including Armstrong World Industries, Inc.) immediately after such transaction; provided, that, if another Corporate Transaction involving any entity resulting from such transaction (including Armstrong World Industries, Inc.) occurs in connection with a Spin-Off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change in Control has occurred with respect to the entity resulting from such Spin-Off that employs the Executive immediately after such Spin-Off (which may be Armstrong World Industries, Inc.).

9. “TPG” shall mean Armor TPG Holdings LLC and its Affiliates as of the time of the relevant determination hereunder.

10. “Trust” shall mean the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust and its Affiliates as of the time of the relevant determination hereunder.

11. “Voting Power” shall mean, calculated at a particular point in time, the aggregate votes represented by all the then outstanding securities of an entity then entitled to vote generally in the election of directors of such entity (as applicable) but excluding any votes which a Person shall have upon and by reason of the non-payment of dividends on preferred shares in accordance with the terms of such preferred shares.

ARMSTRONG WORLD INDUSTRIES, INC.

MANAGEMENT ACHIEVEMENT PLAN

As Amended effective as of June 24, 2011

ARMSTRONG WORLD INDUSTRIES, INC.

MANAGEMENT ACHIEVEMENT PLAN

As Amended effective as of June 24, 2011

1.	Purpose.

The Armstrong World Industries, Inc. (the “Company”) Management Achievement Plan (the “Plan”) is designed to promote the financial success of the Company by recognizing the significant contributions key employees can make to the achievement of Company goals. The Plan’s objectives are to motivate key Company and subsidiary employees to produce outstanding results by providing the opportunity to earn financial rewards in relation to the attainment of corporate, business unit and individual goals.

The Plan is based on the concept that the Company establishes for each participant at the beginning of the year a target incentive award based on the achievement of specific corporate, business unit and individual goals. When the year is over, the results actually achieved will be evaluated against these goals to determine the amount, if any, of compensation that may be paid to individuals participating in the Plan.

The Plan allows the Committee (described below) to make awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) that qualify for the performance-based compensation exemption of Section 162(m) (“Performance-Based Awards”).

2.	Administration.

The Plan shall be administered by the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of the Company with the advice and counsel of its Chief Executive Officer. Designated subsidiary companies may adopt this Plan. The Board may amend or terminate the Plan from time to time so long as the amendment or termination does not adversely affect any rights or obligations with respect to awards for the then-current year or any prior year which have not yet been paid.

3.	Eligibility.

The intent of the Plan is to extend participation only to those key employees whose duties and responsibilities give them the opportunity to make a continuing material and substantial impact on the achievement of organization goals. The Chief Executive Officer of the Company may annually determine the non-executive officer participants and recommend executive officer participants to the Committee.

4.	Incentive Awards.

A)	At the beginning of each year, the Chief Executive Officer shall present to the Committee recommended criteria for evaluating performance against corporate and business unit goals for the purposes of determining the level of incentive awards which may be paid for the year based upon actual results for the year.

B)	At the same time, the Chief Executive Officer shall recommend a target award expressed as a percentage of salary for each participant, which shall be subject to approval by the Committee.

C)

As soon as practical following the close of each year, the Chief Executive Officer shall evaluate the levels of corporate and business unit achievement and individual performance. Based on these factors, the Chief Executive Officer shall recommend to the Committee the percentage of the target award to be paid to each participant based on corporate and business unit results. Following the receipt of the recommendations from the Chief Executive Officer and its evaluation of achievement of the performance goals, the Committee shall determine the amount to be paid to participants based on corporate and business unit results. The maximum bonus achievement percentage for corporate and business unit performance shall be 200% of the

2

target award. Within parameters established by the Committee, the Chief Executive Officer may increase or decrease the award payments for non-executive officer participants based on the Company’s evaluation of their individual performance. The award payments for executive officer participants shall be approved by the Committee, and award payments under Performance-Based Awards shall not exceed the maximum amount determined based on achievement of the corporate and business unit results. All award payments authorized by the Committee will be final.

D)	The performance measures approved by the shareholders for determining awards under the Plan, which shall be used for all Performance-Based Awards, are based on the following business criteria: (i) net earnings; (ii) earnings per share; (iii) sales; (iv) operating income; (v) earnings before interests and taxes (EBIT); (vi) earnings before interest, taxes, depreciation and amortization (EBITDA); (vii) cash flow; (viii) working capital targets; (ix) return on equity; (x) return on capital; (xi) market price per share; (xii) total return to shareholders; (xiii) price-earnings multiples; (xiv) revenue; (xv) number of days sales outstanding in accounts receivable; (xvi) productivity; (xvii) margin; (xviii) net capital employed; (xix) growth in assets; (xx) unit volume; (xxi) market share; (xxii) economic value; (xxiii) relative performance to a comparison group designated by the Committee based on any of the foregoing criteria; or (xxiv) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Committee may use the foregoing performance measures or other measures for awards that are not intended to be Performance-Based Awards. The Committee has established $5 million as the maximum amount that may be paid to any participant in any one calendar year under the Plan.

3

E)	The incentive award determined in accordance with the provisions of Paragraphs A through D of this Section 4 shall be reduced for such year as follows for Plan participants who are eligible to participate in the Bonus Replacement Retirement Plan of Armstrong World Industries, Inc.:

(1)	If a Plan participant’s grade level is 18 or 19 as of January 1 of the calendar year for which the incentive award is determined, the incentive award otherwise payable shall be reduced by the lesser of (i) 50% of the amount determined under Paragraphs A through D, (ii) $7,500 or (iii) the authorized contribution to the Bonus Replacement Retirement Plan.

(2)	If a Plan participant’s grade level is 20 or 21 as of January 1 of the calendar year for which the incentive award is determined, the incentive award otherwise payable shall be reduced by the lesser of (i) 50% of the amount determined under Paragraphs A through D, (ii) $15,000 or (iii) the authorized contribution to the Bonus Replacement Retirement Plan.

(3)	If a Plan participant’s grade level is 22 or higher as of January 1 of the calendar year for which the incentive award is determined, the incentive award otherwise payable shall be reduced by the lesser of (i) 50% of the amount determined under Paragraphs A through D, (ii) $20,000 or (iii) the authorized contribution to the Bonus Replacement Retirement Plan.

5.	Time of Payment.

Awards under this Plan shall be paid as soon as practicable after the yearly financial results have been determined, but no later than March 15 after the end of the year for which the award is earned.

6.	Condition of Award.

Except as provided herein, an employee must be employed on the payment date for an award in order to be eligible to receive an award under the Plan for the applicable year. Plan participants who retire, become disabled, die or are involuntarily terminated for

4

reasons other than cause on or after the last workday of March may be eligible for a prorated award based on the Company’s evaluation of their individual performance and based on achievement of the corporate or business unit performance goals. Employees who voluntarily terminate employment at any time from the beginning of the year until the award for that year is paid are not eligible for an award. The Committee, in its absolute discretion, may determine to direct payment of all or any portion of an award to an individual notwithstanding the preceding two sentences; provided that any award that is intended to be a Performance-Based Award shall be subject to the requirements set forth in Section 7.

7.	Performance-Based Awards under Section 162(m).

A)	Grants of Performance-Based Awards. Any awards under the Plan may be granted in a manner such that the awards qualify as Performance-Based Awards under Section 162(m) of the Code. With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given year, and such performance goals must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if the performance goals are attained, and (ii) the individual employees to which such performance goals apply. The performance goals must be established in writing no later than 90 days after the commencement of the applicable year (but in no event after 25% of the year has elapsed).

B)	Certification of Performance. No Performance-Based Awards will be payable to any participant for a year until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to the award have been satisfied.

C)

Modification of Performance-Based Awards. With respect to any awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not increase the amount of

5

compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. The Committee may reduce or eliminate the amount of award payable upon the attainment of a performance goal, based on such terms and conditions as the Committee deems appropriate. The Committee may make such changes to performance goals and Performance-Based Awards as the Committee deems appropriate in the event of a change in corporate capitalization, corporate transaction or other corporate event as permitted by Section 162(m).

D)

Impact Of Extraordinary Items Or Changes In Accounting. To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of performance goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. To the extent permitted by Section 162(m), in setting the performance goals for Performance-Based Awards within the period prescribed in subsection (A), the Committee may provide for appropriate adjustment as it deems appropriate, including for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any extraordinary non-recurring items as described in applicable Accounting Principles Board opinions or in management’s discussion and analysis of financial condition and results of operation appearing in the

6

Company’s annual report to stockholders for the applicable year; and any other specified non-operating items as determined by the Committee in setting performance goals.

E)	Death, Disability or Other Circumstances. The Committee may provide that Performance-Based Awards may be payable, in whole or in part, in the event of a participant’s death or disability, a change in control or under other circumstances consistent with the requirements of Section 162(m) of the Code.

8.	Miscellaneous Provisions.

A)	No Assignment or Transfer. Awards are payable only to the participant, except in the case of death or legal incapacity at the time of payment, the award may be paid to his heirs, estate or legal guardian. No awards under the Plan or any rights or interests therein shall be assignable or transferable by a participant.

B)	No Rights to Awards. No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

C)	Withholding Taxes. The Company shall have the right to deduct from all awards hereunder all taxes required by law to be withheld with respect to such awards.

D)	Funding of Plan. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

E)

Change in Control Payment Provisions. In the event of a sale, merger or consolidation of the Company which occurs prior to December 31 of any Plan year and results in a change in control of the Company (as defined in the Armstrong World Industries, Inc. 2011 Long-Term Incentive Plan (the “LTIP”)

7

with regard to benefits granted under the LTIP on or after the 2011 LTIP restatement), unless the Committee provides otherwise, Plan participants shall be paid a lump sum payment equal to each participant’s pro-rated target award. Unless the Committee provides otherwise, the payment amount will be the participant’s eligible base salary earnings for the time worked from the start of the performance period to the date of the change in control multiplied by the target bonus award percentage. All such cash payments will be made within 30 days following the date of the change in control. Payments made under this Paragraph E shall cause the Plan performance to be completed as of the date of the change in control which triggered the payment.

9.	Effective Date of the Plan.

The effective date of the amended Plan shall be June 24, 2011, subject to approval of the amended Plan at the 2011 annual meeting of the Company’s shareholders.

8

ANNUAL MEETING OF SHAREHOLDERS OF

ARMSTRONG WORLD INDUSTRIES, INC.

June 24, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K

are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=14973

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 21133304003000000000 9	062411

Proposals to be voted on at the meeting are listed below.

The Board of Directors recommends that you vote FOR all the Nominees in proposal 1, FOR proposals 2, 3, 4 and 6, and FOR the selection of “3 years” in proposal 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

AS SHOWN HERE  ☒

1. Election of eleven (11) members to the Board of Directors:

☐	FOR ALL NOMINEES	NOMINEES: ¡ Stan A. Askren ¡ David Bonderman
☐	WITHHOLD AUTHORITY	¡ Kevin R. Burns
	FOR ALL NOMINEES	¡ Matthew J. Espe
☐	FOR ALL EXCEPT (See instructions below)	¡ James J. Gaffney ¡ Tao Huang ¡ Michael F. Johnston ¡ Larry S. McWilliams ¡ James J. O’Connor ¡ John J. Roberts ¡ Richard E. Wenz

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

		FOR	AGAINST	ABSTAIN
2.	Approval of the Armstrong World Industries, Inc. 2011 Long-Term Incentive Plan.	☐	☐	☐

3.	Approval of the Armstrong World Industries, Inc. Management Achievement Plan.	☐	☐	☐

4.	Approval of a non-binding resolution to approve the compensation of the named executive officers.	☐	☐	☐
	3 years	2 years	1 year	ABSTAIN

5.	Approval of a non-binding resolution to indicate the frequency with which shareholders prefer to be presented with a non-binding resolution to approve the compensation of the named executive officers (every 1, 2 or 3 years). ☐	☐	☐	☐
		FOR	AGAINST	ABSTAIN

6.	Ratification of the appointment of KPMG LLP as the Company’s independent auditors for 2011.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

1	¢

ARMSTRONG WORLD INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas B. Mangas and Mary J. Huwaldt as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the Common Shares of Armstrong World Industries, Inc. held of record by the undersigned on April 11, 2011, at the Annual Meeting of Shareholders to be held on Friday, June 24, 2011 at 8:00 AM EDT, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

¢	14475	¢